=================================================================


                    TRANS WORLD AIRLINES, INC.




                                and




            FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                            as Trustee




                             INDENTURE




                     Dated as of June 16, 1998




                            $14,500,000




                10 1/4% Senior Secured Notes due 2003

                         TABLE OF CONTENTS

                                                            Page
                                                            ----

                            ARTICLE 1.

               DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1    Definitions...............................      1

Section 1.2    Rules of Construction.....................      1

                            ARTICLE 2.

                          THE SECURITIES

Section 2.1    Designation, Form and Dating..............      1

Section 2.2    Execution, Amount, Authentication
               and Delivery..............................      2

Section 2.3    Registrar and Paying Agent................      4

Section 2.4    Paying Agent to Hold Payments In Trust....      4

Section 2.5    Securityholder Lists......................      6

Section 2.6    Transfer and Exchange.....................      6

Section 2.7    Mutilated, Defaced, Destroyed, Lost
               and Stolen Securities.....................      7

Section 2.8    Treasury Securities.......................      8

Section 2.9    Temporary Securities......................      9

Section 2.10   Cancellation..............................      9

Section 2.11   Defaulted Interest; Interest on
               Defaulted Principal.......................      9

Section 2.12   CUSIP Numbers.............................     10

                            ARTICLE 3.

                           REDEMPTIONS

Section 3.1    No Optional Redemption....................     10

Section 3.2    Mandatory Redemption......................     10

Section 3.3    Selection of Securities to be Redeemed....     12

Section 3.4    Notice of Redemption......................     12

Section 3.5    Effect of Notice of Redemption............     12

Section 3.6    Deposit of Redemption Price...............     13

Section 3.7    Securities Redeemed in Part...............     13


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                        TABLE OF CONTENTS
                           (Continued)

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                                                            ----

                            ARTICLE 4.

            COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 4.1    Payment of Securities.....................     13

Section 4.2    Maintenance of Office or Agency...........     14

Section 4.3    Limitation on Dividends and Acquisition
               of Common Stock...........................     14

Section 4.4    Corporate Existence.......................     15

Section 4.5    Payment of Taxes and Other Claims.........     15

Section 4.6    Notices...................................     16

Section 4.7    Maintenance of Properties and Insurance...     16

Section 4.8    Default Notices and Compliance
               Certificates..............................     17

Section 4.9    SEC Reports...............................     17

Section 4.10   Waiver of Stay, Extension or
               Usury Laws................................     18

Section 4.11   Amendment to Certain Agreements...........     19

Section 4.12   Title to Collateral and Limitation
               on Liens; Sale of Aircraft; Total
               Loss With Respect to Aircraft.............     19

Section 4.13   Books, Records, Access; Confidentiality...     21

Section 4.14   Security Interests........................     22

Section 4.15   Repurchase of Securities Upon a
               Change in Control.........................     22

Section 4.16   Restrictions on Becoming an Investment
               Company...................................     22

Section 4.17   Listing...................................     22

                            ARTICLE 5.

                      SUCCESSOR CORPORATION

Section 5.1    Covenant Not to Consolidate, Merge,
               Convey or Transfer Except Under
               Certain Conditions........................     23

Section 5.2    Successor Person Substituted..............     24

Section 5.3    Limitation on Lease of Properties.........     24

                        TABLE OF CONTENTS
                           (Continued)

                                                            Page
                                                            ----

                            ARTICLE 6.

                       DEFAULT AND REMEDIES

Section 6.1    Events of Default.........................     24

Section 6.2    Acceleration..............................     26

Section 6.3    Other Remedies............................     27

Section 6.4    Waiver of Past Defaults...................     27

Section 6.5    Control by Majority.......................     28

Section 6.6    Limitation on Suits.......................     28

Section 6.7    Rights of Holders to Receive Payment......     28

Section 6.8    Collection Suit by Trustee................     29

Section 6.9    Trustee May File Proofs of Claim..........     29

Section 6.10   Application of Proceeds...................     29

Section 6.11   Undertaking for Costs.....................     30

Section 6.12   Restoration of Rights on Abandonment
               of Proceedings............................     31

Section 6.13   Powers and Remedies Cumulative;
               Delay or Omission Not Waiver
               of Default................................     31

                            ARTICLE 7.

                             TRUSTEE

Section 7.1    Duties of Trustee.........................     32

Section 7.2    Rights of Trustee.........................     33

Section 7.3    Individual Rights of Trustee..............     33

Section 7.4    Trustee's Disclaimer......................     33

Section 7.5    Notice of Defaults........................     33

Section 7.6    Reports by Trustee to Holders.............     34

Section 7.7    Compensation and Indemnity................     34

Section 7.8    Replacement of Trustee....................     35

Section 7.9    Successor Trustee by Merger, etc..........     36

Section 7.10   Eligibility; Disqualification.............     36

Section 7.11   Preferential Collection of Claims
               Against Company...........................     36

                        TABLE OF CONTENTS
                           (Continued)

                                                            Page
                                                            ----

                            ARTICLE 8.

                      DISCHARGE OF INDENTURE

Section 8.1    Termination of Company's Obligations......     36

Section 8.2    Application of Trust Money................     38

Section 8.3    Repayment to Company......................     38

Section 8.4    Reinstatement.............................     38

                            ARTICLE 9.

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1    Without Consent of Holders................     39

Section 9.2    With Consent of Holders...................     39

Section 9.3    Compliance with Trust Indenture Act.......     40

Section 9.4    Revocation and Effect of Consents.........     41


Section 9.5    Notation on or Exchange of Securities.....     41

Section 9.6    Trustee to Sign Amendments, etc...........     41

Section 9.7    Effect of Supplement and/or Amendment.....     41

                           ARTICLE 10.

                             SECURITY

Section 10.1   Other Operative Documents.................     42

Section 10.2   Opinions, Certificates and Appraisals.....     42

Section 10.3   Authorization of Actions to be
               Taken by the Trustee Under the
               Operative Documents.......................     43

Section 10.4   Payment of Expenses.......................     43

Section 10.5   Authorization of Receipt of Funds
               by the Trustee Under the Operative
               Documents.................................     44

                           ARTICLE 11.

                          MISCELLANEOUS

Section 11.1   Conflict with Trust Indenture Act
               of 1939...................................     44

Section 11.2   Notices; Waivers..........................     44

                        TABLE OF CONTENTS
                           (Continued)

                                                            Page
                                                            ----

Section 11.3   Communications by Holders with Other
               Holders...................................     45

Section 11.4   Certificate and Opinion as to
               Conditions Precedent......................     45

Section 11.5   Statements Required in Certificate or
               Opinion...................................     45

Section 11.6   Rules by Trustee, Paying Agent,
               Registrar.................................     47

Section 11.7   Holidays..................................     47

Section 11.8   Governing Law; Waiver of Jury Trial.......     47

Section 11.9   No Adverse Interpretation of Other
               Agreements................................     47

Section 11.10  No Recourse Against Others................     47

Section 11.11  Benefits of Indenture and the
               Securities Restricted.....................     47

Section 11.12  Successors and Assigns....................     48

Section 11.13  Counterpart Originals.....................     48

Section 11.14  Severability..............................     48

Section 11.15  Effect of Headings........................     48

                           ARTICLE 12.

                      RELEASE OF COLLATERAL

Section 12.1   Release of Collateral.....................     48




APPENDIX I     Definitions Appendix
APPENDIX II    Rule 144A/Regulation S Appendix (including
               forms of 10 1/4% Senior Secured Note as
               Exhibits 1 and 2 thereto)
EXHIBIT A      Form of Aircraft Mortgage and Security Agreement

     INDENTURE dated as of June 16, 1998 between TRANS WORLD
AIRLINES, INC., a Delaware corporation (the "Company"), and FIRST
SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10 1/4% Senior Secured Notes due 2003 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 10 1/4% Senior Secured Notes due 2003 (the "Exchange Securities") and, if and when issued pursuant to a private exchange for Initial Securities, the Company's 10 1/4% Senior Secured Notes due 2003 (the "Private Exchange Securities" and, together with the Exchange Securities and the Initial Securities, the "Securities").


                            ARTICLE 1.

              DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1 Definitions.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be a part of this Indenture as if fully set forth in this place.

     Section 1.2 Rules of Construction.

     The rules of construction for this Indenture are set forth in Section 2 of the Definitions Appendix.


                            ARTICLE 2.

                          THE SECURITIES

     Section 2.1 Designation, Form and Dating.

     Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto as Appendix II (the "Rule 144A Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication with respect to each thereof shall be substantially in the form of Exhibit 1 to the Rule 144A Appendix (with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture) and are hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities, and the Trustee's certificates of authentication shall be substantially in the form of Exhibit 2 to the Rule 144A Appendix (with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture) and are hereby incorporated in and expressly made a part of this Indenture. The

Securities may have imprinted or otherwise reproduced thereon such notations, legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication and shall bear interest from the applicable date set forth herein or in the form of Security and shall be payable, unless previously Tendered, on the dates as specified herein or in the form of the Security.

     The Person in whose name any Security is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest and Special Interest, if any, payable on such Interest Payment Date to the extent provided by such Security, except if and to the extent the Company shall default in the payment of the interest or Special Interest due on such Interest Payment Date, in which case defaulted interest or Special Interest, as the case may be, shall be paid to the Person in whose name the Outstanding Security is registered at the close of business on the subsequent record date (which shall be not less than five (5) Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than fifteen (15) days preceding such subsequent record date (a "Special Record Date").

     Section 2.2 Execution, Amount, Authentication and Delivery.

     The Securities shall be signed for the Company by the manual or facsimile signatures of an Officer and a Certifying Officer. The Company's seal shall be affixed to or reproduced on the Securities. Typographical or other errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

     If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $14,500,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.6, 2.7, 2.9, 4.15 or 9.5, or in conjunction with a Registered Exchange Offer or any Private Exchange (as such terms are defined in the Rule 144A Appendix).

     The Securities shall be known and designated as the "10 1/4% Senior Secured Notes due 2003" of the Company. Their Stated Maturity shall be June 15, 2003, and, subject to the increases in the rate of interest set forth in Section 4.12 hereof and in the Securities, they shall bear interest at the rate of 10 1/4% per annum, from June 16, 1998 or from the most recent Interest Payment Date to which interest and Special Interest, if any, have been paid or duly provided for, as the case may be, payable semi-annually in arrears on June 15 and December 15, commencing December 15, 1998, until the principal thereof is paid or made available for payment.

     Subject to the limits set forth in the second preceding paragraph of this Indenture, the Trustee shall authenticate Securities for original issue upon written order of the Company signed by an Officer and by a Certifying Officer of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, shall provide instructions with respect to the delivery thereof and shall be accompanied by the documents specified in Sections 10.2 and 11.4 and by the following (provided, however, that the Trustee shall be authorized conclusively to rely upon the documents specified in
Section 11.4):

     (a) the grant to the Trustee, by assignment, pledge, or otherwise pursuant to the Mortgage, of a security interest in the Collateral;

     (b) Officers' Certificates or other satisfactory confirmation (i) with respect to the Mortgage and the Collateral, that the Company is the legal and beneficial owner of the Collateral, free and clear of all Liens except Permitted Liens;
and (ii) describing the actions taken to make, obtain and accomplish all necessary filings, confirmations and identifications referred to in Section 4.14 hereof;

     (c) compliance with all applicable provisions of Sections
4.12 and 4.14 hereof;

     (d) an Officers' Certificate confirming all representations and warranties of the Company contained in this Indenture and the other Operative Documents as of the date of authentication;

     (e) an Officers' Certificate containing representations and warranties of the type usual and customary to the issuance of the Securities such as, but not limited to, representations regarding due authorization of this Indenture; due authorization of the issuance and delivery of the Securities; that the Securities, when so issued and delivered against delivery of the Aircraft under the Aircraft Sale Agreement will be duly and validly issued, and constitute valid and binding obligations of the Company, enforceable in accordance with their terms; that no consent, approval or authorization of, or designation, declaration, or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution and delivery of this Indenture or the issuance and delivery of the Securities; and that the Securities have been registered under the Securities Act or that registration is not required in connection with the offer, issuance and delivery of the Securities;

     (f) an Opinion of Counsel to the effect that the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Indenture and the other Operative Documents; that the Securities have been duly authorized and validly issued; and that the offer and issuance of the Securities have been registered or will be exempt from the registration requirements under the Securities Act; and

     (g) execution and delivery by the Company of the Securities and by all parties thereto of this Indenture and all other
Operative Documents;

provided, however, that any Securities in fact authenticated by the Trustee upon written order of the Company as set forth in the first sentence of this paragraph shall be deemed to have been duly authenticated hereunder and to constitute an enforceable contractual obligation of the Company and shall be entitled to all the benefits of this Indenture and the other Operative Documents equally and proportionately with any and all other Securities duly authenticated and delivered hereunder, in each case, notwithstanding any failure of the Company to deliver any of the documents specified in Sections 10.2 and 11.4 or above in this sentence.

     The Securities shall be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof, except that the Global Securities may be issued in a different denomination.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any guarantor or any Affiliate of the Company.

     Section 2.3 Registrar and Paying Agent.

     The Company shall maintain an office or agency where Securities eligible for transfer or exchange may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment or repurchase ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange ("Register"). Such Register shall be in written form in the English language or any other form capable of being converted into such form within a reasonable time. At all reasonable times such Register shall be open for inspection by the Trustee. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company may enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar and Paying Agent.

     Section 2.4 Paying Agent to Hold Payments In Trust.

     Each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all Payments held by the Paying Agent for the payment of principal of, repurchase or redemption price, if any, of, interest on, and Special Interest, if any, with respect to, the Securities (whether such Payment has been paid to it by the Company or any other obligor on the Securities), and shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such Payment. The Company at any time may require a Paying Agent to Pay all Payments held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to Pay all Payments held by it to the Trustee and to account for any Payments distributed. Upon doing so the Paying Agent shall have no further liability for the Payments.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, repurchase or redemption price, if any, of, interest on, or Special Interest, if any, with respect to, any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto Payments sufficient to pay the principal, repurchase or redemption price, if any, interest or Special Interest, if any, so becoming due until such Payments shall be Paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of such action or any failure so to act.

     The Company will, on or before each due date for the payment of the principal of, repurchase or redemption price, if any, of, interest on, or Special Interest, if any, with respect to, any of the Securities, deposit with a Paying Agent Payments (in same day funds) sufficient to pay the principal, repurchase or redemption price, if any, interest or Special Interest, if any, so becoming due, such Payments to be held in trust for the benefit of the Persons entitled to such principal, repurchase or redemption price, if any, interest, or Special Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all Payments received by it as such agent for the payment of the principal of, repurchase or redemption price, if any, of, interest on, or Special Interest, if any, with respect to, the Securities (whether such Payments have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Persons entitled thereto until such Payments shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) promptly give the Trustee notice of any failure by the Company (or any other obligor upon the Securities) to make any payment of the principal of, repurchase or redemption price, if any, of, interest on, or Special Interest, if any, with respect to, the Securities when the same shall be due and payable; and

     (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all Payments so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, Pay, or direct any Paying Agent to Pay, to the Trustee all Payments held in trust by the Company or such Paying Agent, such Payments to be held by the Trustee upon the same trusts as those upon which such Payments were held by the Company or such Paying Agent; and, upon such Payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Payments held by it as Paying Agent.

     Any Payments deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, redemption or repurchase price, if any, of, interest on or Special Interest, if any, with respect to, any Security and unclaimed for two (2) years after such principal, redemption, repurchase price, interest or Special Interest has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be discharged from such trust, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with regard to such Payments, and all liability of the Company as trustee thereof, shall thereupon cease.

     Section 2.5 Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.6 Transfer and Exchange.

     When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or his attorney duly authorized in writing. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any registration of transfer or exchange, but not for any exchange pursuant to Sections 2.9, 3.7, 4.15 or 9.5 or any other Tender not involving any transfer of Securities (other than to the Company). No service charge shall be made for any such transaction.

     In the case of any Security which is Tendered in part only, upon such Tender the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in aggregate principal amount equal to the non-

Tendered portion of the principal of such Security. No Securities will be issued in denominations of less than $1,000 upon tender of the Securities.

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt of the same series and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     Section 2.7 Mutilated, Defaced, Destroyed, Lost and Stolen
Securities.

     In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, subject to compliance with the following sentence and in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be reasonably required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security pursuant to the preceding paragraph, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been tendered for repurchase pursuant to any of the provisions hereof (as evidenced by an irrevocable written notice from the Holder to the Company and the Trustee), shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of such Security (without surrender of such Security except in the case of a mutilated or defaced Security), as applicable, if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may reasonably require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is mutilated or defaced shall constitute an additional contractual obligation of the Company and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth
in) this Indenture equally and proportionately with any and all other Securities of the same series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated or defaced or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.8 Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have given or concurred in any amendment, request, demand, authorization, direction, notice, consent or waiver under this Indenture or any other Operative Document, Securities owned by the Company (including Securities Tendered), an Affiliate of the Company, any other obligor upon the Securities, any Affiliate of such obligor upon the Securities or any Person who has given or concurred in any such amendment, request, demand, authorization, direction, notice, consent or waiver under the direction of, by agreement with, or as a condition or in consideration of any exchange offer by or transfer of such Person's Securities to the Company, an Affiliate of the Company, any other obligor, any Affiliate of such obligor or any such Person, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such amendment, request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that neither the Company nor any such other obligor, Affiliate or Person is affiliated with the pledgee or any Affiliate of the pledgee and that the pledgee has the present right (subject to no contrary obligation or understanding) so to act with respect to the Securities on the basis of its best interests as a Holder independently of any direction by or interest of the Company. In case of a dispute as to such right, the Trustee in good faith shall be entitled to rely upon the advice of counsel, including counsel for the Company. Upon request of the Trustee, the Company shall promptly furnish to the Trustee a certificate of a Certifying Officer listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and subject to Sections 7.1 and 7.2 herein, the Trustee shall be entitled to accept such certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any additional security, to any Holder of Securities as consideration for or as an inducement to giving or concurring in any amendment, request, demand, authorization, direction, notice, consent or waiver under this Indenture or any other Operative Document unless such remuneration is concurrently paid, or such security is concurrently granted, as the case may be, on the same terms ratably to the Holders of all Securities then Outstanding (regardless of whether any such Holder has given or concurred in such amendment, request, demand, authorization, direction, notice, consent or waiver under this Indenture or any other Operative Document).

     For purposes of this Section and without limiting the generality of the foregoing, Securities which are subject to a binding contract or irrevocable tender offer (including an offer which is in any way conditioned upon or simultaneous with, or requires as a condition precedent (whether by contract or otherwise) or which cannot be effected without, the agreement or consent of the transferor to any amendment, request, demand, authorization, direction, notice, consent or waiver hereunder) pursuant to which ownership (direct or indirect) is to be transferred (including for example, Securities tendered to the Company or any other Person in an exchange transaction) shall be deemed owned by such transferee, and therefore, any such simultaneous agreement or consent by the transferor shall be invalid.

     Section 2.9 Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare, and, upon written order of the Company, the Trustee shall authenticate, temporary Securities in any authorized denominations. Temporary Securities shall be substantially in the form of definitive Securities of the same series but may have variations that the Company reasonably considers appropriate and necessary for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities of the same series.

     Section 2.10 Cancellation.

     The Company may at any time deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange (including without limitation, Initial Securities exchanged for Exchange Securities, Private Exchange Securities or both), repurchase or payment. All Securities purchased pursuant to any Offer to Purchase shall be canceled. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, repurchase or cancellation. The Company may not issue new Securities to replace Securities it has paid (upon Tender or otherwise) or which have been delivered to the Trustee for cancellation. The Trustee shall destroy all canceled Securities and, if requested, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     Section 2.11 Defaulted Interest; Interest on Defaulted
Principal.

     If the Company defaults in a payment of interest on, or Special Interest, if any, with respect to, the Securities, it shall pay the defaulted interest or Special Interest, as the case may be, plus interest on such defaulted interest or Special Interest, at the rate then borne by the Securities to the extent permitted by law and the terms thereof, to the persons who are Securityholders on a subsequent Special Record Date. The Company shall fix the Special Record Date and payment date. At least fifteen (15) days before the Special Record Date, the Company shall mail to each Securityholder a notice that states the Special Record Date, the payment date and the amount of defaulted interest or Special Interest, as the case may be, to be paid. If the Company defaults in the payment of principal on the Securities (whether on acceleration, at maturity, upon tender for repurchase, or otherwise), it shall pay interest on such defaulted principal at the rate then borne by the Securities to the Trustee upon demand. The Trustee shall apply any such payment in accordance with the provisions of Section 6.10.

     Section 2.12 CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and may use such numbers in other notices to Holders regarding the Securities, in each case as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or other notice shall not be affected by any defect in or omission of such numbers.


                            ARTICLE 3.

                           REDEMPTIONS

     Section 3.1 No Optional Redemption.

     The Securities Outstanding shall not at any time be subject to redemption in whole or in part at the option of the Company.

     Section 3.2 Mandatory Redemption.

     Subject to the other provisions of this Section 3.2, the Company shall, until all the Securities are paid or payment thereof has been provided for, deposit in accordance with Section 3.6, at least one Business Day prior to June 15 in each year, commencing June 15, 2001 (each such date being hereinafter referred to as a "Mandatory Redemption Date"), an amount in cash sufficient to redeem an aggregate principal amount of Securities (the "Mandatory Redemption Amount") equal to $920,000 on each of June 15, 2001 and June 15, 2002 (or, if the aggregate principal amount of Securities Outstanding on any such Mandatory Redemption Date is less than the principal amount required to so be redeemed, then all the Outstanding Securities shall be redeemed on such date), at a redemption price (expressed as a percentage of principal amount of 100% plus accrued and unpaid interest and Special Interest, if any, to the Mandatory Redemption Date (subject to the right of holders of record on the relevant record date to receive interest and Special Interest, if any, due on the relevant Interest Payment Date). Each such deposit shall be applied to the redemption of Securities on such Mandatory Redemption Date as herein provided. The Trustee shall, on or before the thirtieth day prior to such Mandatory Redemption Date (but not sooner than 45 days before such date), select, in the manner provided in Section 3.3, the Securities to be redeemed on the next Mandatory Redemption Date and cause notice of the redemption thereof to be given in the name and at the expense of the Company in the manner provided in Section 3.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner set forth in Sections 3.5 and 3.7.

     At its option the Company may at any time reduce its obligation to pay any Mandatory Redemption Amount in cash by delivering to the Trustee at least 45 days before the related Mandatory Redemption Date (i) Securities which have been acquired by the Company in open market purchases (and, for avoidance of doubt, not acquired by way of any redemption or Offer to Purchase hereunder) and have not been called for redemption under any provision of this Indenture, together with (ii) an Officers' Certificate directing the Trustee to cancel the Securities and stating the election of the Company to have credited against such Mandatory Redemption Amount on such Mandatory Redemption Date a specified principal amount of Securities so delivered. Each such Officers' Certificate shall state that the Securities forming the basis of such credit do not include any Securities theretofore credited against any Mandatory Redemption Amount pursuant to this
Section 3.2. All Securities made the basis of a credit against a Mandatory Redemption Amount shall be credited at 100% of their principal amount. Although the Company may obtain credit against any Mandatory Redemption Amount in advance of the related Mandatory Redemption Date as provided herein, any such credit shall be applied against such Mandatory Redemption Amounts in the order in which they become due.

     In case of the failure of the Company to deliver such Officers' Certificate, the Mandatory Redemption Amount due on such Mandatory Redemption Date shall be paid entirely in cash without the option to reduce the Company's obligation to make such payment as specified in this Section 3.2.

     The obligations of the Company under this Section 3.2 shall be automatically terminated in the event that the Aircraft is sold in accordance with Section 4.12(c) or is the subject of a Total Loss, provided, that in each case, the Company has complied in full with the applicable provisions of Section 4.12 with respect to such sale or Total Loss, as the case may be. The effective date of any such termination shall be the Payment Date with respect to the related Offer to Purchase (so long as the Company does not default in the payment of the purchase price with respect to such Offer to Purchase); provided, however, that such termination shall not apply to any Mandatory Redemption Amount for which a notice of redemption has been given under this
Section 3.2 on or prior to such effective date.

     On or after any Mandatory Redemption Date and upon Request (and so long as no Event of Default has occurred and is continuing), the Trustee shall promptly return to the Company any funds it is holding under this Section 3.2 in excess of the Mandatory Redemption Amount (as reduced pursuant to the provisions of this Section 3.2) related to such Mandatory Redemption Date and shall promptly authenticate and mail to the Company a new Security or Securities in an aggregate principal amount equal to that portion (if any) of the Securities delivered to the Trustee and not used by the Company as a credit under this
Section 3.2 (provided, however, that the Company has previously delivered to the Trustee sufficient executed Securities to enable the Trustee to so authenticate such Securities).

     Section 3.3 Selection of Securities to be Redeemed.

     If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on either a pro rata basis or by lot. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     Section 3.4 Notice of Redemption.

     The notice of redemption shall be mailed by first-class mail to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities and the principal amount thereof to be redeemed and shall state:

          (a) the principal amount of each Security held by each such Holder to be redeemed;

          (b) the redemption date;

          (c) the redemption price (including the amount of accrued and unpaid interest and Special Interest, if any, to be paid on the Securities called for redemption);

          (d) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (e) the name and address of the Paying Agent;

          (f) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (g) that, unless the Company defaults in making the redemption payment, interest on the Securities to be redeemed ceases to accrue on and after the redemption date and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities.

     The Trustee shall act as the Paying Agent for purposes of this Article 3.

     Section 3.5 Effect of Notice of Redemption.

     Once a notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price and, on and after such date (unless the

Company shall default in the payment of the redemption price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest and Special Interest, if any, to the redemption date.

     Section 3.6 Deposit of Redemption Price.

     On or before 10:00 a.m., Eastern Time, on any redemption date, the Company shall deposit with the Paying Agent money in funds immediately available on such redemption date sufficient to pay the redemption price of and accrued interest on and Special Interest, if any, with respect to, all Securities to be redeemed on that date.

     Section 3.7 Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                            ARTICLE 4.

            COVENANTS, REPRESENTATIONS AND WARRANTIES

     Section 4.1 Payment of Securities.

     The Company shall pay the principal of, interest on and Special Interest, if any, with respect to, the Securities on the dates and in the manner provided in this Indenture and in the Securities.

     The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 1998. Interest shall be paid on each Interest Payment Date in an amount equal to the interest accrued for the period beginning from the Issue Date, or from the most recent date to which interest and Special Interest, if any, have been paid. All interest and Special Interest, if any, due and payable on the Securities shall be paid in cash, except that the Company may at its option, make such Payments by check mailed to the address of the Person entitled thereto as it appears in the Register; provided, however, that such Payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by a Holder with a bank in New York City if such Holder owns at least $250,000 in aggregate principal amount of certificated Securities and elects payment by wire transfer by giving written notice to the Company and the Trustee to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Company and the Trustee may accept in their discretion).

     An installment of principal, interest or Special Interest, if any, shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Affiliate thereof) holds on that date Payments designated for and sufficient to pay such installment and the Trustee or Paying Agent is not prohibited from Paying such Payments to the Holders of the Securities pursuant to this Indenture.

     The Company shall pay interest and Special Interest, if any, at the rate set forth in this Indenture and the Securities, and the Company shall pay interest on unpaid interest or Special
Interest, if any, at the same rate to the extent legally permitted.

     Section 4.2 Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. At the request of the Company, said office or agency may be the office of an agent appointed by the Trustee for such purpose. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 4.3 Limitation on Dividends and Acquisition of
Common Stock.

     The Company will not declare or pay any dividend or make any distribution on its Common Stock, Employee Preferred Stock or other Capital Stock of the Company (other than dividends or distributions payable in the Company's Common Stock or Employee Preferred Stock or options, warrants or other rights to acquire, subscribe for or purchase the Company's Common Stock or Employee Preferred Stock) and will not, and will not permit any of its Subsidiaries to, purchase, redeem or otherwise acquire for value any shares of its Common Stock, Employee Preferred Stock or other Capital Stock of the Company, whether in cash or Property or in obligations of the Company, if, at the time of such declaration, payment, distribution, purchase, redemption or other acquisition or, after giving effect thereto, a Default or Event of Default shall have occurred and be continuing; provided, that notwithstanding anything to the contrary written above, this
Section 4.3 shall not apply to: (a) any purchase or redemption of Common Stock or Preferred Stock by the Company or an employee stock ownership or benefit plan (i) from union employees or former union employees, or their respective transferees, pursuant to the terms of agreements with labor unions existing on the date hereof; (ii) from recipients or their transferees of such stock from employee stock ownership or benefit plans subject to ERISA;
(iii) from employee stock ownership or benefit plans subject to ERISA in order to provide cash benefits to employees pursuant to the terms of such plans; and (iv) as required by ERISA; (b) any purchase or redemption of Common Stock or Preferred Stock by an employee stock ownership or benefit plan subject to ERISA for an aggregate consideration, without regard to purchases or redemptions pursuant to clause (a) above, of up to $200,000,000; (c) the payment of fixed or mandatory dividends on or scheduled redemptions or exchanges of any of the Company's 8% Preferred Stock and 9 1/4% Preferred Stock and the payment of any interest on the securities issuable upon such exchange; (d) the payment of any dividends on or the purchase, redemption or other acquisition or retirement of the Common Stock or Preferred Stock of the Company within sixty (60) days after the date of declaration of such dividend or the commitment to make such purchase, redemption or other acquisition or retirement, if at said date of declaration or commitment such payment or commitment complied with this Section 4.3; (e) the purchase, redemption, retirement or other acquisition of any shares of the Company's Common Stock or Preferred Stock in exchange for, or out of the proceeds of the substantially concurrent sale of, Common Stock or Preferred Stock of the Company; (f) any consolidation or merger with or into any Person or conveyance or transfer of all or substantially all of the Company's Property to one or more Persons substantially as an entirety, not prohibited by the terms of Section 5.1; and (g) the conversion of Employee Preferred Stock into Common Stock.

     Section 4.4 Corporate Existence.

     (a) Except as otherwise provided in Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries engaged in substantial business activity each in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (charter and statutory), licenses, permits, approvals and governmental franchises of the Company and each such Subsidiary necessary to the conduct of its respective business; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or to preserve the corporate existence of any such Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer in the interest of the Company and that termination of the corporate existence is not disadvantageous to the Holders in any material respect.

     (b) The Company shall continue to be an air carrier certificated under Section 604(b) of the Federal Aviation Act.

     (c) The Company is and, to the extent required to operate its business as presently conducted and to perform its obligations under this Indenture and the Operative Documents, shall remain a "citizen of the United States" as defined in
Section 101(16) of the Federal Aviation Act.

     Section 4.5 Payment of Taxes and Other Claims.

     The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company and each Subsidiary or upon the income, profits or Property of the Company and each Subsidiary or upon the Collateral and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a

Lien upon the Collateral or the other Property of the Company or a Subsidiary; provided, however, that the Company or a Subsidiary, as the case may be, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings as permitted by and in accordance with the provisions of the Operative Documents, to the extent applicable, and for which adequate reserves have been established in accordance with GAAP, as in effect from time to time, or (ii) if the Company delivers to the Trustee a Certificate of an Officer stating that such non-payment and non-discharge is in the interest of the Company and not prejudicial in any material respect to the Holders.

     Nothing contained herein or in the Securities shall be deemed to impose on the Trustee or on the Company any obligation to pay on behalf of the Holder of any Securities any tax, assessment or governmental charge required by any present or future law of the U.S. or of any state, county, municipality or other taxing authority thereof to be paid on behalf of, or withheld from the amount payable to, the Holder of any Securities; rather any tax, assessment or governmental charge shall, to the extent required by law, be withheld from the amounts provided for herein.

     Section 4.6 Notices.

     The Company shall notify the Trustee in writing of any of the following promptly (and in any event within five (5) Business
Days after an Officer learns of the occurrence thereof) describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

     (a) In the event that any Indebtedness of the Company or any Significant Subsidiary of the Company in a principal amount in excess of $10,000,000 (i) is declared due and payable before its stated maturity because of the occurrence of any default (or any event which, with notice or the lapse of time, or both, shall constitute such default) under such Indebtedness or (ii) is not paid at its stated maturity; or

     (b) Any litigation, arbitration proceeding or governmental proceeding involving damages or potential liability in excess of $10,000,000 is instituted against the Company or any of its Subsidiaries which, if adversely determined, would have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

     Section 4.7 Maintenance of Properties and Insurance.

     Except as otherwise provided in this Indenture, the Company shall, and shall cause each of its Subsidiaries to, cause all Collateral and other Properties owned by or leased to it and used or useful in the conduct of the business of the Company or any such Subsidiary, as the case may be, to be maintained and kept in good repair, working order and condition, except for reasonable wear and use, and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Company or any such Subsidiary may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Company or such Subsidiary; provided, however, that subject to all requirements of the Operative Documents, nothing in this Section 4.7 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any such Properties, or disposing of any of them, if such discontinuance or disposal is, in the good faith judgment of an Officer of the Company (or other agent employed by the Company) having managerial responsibility for any such Property (or, in the case of any materially important item, with respect to operations or value, in the good faith judgment of the Company as expressed in a resolution of the Board of Directors), desirable in the conduct of the Company's business or that of its Subsidiaries.

     For so long as any Collateral or Property is deemed to be useful to the conduct of the business of the Company or its Subsidiaries, the Company shall, or shall cause such Subsidiaries to, maintain appropriate insurance, in accordance with industry practice, on such Collateral and Properties and as required under the provisions of the applicable Operative Documents.

     Notwithstanding the provisions of this Section 4.7, to the extent there exists any inconsistency between the provisions hereof and the provisions of the Mortgage relating to Property which constitutes Collateral, the provisions of the Mortgage shall prevail as to all Collateral.

     Section 4.8 Default Notices and Compliance Certificates.

     Contemporaneously with furnishing quarterly financial reports to the Trustee under Section 4.9(a) or mailing quarterly statements to the Trustee and Holders under Section 4.9(c), the Company shall furnish to the Trustee a Certifying Officer's Certificate to the effect that no Default or Event of Default has occurred or is continuing, or, if there is any such Default or Event of Default, describing it and the steps, if any, being taken to cure it.

     The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year in which any of the Securities remain Outstanding a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company (which need not comply with the provisions of Section 11.5) stating whether or not, to the knowledge of the signer after due inquiry, the Company is in compliance with all conditions and covenants under this Indenture and the Operative Documents (determined without regard to any period of grace or requirement of notice), and if the Company is not in compliance with all such conditions and covenants, describing each Default or Event of Default and its status. The first certificate to be delivered by the Company pursuant to this Section 4.8 shall be for the fiscal year ending December 31, 1998.

     Section 4.9 SEC Reports.

     (a) The Company shall deliver to the Trustee as soon as practicable after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

     (b) So long as any of the Securities remain Outstanding, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders generally, to be mailed to the Holders of such Outstanding Securities at their addresses appearing in the Register.

     (c) At any time the Company does not have a class of securities registered, or is not otherwise required to file quarterly and other reports under the Exchange Act, the Company will prepare or cause to be prepared, for each of the first three
(3) quarters of each fiscal year, an unaudited balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and related unaudited consolidated statements of income and retained earnings and cash flow of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding year-to-date period in the previous year, certified by the principal financial officer of the Company, and for each fiscal year, an audited balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and related audited consolidated statements of income and retained earnings and cash flow of the Company and its consolidated Subsidiaries for such year, setting forth in comparative form the figures for the previous year, reported on without a qualification arising out of the scope of the audit, by the Company's independent public accountants. All financial statements will be prepared by a nationally recognized auditing firm and will be prepared in accordance with generally accepted accounting principles, as in effect from time to time, consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of the respective financial statements to be mailed to the Trustee and each of the Holders of the Securities within forty-five (45) days after the close of each of the first three (3) quarters of each fiscal year and within one hundred twenty (120) days after the close of each fiscal year, to the addresses set forth in Section 11.2 or, in the case of each of the Holders, to such Holder's address as set forth in the Register of the Securities.

     Section 4.10 Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, interest on, or Special Interest, if any, with respect to, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Operative Documents; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee herein and in the Operative Documents, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.11 Amendment to Certain Agreements.

     The Company shall not enter into or consent to any amendment, supplement or other modification of the Operative
Documents except as permitted under Article 9 hereof.

     Section 4.12 Title to Collateral and Limitation on Liens;
Sale of Aircraft; Total Loss With Respect to Aircraft.

     (a) The Company represents and warrants that it has, and covenants that it shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the security interests in the Collateral referred to in Article 10; the Company shall warrant, preserve and defend the interest and title of the Trustee to the Collateral, against the claims of all persons and will maintain and preserve the security interests contemplated by
Article 10; and the Company shall not, and not permit any of its Subsidiaries to, directly or indirectly, incur, assume or suffer to exist any Lien of any nature whatsoever upon or with respect to the Collateral, other than Permitted Liens. The Company shall cause the Operative Documents, including all necessary financing statements, notifications of secured transactions and other assurances or instruments to be properly recorded, registered and filed and to be kept, recorded, registered and filed in such manner and in such places as may be required by law and shall take all such other actions as may be required in order to make effective the security interests intended to be created in connection with this Indenture. The Company shall furnish to the Trustee the Opinions of Counsel required by Section 10.2 to confirm such action.

     (b) The Company shall not, directly or indirectly, consummate any sale, lease, transfer or other disposition of any Collateral except as permitted in paragraph (c) of this Section
4.12 or in the other Operative Documents.

     (c) (i) The Company may, at any time after the earlier to occur of the conversion of the Equity Notes into Common Stock or such other securities, cash or other Property, in each case, as provided in and in accordance with Article 13 of the Equity Notes Indenture or the payment in full of the Equity Notes, sell the Aircraft upon compliance with the following requirements:

          (A) the Company shall (subject to the provisions of Section 4.12(e)) have commenced an Offer to Purchase Securities in an aggregate principal amount (the "Sale OTP Amount") equal to the aggregate principal amount of the Securities Outstanding on the date of the commencement of such Offer to Purchase, at a purchase price (expressed as a percentage of principal amount of Securities to be purchased) equal to (1) 102%, if such Offer to Purchase is commenced prior to the first anniversary of the Issue Date, or (2) 101%, if such Offer to Purchase is commenced on or after the first anniversary of the Issue Date, plus, in either case, accrued and unpaid interest and Special Interest, if any, on such Securities to and including the Payment Date;

          (B) the Company shall have given the Trustee prior notice of the pending sale of the Aircraft (which notice shall be given by the Company at least 15 days prior to the date of commencement of the Offer to Purchase);

          (C) the Company shall have deposited with the Trustee an amount in cash equal to the purchase price with respect to the Offer to Purchase for the Aircraft on or prior to the date of sale of the Aircraft (which cash amount shall remain on deposit with the Trustee until the payment of the purchase price on the applicable Payment Date with respect to such Offer to Purchase); and

          (D) no Event of Default shall have occurred and be continuing or would result from the sale of the Aircraft.

     (ii) Effective as of the day immediately following the Payment Date with respect to the Offer to Purchase in connection with a sale of the Aircraft, the interest rate borne by the Securities then Outstanding shall be automatically, without any further act or deed, increased by 1.50% per annum. Any such increase shall be in addition to Special Interest, if any, then accruing with respect to such Security which Special Interest shall continue to accrue in accordance with the provisions of such Security.

     (iii) Upon Request by the Company, payment by the Company of the Trustee's costs (including reasonable legal fees and disbursements) incurred in complying with such Request and satisfaction of the requirements of Section 4.12(c)(i), the Trustee shall release from the Lien of the Operative Documents, all right, title and interest of the Trustee in and to the Collateral and shall (so long as no Event of Default then exists) promptly after the Payment Date with respect to any Offer to Purchase made in connection with such sale, return to the Company any cash held in excess of the purchase price of the Securities tendered for purchase in connection with such Offer to Purchase. The Trustee may enter into any arrangements (including, without limitation, escrow arrangements) as it shall deem necessary or desirable to accomplish the intents and purposes of this Section 4.12(c).

     (d) In the event that there shall occur a Total Loss with respect to the Aircraft, the Company shall (subject to the provisions of Section 4.12(e)) make an Offer to Purchase an aggregate principal amount of Outstanding Securities (the "Total Loss OTP Amount") equal to the aggregate principal amount of the Securities Outstanding on the date such Offer to Purchase is required to be commenced hereunder, at a purchase price equal to 100% of the aggregate principal amount of Securities to be purchased, plus accrued and unpaid interest and Special Interest, if any, on such Securities, to and including the Payment Date. The Company shall commence such Offer to Purchase within thirty (30) days after the Total Loss Date with respect to any such Total Loss. Upon Request by the Company and payment by the Company of the purchase price with respect to such Offer to Purchase and the Trustee's costs (including reasonable legal fees and disbursements) incurred in complying with such Request, the Trustee shall release from the Lien of the Operative Documents, all right, title and interest of the Trustee in and to the Collateral.

     (e) At its option the Company may reduce in whole or in part its obligation to pay the Sale OTP Amount or Total Loss OTP Amount in cash by delivering to the Trustee at least 15 days before the date the related Offer to Purchase is or would be required to be commenced under Section 4.12(c) or Section 4.12(d), as the case may be, (i) Securities which have been acquired by the Company in open market purchases (and, for avoidance of doubt, not acquired by way of any redemption or Offer to Purchase hereunder) and have not been called for redemption under any provision of this Indenture, together with (ii) an Officers' Certificate directing the Trustee to cancel such Securities and stating the election of the Company to have credited against such Sale OTP Amount or Total Loss OTP Amount, as the case may be, a specified principal amount of Securities so delivered. All Securities made the basis of a credit against a Sale OTP Amount or Total Loss OTP Amount shall be credited at 100% of their principal amount. In case of the failure of the Company to deliver such Officers' Certificate, the Sale OTP Amount or Total Loss OTP Amount, as the case may be, due on the Payment Date therefor shall be paid entirely in cash without the option to reduce the Company's obligation to make such payment as specified in this
   Section 4.12(e). The Trustee shall promptly authenticate and mail to the Company a new Security or Securities in an aggregate principal amount equal to that portion (if any) of the Securities delivered to the Trustee and not used by the Company as a credit under this Section 4.12(e) (provided, that the Company has previously delivered to the Trustee sufficient executed Securities to enable the Trustee to so authenticate such Securities).

     Section 4.13 Books, Records, Access; Confidentiality.

     (a) The Company shall, and shall cause each of its Subsidiaries to, (i) maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities, and (ii) permit authorized representatives of the Trustee to visit and inspect the Properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, including the records, logs and other materials referred to in Section 2.1(c) of the Mortgage, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     (b) The Trustee and its authorized representatives referred to in clause (a) above agree not to use any information obtained pursuant to this Section 4.13 for any purpose other than as required in order to discharge their respective duties hereunder and under the Operative Documents and except as otherwise required for such purpose to keep confidential and not to disclose any such information to any person except that (i) the recipient of the information may disclose any information which becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information which its counsel reasonably concludes is necessary to be disclosed by law or legal process, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after notice to the Company adequate, subject to applicable laws, to allow the Company to obtain a protective order or other appropriate remedy, provided that the recipient of the information will (if not otherwise required in order to discharge its duties as aforesaid) cooperate at the Company's expense with the Company's efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded any such information required to be so disclosed, and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA.

     Section 4.14 Security Interests.

     The Company and its Subsidiaries shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Federal Aviation Act and the applicable Uniform Commercial Code and the rules and regulations thereunder or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Trustee for the benefit of the Holders a valid, perfected Lien on the Collateral.

     The Company and its Subsidiaries shall deliver or cause to be delivered to the Trustee from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Trustee as it shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Holders.

     Section 4.15 Repurchase of Securities Upon a Change in
Control.

     (a) In the event that there shall occur a Change in Control, the Company shall make an Offer to Purchase all of the Outstanding Securities, at a purchase price equal to 101% of the aggregate principal amount of the Securities Outstanding, plus accrued and unpaid interest and Special Interest, if any, to and including the repurchase date. The right to require such repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 8.

     (b) The Company shall commence such Offer to Purchase within thirty (30) days after the occurrence of a Change in Control.

     Section 4.16 Restrictions on Becoming an Investment Company.

     The Company shall not become an investment company within the meaning of the Investment Company Act of 1940 as such statute and the regulations thereunder and any successor statute or regulations thereto may from time to time be in effect.

     Section 4.17 Listing.

     No later than the earliest to occur of (i) the effectiveness of the initial Exchange Offer Registration Statement and (ii) the effectiveness of the initial Shelf Registration Statement, in either case, filed under (and as defined in) the Registration Rights Agreement, the Company shall use its reasonable best efforts to cause the Exchange Securities and the Private Exchange Securities to be listed on the American Stock Exchange, or such other stock exchange or market as the Common Stock of the Company is then principally traded, provided, that such Securities meet the minimum requirements for listing on any such exchange or market, and, if applicable, to use its reasonable best efforts to maintain such listing for so long as any of the Exchange Securities or Private Exchange Securities are Outstanding.


                            ARTICLE 5.

                      SUCCESSOR CORPORATION

     Section 5.1 Covenant Not to Consolidate, Merge, Convey or
Transfer Except Under Certain Conditions.

     The Company shall not consolidate with, or merge with or into, or convey or transfer (excluding by way of lease) all or substantially all of its Properties (as determined at the time of such transfer without regard to any prior conveyance or transfer or series of conveyances or transfers made on unrelated transactions) to any other Person, or permit any Person to convey, lease or transfer all or substantially all of its Properties to the Company, unless:

     (a) The Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the Properties of the Company are conveyed or transferred (the "surviving Person"): (i) shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia; (ii) shall expressly assume prior to or simultaneously with the consummation of such transaction, by an indenture and other agreements supplemental hereto and to the Operative Documents, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, interest on and Special Interest, if any, with respect to, all the Securities and the observance and performance of every covenant, condition and obligation of this Indenture, the Securities and the Operative Documents on the part of the Company to be observed or performed;

     (b) Immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing hereunder;

     (c) In the case of any such conveyance or transfer, such conveyance or transfer includes, without limitation, all of the Collateral and in any event such consolidation, merger, conveyance or transfer shall be on such terms as shall fully preserve the Lien and security of each of the Operative Documents, the priority thereof purported to be established thereby and the rights and powers of the Trustee and the Holders of the Securities under each of the Operative Documents; and

     (d) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (i) such merger, consolidation, transfer, conveyance, or acquisition of assets and such supplemental indenture (if any) comply with the terms of this Indenture, (ii) this Indenture and the Securities constitute the valid and legally binding obligations of the surviving Person, and (iii) this Indenture and the other Operative Documents are enforceable against the surviving Person in accordance with their terms.

     Section 5.2 Successor Person Substituted.

     Upon any consolidation or merger, or any conveyance or transfer (excluding by way of lease) of all or substantially all of the Properties of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or into which the Company is merged or the surviving entity to which such conveyance or transfer is made shall succeed to, and be substituted for, and be bound by and obligated to pay the obligations of, and may exercise every right and power of, the Company under this Indenture, the Securities and the Operative Documents with the same effect as if such successor had been named as the Company herein and therein, but the predecessor Company in the event of any such conveyance or transfer shall not be released from the obligation to pay the principal of, interest on and Special Interest, if any, with respect to the Securities.

     Such surviving entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such surviving entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such surviving entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, transfer or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     Section 5.3 Limitation on Lease of Properties.

     Without limitation of the prohibitions set forth in the other Operative Documents, the Company shall not lease all or substantially all of its Properties to any Person.


                            ARTICLE 6.

                       DEFAULT AND REMEDIES

     Section 6.1 Events of Default.

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment of interest on, or Special Interest, if any, with respect to, any Security when the same becomes due and payable and the default continues for thirty
(30) days;

     (b) the Company defaults in the payment of the principal amount of any Securities when the same becomes due and payable at maturity, upon acceleration, redemption, tender for repurchase or otherwise;

     (c) the Company fails to comply with the agreements or covenants contained in Sections 3.2, 4.3 or 4.12 hereof, takes or agrees to take any action prohibited by Section 5.1 hereof, discontinues or agrees to discontinue substantially all of its commercial airlines operations or fails to comply with the covenants contained in Sections 3, 6.3, 6.5 or 6.8 of the Mortgage within the time periods (if any) provided therein;

     (d)(i) the Company fails in any material respect to comply with any of its other agreements contained in the Securities, this Indenture or the other Operative Documents or (ii) any representation or warranty made by the Company in this Indenture, the other Operative Documents or any Mortgage Supplement or in any certificate of the Company delivered hereunder or under any such document shall prove to have been untrue in any material respect when made, and in any such case such default continues for the period and after the notice specified below;

     (e) there shall be a default or an event under or with respect to any Indebtedness of the Company or any of its Significant Subsidiaries in excess of $10,000,000 in principal amount, whether such Indebtedness now exists or shall hereafter be created, and the effect of any such default or event is to cause the principal amount of any such Indebtedness to become due, to have the date of payment thereof fixed prior to its stated maturity or the date it would otherwise become due and while any Securities are Outstanding, or to be unpaid at maturity while any Securities are Outstanding;

     (f) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined):

          (i) commences a voluntary case or proceeding,

          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

          (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its Property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) generally is unable to pay its debts as the same become due;

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding,

          (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of its properties, or

          (iii) orders the liquidation of the Company or any of its Significant Subsidiaries,

and in each case the order and decree remains unstayed and in effect for sixty (60) consecutive days;

     (h) final, non-appealable judgments for the payment of money, which judgments, in the aggregate, exceed $10,000,000 shall be rendered against the Company or any of its Significant Subsidiaries by a court of competent jurisdiction and remain undischarged, unstayed and unsatisfied for the period and after the notice specified below; or

     (i) any of the Operative Documents ceases, without the consent of the Trustee, to be in full force and effect.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A Default under clause (d), (e) or (h) of this Section 6.1 is not an Event of Default until the Trustee notifies the Company, or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities Outstanding notify the Company and the Trustee, of the Default and the Company does not cure the Default within sixty (60) days with respect to clauses (d) and (h), or within thirty (30) days with respect to clause (e), after receipt of the notice; provided, however, that the Company shall be permitted such longer period of time, if any, as may be provided for under the other Operative Documents in respect of any particular Default. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

     Section 6.2 Acceleration.

     If an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g)) occurs, and is continuing, the Trustee may, by notice to the Company, or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities Outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of, accrued interest and Special Interest, if any, to the date of acceleration on the Securities Outstanding (if not then due and payable) to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 6.1(f) or (g) occurs, all unpaid principal of, accrued interest on and Special Interest, if any, with respect to, the Securities Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of such principal amount, interest, and Special Interest, if any, all of the Company's obligations under the Securities and this Indenture, other than obligations under Sections 7.7 and 8.4, shall terminate. The Holders of a majority in principal amount of the Securities then Outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the non-payment as to the Securities of the principal, interest or Special Interest, if any, which has become due solely by such declaration of acceleration, have been cured or waived,
(b) to the extent the payment of such interest is permitted by law, interest on overdue installments of interest or Special Interest and on overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (d) all payments due to the Trustee and any predecessor Trustee under Section 7.7 have been made.

     Section 6.3 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, interest on or Special Interest, if any, with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture including, without limitation, instituting proceedings and exercising and enforcing, or directing exercise and enforcement of, all rights and remedies of the Trustee under the other Operative Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.4 Waiver of Past Defaults.

     Subject to Sections 6.7, 9.2 and 9.6, the Holders of a majority in aggregate principal amount of the Securities Outstanding by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences, except a Default (a) in the payment of principal of, or interest on, or Special Interest with respect to, any Security as specified in clauses (a) and (b) of Section 6.1 or
(b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases, and the Company, the Holders and the Trustee shall be restored to their former positions and rights hereunder respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 6.5 Control by Majority.

     The Holders of a majority in aggregate principal amount of the Securities Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may refuse to follow any direction hereunder or authorization under Section 6.4 that legal counsel to the Trustee determines in good faith conflicts with law or this Indenture, that the Trustee reasonably determines may be unduly prejudicial to the rights of another Securityholder, or that the Trustee reasonably determines may subject the Trustee to personal liability. However, the Trustee shall have no liability for any actions or omissions to act which are in accordance with any such direction or authorization.

     Section 6.6 Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least twenty-five percent (25%) in principal amount of the Securities Outstanding make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

     (e) during such 60-day period the Holders of a majority in aggregate principal amount of the Securities Outstanding do not give the Trustee a direction which, in the reasonable opinion of the Trustee, is inconsistent with such request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     Section 6.7 Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, interest on, and Special Interest, if any, with respect to, the Security in cash, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     It is hereby expressly understood, intended and agreed that any and all actions which a Holder of the Securities may take to enforce the provisions of this Indenture and/or collect Payments due hereunder or under the Securities, except to the extent that such action is determined to be on behalf of all Holders of the Securities, shall be in addition to and shall not in any way change, adversely affect or impair the rights and remedies of the Trustee or any other Holder of the Securities thereunder or under this Indenture and the other Operative Documents, including the right to foreclose upon and sell the Collateral or any part thereof and to apply any proceeds realized in accordance with the provisions of this Indenture.

     Section 6.8 Collection Suit by Trustee.

     If an Event of Default in payment of interest or principal specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, accrued interest and Special Interest, if any, remaining unpaid, together with interest on overdue principal and on overdue installments of interest to the extent that payment of such interest is permitted by law, in each case at the rate per annum provided for by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.9 Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its Property and shall be entitled and empowered to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7, and unless prohibited by law or applicable regulations to vote on behalf of the Holders of Securities for the election of a trustee in bankruptcy or other person performing similar functions. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, for the election of a trustee in bankruptcy or person performing similar functions.

     Section 6.10 Application of Proceeds.

     Any moneys collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, interest, or Special Interest, if any, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

          FIRST: To the payment of reasonable costs and expenses actually incurred, including reasonable compensation to the Trustee, its predecessors, if any, and their respective agents and attorneys (including amounts due and unpaid under Section 7.7), and of all reasonable costs, fees, expenses and liabilities incurred and all advances made by any and all of the foregoing (including amounts due and unpaid under Section 7.7), except as a result of negligence or bad faith;

          SECOND: In case the entire principal of the Securities shall not have become and be then due and payable, as to any Securities (a) first to the payment of interest and Special Interest, if any, in default in the order of the maturity of the installments of such interest and Special Interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest or Special Interest, if any, at the rate of interest specified in the Securities and (b) second to the payment of principal of the Securities as the same shall become due and payable, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

          THIRD: In case the entire principal of the Securities shall have become and shall be then due and payable, as to any Securities, to the payment of the whole amount then owing and unpaid upon all the Securities for principal, interest and Special Interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest or Special Interest, if any, at the same rate as the rate of interest specified in this Indenture or in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal, interest and Special Interest, if any, without preference or priority of any of principal, interest or Special Interest, if any, over the other, or any installment of interest or Special Interest, if any, over any other installment of interest or Special Interest, if any, or of any Security over any other Security, ratably to the aggregate of such principal, and accrued and unpaid interest and Special Interest; and

          FOURTH: To the payment of the remainder, if any, after payment in full of the entire principal balance, if any, of the Securities and all interest, Special Interest and other amounts due upon or in respect of such Securities, to the Company or any other Person lawfully entitled thereto.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

     Section 6.11 Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court of competent jurisdiction in its discretion may require in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than ten percent (10%) in principal amount of the Securities Outstanding.

     Section 6.12 Restoration of Rights on Abandonment of
Proceedings.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

     Section 6.13 Powers and Remedies Cumulative; Delay or
Omission Not Waiver of Default.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the other applicable provisions of this Indenture, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

     Any right or remedy herein conferred upon or reserved to the Trustee may be exercised by it in its capacity as Trustee, as it may deem most efficacious, if it is then acting in such capacity.

                            ARTICLE 7.

                             TRUSTEE

     Section 7.1 Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and the other
     Operative Documents and no others.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

          (i) This paragraph (c) does not limit the effect of paragraph (b)
of this Section 7.1 or of Section 7.2.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 6.5.

     (d) The Trustee shall be under no obligation to exercise any of the rights, trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and
(d) of this Section 7.1.

     (f) Funds held in trust for the benefit of the Holders of the Securities by the Trustee or any Paying Agent on deposit with itself or elsewhere shall be held in distinct, identifiable accounts, and other funds or investments of any nature or from any source whatsoever may be held in such accounts, except, in each case, to the extent required by law. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

     Section 7.2 Rights of Trustee.

     (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. Subject to Section 7.1(b)(ii), the Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     Section 7.3 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or Affiliates of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

     Section 7.4 Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities or in this Indenture other than its certificate of authentication.

     Section 7.5 Notice of Defaults.

     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within ninety (90) days after the occurrence thereof except as otherwise permitted by the TIA. Except in the case of a Default in payment of principal of, or interest on, or Special Interest, if any, with respect to, any Security, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of the Securityholders.

     Section 7.6 Reports by Trustee to Holders.

     If circumstances require any report to Holders under TIA ss. 313(a), it shall be mailed to Securityholders within sixty (60) days after each May 15 (beginning with the May 15 following the date of this Indenture) as of which such circumstances exist. The Trustee also shall comply with the remainder of TIA ss. 313.

     The Company shall promptly notify the Trustee if the Securities become listed on or delisted from any stock exchange or other recognized trading market.

     The Trustee shall, upon the written request of any Holder of Securities but subject to applicable laws and contractual limitations, provide to such Holder copies of any reports, certificates, opinions or other materials of any kind or nature required to be delivered to the Trustee under this Indenture or any of the other Operative Documents or otherwise delivered by or on behalf of the Company to the Trustee.

     Section 7.7 Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation, as agreed upon from time to time, for its services hereunder and under the other Operative Documents. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in any such capacities. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and all agents and other persons not regularly in its employ.

     The Company shall indemnify the Trustee and each predecessor Trustee for, and hold each of them harmless against, any loss or liability incurred by each of them in connection with the administration of this Indenture and its duties hereunder. In connection with any defense of such a claim, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or any predecessor Trustee through the negligence or bad faith of such Trustee or each such predecessor Trustee.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien (legal and equitable) prior to the Securities on all money or Property held or collected by the Trustee, in its capacity as Trustee, or otherwise distributable to Securityholders, except money, securities or Property held in trust to pay principal of or interest on particular Securities (including, without limitation, pursuant to Section 8.1(b) hereof).

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.8 Replacement of Trustee.

     The Trustee may resign by so notifying the Company and the Holders in writing. The Holders of a majority in aggregate principal amount of the Securities Outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably refused or delayed. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its Property;

     (d) the Trustee becomes incapable of acting; or

     (e) no Default or Event of Default has occurred and is continuing and the Company determines in good faith to remove the Trustee.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after any such successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities Outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all Property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     No resignation or removal of the Trustee and no appointment of a successor Trustee, pursuant to this Article, shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.8. If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least ten percent (10%) in principal amount of the Securities Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder of Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

     Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee which shall retain its claim pursuant to Section 7.7.

     Section 7.9 Successor Trustee by Merger, etc..

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     Section 7.10 Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent, published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

     Section 7.11 Preferential Collection of Claims Against
Company.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                            ARTICLE 8.

                      DISCHARGE OF INDENTURE

     Section 8.1 Termination of Company's Obligations.

     (a) The Company may terminate its obligations under this Indenture, except those obligations referred to in the last paragraph of Section 8.1(b), if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment Payments have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.3) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

     (b) The Company may terminate all its obligations under this Indenture except those obligations referred to in the immediately succeeding paragraph if

          (i) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, as trust funds in trust solely for the benefit of the Holders for that purpose, cash or U.S. Government Obligations maturing as to principal and interest, in such amounts and at such times as are sufficient without consideration of any reinvestment of any such interest to pay the then maximum possible principal of, and the then maximum possible interest and Special Interest with respect to, the Securities Outstanding to maturity, provided, that the Trustee or such Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, interest and Special Interest, if any, with respect to the Securities.

          (ii) No Default or Event of Default with respect to the Securities shall have occurred and be continuing (A) on the date of such deposit described in clause (i), or (B) insofar as paragraph (f) of Section 6.1 is concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period);

          (iii) Such termination and deposit described in clause
     (i) shall not (A) cause the Trustee to have a conflicting interest as defined in TIA Section 310(b) or otherwise for purposes of the TIA with respect to any securities of the Company, or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (iv) Such termination and deposit described in clause
     (i) shall not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (v) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such termination and deposit described in clause (i) and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such termination and deposit had not occurred; and

          (vi) The Company shall have delivered to the Trustee and any Paying Agent an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent and subsequent provided for above in this Section 8.1(b) have been complied with.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.2, 4.8,
4.17, 7.7, 7.8, 8.2, 8.3, 8.4 and 10.4 shall survive until the
Securities are no longer Outstanding. Thereafter, the Company's obligations in Sections 7.7 and 8.3 shall survive.

     (c) After the effectiveness of any termination of its obligations (except, in the case of Section 8.1(b), as set forth in the last paragraph thereof), under this Indenture in accordance with Section 8.1(a) or (b) above (such effective date, the "Indenture Discharge Date") and payment of all obligations of the Company accrued under Section 7.7, the Trustee upon Request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     Section 8.2 Application of Trust Money.

     The Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and interest and Special Interest, if any, on, the Securities. The obligations of the Trustee and Paying Agent under this Section 8.2 shall survive, notwithstanding any termination or discharge of the Company's obligations pursuant to Section 8.1, until all Securities are paid in full.

     The Company shall pay and indemnify the Trustee or Paying Agent, as the case may be, against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.1(b)(i) or the principal and interest received in respect thereof.

     Section 8.3 Repayment to Company.

     Anything in Section 8.1(b) to the contrary notwithstanding, the Trustee or Paying Agent, as the case may be, shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other Property and any proceeds therefrom) held by it as provided in Section 8.1(b) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and to the Paying Agent, if applicable, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent termination under said Section 8.1(b). The Trustee and the Paying Agent shall Pay to the Company any Payments held by them for the payment of principal, interest and Special Interest, if any, that remains unclaimed for two (2) years after the Stated Maturity of such payment of principal, interest or Special Interest, as the case may be; provided, however, that the Trustee or such Paying Agent before making any Payment shall at the expense of the Company cause to be published once in the national edition of The New York Times or The Wall Street Journal or, if such newspapers are not then in circulation, in a newspaper of general circulation in the City of New York and mail to each Holder entitled to such money, notice that such Payments remain unclaimed and that, after a date specified therein which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such Payments then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to Payments must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

     Section 8.4 Reinstatement.

     Anything herein to the contrary notwithstanding, (i) if the Trustee or Paying Agent, as the case may be, is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or (ii) the deposited money or U.S. Government Obligations (or the proceeds thereof) are, for any reason (including any repayment to the Company under Section 8.3), insufficient in amount, then the Company's obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee, or Paying Agent, as the case may be, is permitted to apply all such money or U.S. Government Obligations and the proceeds of the investment thereof in accordance with Section 8.1, or the deficiency is cured in the manner set forth in
Section 8.1(b), as the case may be. In such event, the Trustee will invest all such money or the proceeds from U.S. Government Obligations at the Company's request in other U.S. Government Obligations and, upon written notice from the Company, so long as there exists no Event of Default, to the extent and only to the extent provided in the first sentence of Section 8.3 return to the Company any money or U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1. If the Company has made any payment of interest on, principal of, or Special Interest, if any, with respect to any Securities because of an event described in clause (i) of the first sentence of this Section 8.4, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent, as the case may be.


                            ARTICLE 9.

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1 Without Consent of Holders.

     The Company and the Trustee, as the case may be, may amend or supplement this Indenture, the Securities or the other
Operative Documents without notice to or consent of any
Securityholder:

     (a) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (b) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger or consolidation or transfer of all or substantially all of the assets of the Company or otherwise to comply with Article
5;

     (c) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

     (d) to cure any ambiguity, defect or inconsistency or to make any other change, in each case, provided that such action does not materially adversely affect the interests of any Securityholder.

     Section 9.2 With Consent of Holders.

     Subject to Section 6.7, the Company (by resolution of its Board of Directors if required) and the Trustee may amend or supplement this Indenture, the Securities or the other Operative Documents without notice to any Securityholder but with the written consent of the Required Holders. Subject to Sections 6.4,
6.5 and 6.7, the Required Holders may authorize the Trustee to, and the Trustee, subject to Section 9.6, upon such authorization shall, waive compliance by the

Company with any provision of this Indenture, the Securities or the other Operative Documents. However, an amendment, supplement or waiver, including a waiver pursuant to any provision of
Section 6.4, may not without the consent of each Securityholder affected:

     (a) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the rate or extend the time for payment of interest on, or Special Interest, if any, with respect to, any Security;

     (c) reduce the principal of, or the amount of Special
Interest, if any, with respect to (in each case, whether on redemption, repurchase or otherwise), or change the fixed maturity of any Security;

     (d) change the place of payment where, or the coin or currency in which, any Security (or the repurchase or redemption price thereof), interest thereon, or Special Interest, if any, with respect thereto is payable;

     (e) waive a default in the payment of the principal of, or interest on, or Special Interest with respect to any Security;

     (f) make any changes in Sections 2.8, 6.4, 6.7 or 6.10 or the third sentence of this Section 9.2 or change the time at which any Security may or must be redeemed hereunder; or

     (g) reduce any amount payable upon exercise of any repurchase rights thereof or otherwise change any repurchase right provision or impair the right of any Holder to institute suit for the enforcement of any such payment on any Security when due or adversely effect any repurchase rights hereunder.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a brief notice describing such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     Section 9.3 Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.4 Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (g) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, however, that no amendment, supplement or waiver relating to any impairment of the right to receive principal, interest and Special Interest, if any, when due and payable consented to by a Holder shall be binding upon any subsequent Holder of a Security or a portion of a Security that evidences the same debt as the consenting Holder's Security unless notation with regard thereto is made upon such Security or the Security representing such portion.

     Section 9.5 Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

     Section 9.6 Trustee to Sign Amendments, etc.

     The Trustee shall be entitled to receive and rely upon an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 has been duly authorized by the Company and is authorized or permitted by this Indenture and the other applicable Operative Documents. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 9.7 Effect of Supplement and/or Amendment.

     Upon the execution of any supplemental indenture and/or any such amendment or supplement to the other Operative Documents pursuant to the provisions of this Article 9, this Indenture and such Operative Documents shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture and the other Operative Documents of the Trustee, the Company and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments, and all terms and conditions of any such supplemental indenture and/or any such amendment or supplement to the other Operative Documents shall be and be deemed to be part of the terms and conditions of this Indenture and the other Operative Documents for any and all purposes.


                           ARTICLE 10.

                             SECURITY

     Section 10.1 Other Operative Documents.

     To secure the due and punctual payment, performance and observance of the Obligations, the Company has simultaneously with the execution of this Indenture entered into or caused to be assigned to the Trustee the other Operative Documents and has made an assignment and pledge of or otherwise transferred or caused to be transferred its right, title and interest in and to the Collateral to the Trustee pursuant to the other Operative Documents and in the manner and to the extent therein provided. Each Securityholder, by accepting a Security, agrees to all of the terms and provisions of each Operative Document (including, without limitation, the provisions providing for the release of Collateral), as the same may be in effect or may be amended from time to time pursuant to its terms and the terms hereof. The Company will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require or request, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the other Operative Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed.

     Section 10.2 Opinions, Certificates and Appraisals.

     (a) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture but prior to authentication of any Securities, Opinions of Counsel covering such jurisdictions as the Trustee may reasonably request either
(i) stating that in the opinion of such Counsel the actions necessary to be taken under the Federal Aviation Act, the Uniform Commercial Code of all applicable jurisdictions, or otherwise with respect to the recording, registering and filing of this Indenture, the other Operative Documents, financing statements or other instruments to make effective and to perfect the Liens intended to be created by the Mortgage have been taken and reciting with respect to the security interests in the Collateral, the details of such actions, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to make such Liens effective and perfected.

     (b) The Company shall furnish to the Trustee within one hundred and twenty (120) days after January 1 in each year beginning with January 1, 1999, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such Counsel, action has been taken with respect to the recording, registering, filing, rerecording, re-registering and refiling (in this section, "recordation") of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien intended to be created by the Mortgage (if not then terminated pursuant to its terms) and the perfection thereof and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding seventeen
(17) months fully to maintain the Lien of the Securityholders and the Trustee intended to be created hereunder and under the Mortgage with respect to the security interest in the Collateral and the perfection thereof, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to maintain such Lien and the perfection thereof.

     (c) The release of any Collateral from the terms of the Mortgage will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Mortgage or this Indenture, as applicable. To the extent applicable, the Company shall cause TIA ss. 314(d) relating to the release of Property or securities from the Lien of the Mortgage and relating to the substitution therefor of any Property or securities to be subjected to the Lien of the Mortgage, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent person.

     Section 10.3 Authorization of Actions to be Taken by the Trustee Under the Operative Documents.

     The Trustee may, in its sole discretion and without the consent of the Securityholders, take all actions it deems necessary or appropriate to (a) enforce any of the terms of the Operative Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and thereunder. Subject to the provisions of this Indenture and the other Operative Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the other Operative Documents or this Indenture, and such suits and proceedings as it may deem expedient to preserve or protect its interest and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Securityholders or of the Trustee).

     Section 10.4 Payment of Expenses.

     On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article 10, and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

     Section 10.5 Authorization of Receipt of Funds by the
Trustee Under the Operative Documents.

     The Trustee is authorized to receive any funds for the benefit of Securityholders distributed under the Operative
Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the other Operative Documents.


                           ARTICLE 11.

                          MISCELLANEOUS

     Section 11.1 Conflict with Trust Indenture Act of 1939.

     If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

     Section 11.2 Notices; Waivers.

     Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

     (a) the Company shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to or with the Company at:

         Trans World Airlines, Inc.
         One City Centre
         515 N. 6th Street
         St. Louis, Missouri  63101
         Attention:     Senior Vice President & General Counsel

         Telecopier No.:  (314) 589-3267

     (b) the Trustee shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to or with the Trustee at:

         First Security Bank, National Association
         79 South Main Street
         Salt Lake City, Utah  84111
         Attention:  Corporate Trust Services

         Telecopier No.:  (801) 246-5053
or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. An affidavit by any person representing or acting on behalf of the Company or the Trustee as to such mailing, having any registry receipt required by this Section attached, shall be conclusive evidence of the giving of such demand, notice or communication.

     Any notice or communication mailed to a Holder shall be mailed to such holder by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, at such holder's address as it appears on the Register and shall be sufficiently given to such holder if so mailed within the time prescribed.

     Failure to mail a notice or send a communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notices to the Trustee or to the Company are deemed given only when received. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 11.3 Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

     Section 11.4 Certificate and Opinion as to Conditions
Precedent.

     Upon any Request or application by the Company to the Trustee to take any action under this Indenture or the other Operative Documents, the Company shall furnish to the Trustee:
(a) an Officers' Certificate, and (b) an Opinion of Counsel, each stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, provided, that in the case of any such application or Request as to which the furnishing of an Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture or the other Operative Documents relating to such particular application or Request, no additional certificate or opinion, as the case may be, need be furnished.

     Section 11.5 Statements Required in Certificate or Opinion.

     Each certificate or opinion provided for and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture or the other Operative Documents shall include: (a) a statement that the Person signing such certificate or opinion has read such condition or covenant and the definitions herein or therein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (d) a statement as to whether or not in the opinion of such Person, such condition or covenant has been complied with.

     Any certificate or opinion of an Officer or an engineer, insurance broker, accountant or other expert may be based, insofar as it relates to legal matters, upon a certificate or opinion of or upon representations by counsel, unless such officer, engineer, insurance broker, accountant or other expert knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

     Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon the certificate or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous and insofar as it relates to legal matters in a jurisdiction or area of law beyond the expertise of such counsel, such counsel may rely upon the opinion of counsel qualified in such other jurisdiction or area of law.

     Wherever in this Indenture or the other Operative Documents in connection with any application, certificate or report to the Trustee it is provided that the Company shall deliver any document as a condition of the granting of such application or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy at the time of the granting of such application or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in each such case be a condition precedent to the right of the Company to have such application granted or to the sufficiency of such certificate or report. Nevertheless, in the case of any such application, certificate or report, any document required by any provision of this Indenture or the other Operative Documents to be delivered to the Trustee as a condition of the granting of such application or as evidence of such compliance may be received by the Trustee as conclusive evidence of any statement therein contained and shall be full warrant, authority and protection to the Trustee acting on the faith thereof.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements or opinions or other instruments under this Indenture or any other Operative Document such Person may, but need not, consolidate such instruments into one.

     Section 11.6 Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for their respective functions.

     Section 11.7 Holidays.

     In the event that any date for the payment of any amount due hereunder shall not be a Business Day, then (notwithstanding any other provision of this Indenture) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest or Special Interest, if any, shall accrue from such due date to and including the next succeeding Business Day.

     Section 11.8 Governing Law; Waiver of Jury Trial.

     (a) The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflict of laws.

     (b) The Company and the Trustee each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Indenture. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

     Section 11.9 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any agreement of the Company or any of its Subsidiaries which is unrelated to this Indenture, the Securities or the other Operative Documents. Any such agreement may not be used to interpret this Indenture.

     Section 11.10 No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     Section 11.11 Benefits of Indenture and the Securities
Restricted.

     Subject to the provisions of Section 11.12 hereof, nothing in this Indenture or the Securities, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or under any covenant, condition, or provision herein contained, all such covenants, conditions and provisions, subject to Section 11.12 hereof, being for the sole benefit of the parties hereto and of the Holders.

     Section 11.12 Successors and Assigns.

     This Indenture and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Trustee hereunder, inure to the benefit of the Trustee, the Holders, and their respective successors and assigns. Any assignment in violation hereof shall be null and void ab initio.

     Section 11.13 Counterpart Originals.

     This Indenture may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     Section 11.14 Severability.

     The provisions of this Indenture are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Indenture in any jurisdiction, and a Holder shall have no claim therefor against any party hereto.

     Section 11.15 Effect of Headings.

     The Article and Section headings and the Table of Contents contained in this Indenture have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Indenture.


                           ARTICLE 12.

                      RELEASE OF COLLATERAL

     Section 12.1 Release of Collateral.

     The Collateral securing the obligations evidenced by the Securities shall be subject to release from the Lien of this Indenture and the other Operative Documents from and to the extent provided by this Indenture and the other Operative Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                      TRANS WORLD AIRLINES, INC.


                      By: /s/ Michael J. Lichty
                         ...............................
                      Name:.............................
                      Title:............................




                      FIRST SECURITY BANK,
                      NATIONAL ASSOCIATION,
                      as Trustee


                      By: /s/ Arge Pavlos
                         ...............................
                      Name:.............................
                      Title:............................

                       DEFINITIONS APPENDIX




                            Appendix I

                     To the Indenture between
                    Trans World Airlines, Inc.
                               and
      First Security Bank, National Association, as Trustee
                    dated as of June 16, 1998
     for the Company's 10 1/4% Senior Secured Notes due 2003
         and the Aircraft Mortgage and Security Agreement dated as of an even date therewith

                         TABLE OF CONTENTS
                                                          Page

Section 1.  Definitions..................................    1
             Act.........................................    1
             Affiliate...................................    1
             Agent.......................................    1
             Aircraft....................................    1
             Aircraft Sale Agreement.....................    1
             Airframe....................................    1
             Applicable Percentage.......................    1
             Bankruptcy Law..............................    1
             Bills of Sale...............................    2
             Board of Directors..........................    2
             Business Day................................    2
             Capital Stock...............................    2
             Capitalized Lease Obligation................    2
             Certificated Air Carrier....................    2
             Certifying Officer..........................    2
             Change in Control...........................    2
             Code........................................    3
             Collateral..................................    3
             Common Stock................................    3
             Company.....................................    3
             Corporate Trust Office......................    3
             Custodian...................................    3
             Default.....................................    3
             Definitions Appendix........................    3
             8% Preferred Stock..........................    3
             Employee Preferred Stock....................    3
             Engine......................................    4
             Equity Notes................................    4
             Equity Notes Indenture......................    4
             Equity Notes Trustee........................    4
             ERISA.......................................    4
             Event of Default............................    4
             Exchange Act................................    4
             FAA.........................................    4
             FAA Bill of Sale............................    4
             Federal Aviation Act........................    4
             GAAP........................................    4
             Global Security.............................    5
             Holder or Holder of Securities..............    5
             Indebtedness................................    5
             Indenture...................................    5


                               (i)

                        TABLE OF CONTENTS
                           (Continued)
                                                          Page

             Indenture Discharge Date....................    5
             Indenture Trustee...........................    5
             Interest Payment Date.......................    5
             Issue Date..................................    5
             Lazard......................................    6
             Legal Holiday...............................    6
             Lien........................................    6
             Mandatory Redemption Amount.................    6
             Mandatory Redemption Date...................    6
             Mortgage....................................    6
             Mortgage Supplement.........................    6
             9 1/4% Preferred Stock......................    6
             Obligations.................................    6
             Offer to Purchase...........................    6
             Officer.....................................    8
             Officers' Certificate.......................    8
             Operative Documents.........................    8
             Opinion of Counsel..........................    8
             Outstanding or outstanding..................    8
             Owner Trustee...............................    9
             Parts.......................................    9
             Paying Agent................................    9
             Payment Date................................    9
             Payments....................................    9
             Permitted Liens.............................    9
             Person......................................   10
             Preferred Stock.............................   10
             principal...................................   10
             Property....................................   10
             Record Date.................................   10
             Register....................................   10
             Registrar...................................   11
             Registration Rights Agreement...............   11
             Replacement Engine..........................   11
             Request.....................................   11
             Required Holders............................   11
             Sale OTP Amount.............................   11
             SEC.........................................   11
             Second Mortgage.............................   11
             Securities..................................   11
             Securities Act..............................   11
             Securityholder..............................   11
             Seven Leasing...............................   11


                               (ii)

                        TABLE OF CONTENTS
                           (Continued)
                                                          Page

             Significant Subsidiary......................   12
             Special Interest............................   12
             Special Record Date.........................   12
             Stated Maturity.............................   12
             Subsidiary..................................   12
             Taxes.......................................   12
             Tender......................................   12
             TIA.........................................   12
             Total Loss and Total Loss Date..............   12
             Total Loss OTP Amount.......................   12
             Trust Agreement.............................   12
             Trust Officer...............................   13
             Trustee.....................................   13
             TWA.........................................   13
             U.S. or United States.......................   13
             U.S. Government Obligations.................   13
             Warranty Bill of Sale.......................   13

Section 2.  Rules of Construction........................   13


                              (iii)

                       DEFINITIONS APPENDIX


Section 1. Definitions. Unless the context otherwise requires, each of the terms included in this Section 1 shall have the respective meanings given in this Section 1 for all purposes of the Indenture and the other Operative Documents (including this appendix and any other appendices, exhibits or schedules to any thereof) and of such other agreements as may incorporate this appendix by reference except as otherwise specifically provided herein or therein.

      "Act" means the Federal Aviation Act.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, Paying Agent or co-Registrar or co-Paying Agent.

      "Aircraft" means the Airframe together with the two associated Engines identified by manufacturer's serial number in the Mortgage Supplement for the Airframe executed and delivered on the Issue Date, whether or not any of such Engines may at any time be installed on the Airframe or installed on any other airframe.

      "Aircraft Sale Agreement" means the Aircraft Sale and Note
Purchase Agreement, made and entered into as of the 16th day of June, 1998, among the Company, the Owner Trustee, Seven Leasing and Lazard.

      "Airframe" means the Boeing Model 767-231 ETOPS airframe (excluding any Engines and any other engines, but including any and all Parts which may from time to time be incorporated or installed in, or attached to such airframe, and including any and all Parts removed therefrom so long as the removed Parts remain subject to the Lien of the Mortgage under the terms thereof) purchased by the Company under the Aircraft Sale Agreement and identified by the FAA registration number and manufacturer's serial number in the Mortgage Supplement executed and delivered on the Issue Date.

      "Applicable Percentage" means (i) with respect to any amendment, supplement or waiver of the Indenture or any other Operative Document that would (A) terminate the Lien of the Mortgage with respect to any Collateral or permit the release of any Collateral (other than releases permitted by the applicable Operative Document, which releases shall not require any consent of the Holders) or permit the creation of any Lien on any Collateral (other than Permitted Liens), (B) increase the aggregate principal amount of Securities that may be issued under the Indenture or (C) modify this definition, 66 2/3%, and (ii) otherwise, a majority.

      "Bankruptcy Law" has the meaning provided in Section 6.1 of the Indenture.

      "Bills of Sale" means the FAA Bill of Sale and the Warranty
Bill of Sale.

      "Board of Directors" means the Board of Directors of the Company or any committee of such board duly authorized to act in respect of any particular matter.

      "Business Day" means each day which is not a Legal Holiday.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Capitalized Lease Obligation" means, as applied to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

      "Certificated Air Carrier" means a United States "air carrier" within the meaning of the Act, holding an air carrier operating certificate issued pursuant to chapter 447 of the Act and of the type referred to in 11 U.S.C. ss. 1110, or if such certification shall cease to be available, a carrier of comparable status under the laws of the United States then in force.

      "Certifying Officer" means an Officer or an assistant secretary of the Company.

      "Change in Control" means the occurrence of any of the following events: (i) any person (including any entity or group deemed to be a "person" under Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) is or becomes the direct or indirect beneficial owner (as determined in accordance with Rule 13d-3 under the Exchange Act) of shares of the Company's Capital Stock representing greater than 50% of the total voting power of all shares of Capital Stock of the Company entitled to vote in the election of directors of the Company under ordinary circumstances or to elect a majority of the Board of Directors of the Company, (ii) the Person then constituting the "Company" under the Indenture sells, transfers or otherwise disposes of all or substantially all of its assets (regardless of whether such Person thereupon ceases to constitute the "Company" under the Indenture pursuant to Section 5.2 thereof), (iii) when, during any period of 12 consecutive months after the date of original issuance of the Securities, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of majority of the directors still in office entitled to vote with respect to such nomination who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any of the individuals who at the beginning of such 12-month period constituted such Board but who ceased to be a member of the Board pursuant to the Company's mandatory retirement policy as in effect as of the Issue Date), cease for any reason to constitute a majority of the Board of Directors then in office or (iv) the date of the consummation of the merger or consolidation of the Person then constituting the "Company" under the Indenture with another corporation where the stockholders of such Person, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where members of the Board of Directors of the Person then constituting the "Company" under the Indenture, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation.

      "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend or supplement such Code, and any reference to a provision or provisions of the Code shall also mean and refer to any successor provision or provisions, however designated or distributed.

      "Collateral" has the meaning specified in Section 2.1 of the Mortgage.

      "Common Stock" includes any stock of any class of the Company which has no preference in respect to dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company; initially it refers to the common stock, $0.01 par value, of the Company.

      "Company" means the party named as such in the Indenture or any obligor on the Securities until a successor replaces it pursuant to the Indenture and thereafter means the successor.

      "Corporate Trust Office" when used with respect to the Trustee means the office of the Trustee at which at any particular time its corporate trust business is administered and which, at the Issue Date, is located at First Security Bank, National Association, as Trustee, 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Services.

      "Custodian" has the meaning provided in Section 6.1 of the Indenture.

      "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

      "Definitions Appendix" means this Definitions Appendix attached as Appendix I to the Indenture and the Mortgage and constituting a part of the Indenture and each other Operative
Document.

      "8% Preferred Stock" means the 8% Cumulative Convertible
Exchangeable Preferred Stock of the Company.

      "Employee Preferred Stock" means the IFFA Preferred Stock, the ALPA Preferred Stock and the IAM Preferred Stock of the
Company.

      "Engine" means (i) each of the Pratt & Whitney Model JT9D-7R4D aircraft engines identified by manufacturer's serial number in the Mortgage Supplement executed and delivered on the Issue Date, so long as a Replacement Engine shall not have been substituted therefor pursuant to the Mortgage, and (ii) each Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to the Mortgage, whether or not such engine or Replacement Engine, as the case may be, is from time to time installed on the Airframe or installed on another airframe, and including, in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as such Parts remain subject to the Lien of the Mortgage under the terms thereof.

      "Equity Notes" means the 10 1/4% Mandatory Conversion
Equity Notes due 1999 of the Company issued concurrently with the Securities.

      "Equity Notes Indenture" means the Indenture dated as of the Issue Date between the Company and First Security Bank,
National Association, as trustee, pursuant to which the Company is issuing the Equity Notes.

      "Equity Notes Trustee" means First Security Bank, National
Association, as trustee under the Equity Notes Indenture, and its successors and assigns in such capacity.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Event of Default" has the meaning provided in Section 6.1 of the Indenture.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "FAA" means the Federal Aviation Administration or similar regulatory authority established to replace it.

      "FAA Bill of Sale" means the bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be acceptable to the FAA for recordation with it, executed by the Owner Trustee in favor of the Company.

      "Federal Aviation Act" means Title 49 of the United States Code, "Transportation," as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof. In the event there is enacted any legislation replacing, modifying or repealing, in whole or in part, the Federal Aviation Act, then the term "certificated," when used with reference to the Federal Aviation Act or any particular provision thereof, shall mean authorized to provide, or not prohibited from providing, air transportation services.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Exhibit 1 to the Rule 144A/Regulation S Appendix to the Indenture.

      "Holder" or "Holder of Securities" means the Person in whose name a Security is registered on the Registrar's books.

      "Indebtedness" means, with respect to any Person at any date, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) all obligations and other liabilities (contingent or otherwise) of such Person evidenced by bonds, notes or other similar instruments, (c) all obligations and other liabilities (contingent or otherwise) of such Person in respect of letters of credit or other similar instruments (and reimbursement obligations with respect thereto), (d) all obligations and other liabilities (contingent or otherwise) of such Person to pay the deferred and unpaid purchase price of property or services (other than any such obligations that represent trade payables or accrued expenses incurred in the ordinary course of business),
(e) all Capitalized Lease Obligations of such Person, (f) all Indebtedness of others secured by a Lien on any asset or assets of such Person, whether or not such Indebtedness is assumed by such Person (and, if not assumed, such Indebtedness shall be limited to the fair market value of such asset or assets as determined on the date such Indebtedness was incurred), and (g) all Indebtedness of others guaranteed by such Person to the extent of such guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of such Person for any such contingent obligations at such date. A change in GAAP that results in an obligation of the Company existing at the time of such change becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

      "Indenture" means the Indenture dated as of the Issue Date between the Company and the Trustee, under which the Securities are issued, as amended or supplemented from time to time.

      "Indenture Discharge Date" means the date of the effectiveness of the termination of the Company's obligations under the Indenture pursuant to Section 8.1(a) or (b) thereof.

      "Indenture Trustee" means the Trustee.

      "Interest Payment Date" means June 15 and December 15 of each year during which any Security is Outstanding (commencing
December 15, 1998) and the date on which the Securities mature, if different.

      "Issue Date" means June 16, 1998 (the date on which the
Securities are originally issued).

      "Lazard" means Lazard Freres & Co. LLC, a New York limited liability company.

      "Legal Holiday" means a Saturday, Sunday or any other day on which banks located in New York City or the city and state of the Trustee's Corporate Trust Office as of the Issue Date are authorized or obligated by law to remain closed.

      "Lien" means any conveyance in trust, assignment, mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "Mandatory Redemption Amount" has the meaning provided in
Section 3.2 of the Indenture.

      "Mandatory Redemption Date" has the meaning provided in
Section 3.2 of the Indenture.

      "Mortgage" means the Aircraft Mortgage and Security
Agreement, dated as of the Issue Date, between the Company and the Trustee in substantially the form attached to the Indenture as Exhibit A.

      "Mortgage Supplement" means (i) the Mortgage and Security Agreement Supplement executed and delivered on the Issue Date for the Aircraft, in substantially the form attached to the Mortgage as Exhibit A, which describes with particularity the Airframe and Engines associated with the Aircraft, (ii) each other Mortgage and Security Agreement Supplement from time to time executed and delivered, in substantially the form attached to the Mortgage as Exhibit A, which shall describe with particularity any Replacement Engine and (iii) any other supplement to the Mortgage from time to time executed and delivered in accordance with the provisions of the Mortgage or any other Operative Document.

      "9 1/4% Preferred Stock" means the 9 1/4% Cumulative
Convertible Exchangeable Preferred Stock of the Company.

      "Obligations" has the meaning provided in Section 2.1 of the Mortgage.

      "Offer to Purchase" means an offer to purchase all or a portion, as the case may be, of the Securities by the Company from the Holders commenced by the mailing (by first class mail, postage prepaid) by the Company (or, if requested by the Company on at least five Business Days' prior notice to the Trustee and at the Company's expense, by the Trustee) of a notice to each Holder (and, if mailed by the Company, to the Trustee) at such Holder's address appearing in the Register, stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Security not tendered will continue to accrue interest and Special Interest (if any) pursuant to its terms (including, if such Offer to Purchase is being made pursuant to Section 4.12(c)(i)(A) of the Indenture, a statement that the rate of interest on such Security is subject to increase in accordance with the provisions of such Section); (iv) that, unless the Company defaults in the payment of the purchase price on the Payment Date, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest or Special Interest (if any) on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" attached to or on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice at any time beginning with the date of such notice but prior to the close of business on the Business Day immediately preceding the Payment Date, and such Holder shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit; (vi) that, unless the Company defaults in making the payment of the purchase price or shall otherwise, in its sole discretion, consent thereto, Holders will be entitled to withdraw their election only if the Trustee receives, not later than the close of business on the fifth Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be promptly issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (which new Securities, if such Offer to Purchase is being made pursuant to
Section 4.12(c)(i)(A) or 4.12(d) of the Indenture, will cease to be secured by the Collateral); provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company shall place such notice in the national edition of The New York Times or The Wall Street Journal or, if such newspapers are not then in circulation, in a financial newspaper of general circulation in New York City. No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. On the Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Trustee shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate, and the Company shall promptly execute and mail (or cause to be mailed) to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; provided, further, that if the Payment Date is between a regular Record Date and the next succeeding Interest Payment Date, Securities to be repurchased must be accompanied by payment of an amount equal to the interest and Special Interest, if any, payable on such succeeding Interest Payment Date on the principal amount to be repurchased, and the interest on the principal amount of the Security being repurchased, and Special Interest, if any, with respect thereto, will be paid on such next succeeding Interest Payment Date to the registered holder of such Security on the immediately preceding Record Date. A Security repurchased on an Interest Payment Date need not be accompanied by any such payment, and the interest on the principal amount of the Security being repurchased and Special Interest, if any, with respect thereto, will be paid on such Interest Payment Date to the registered holder of such Security on the corresponding Record Date. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase. Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities so to be repurchased shall, on the Payment Date become due and payable at the purchase price applicable thereto and from and after such date (unless the Company shall default in the payment of such purchase price) such Securities shall cease to bear interest or Special Interest (if any). If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest and Special Interest (if any) from the Payment Date at the rate and in accordance with the provisions set forth in such Security and the Indenture. Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to the above provisions with (if the Company or Trustee so requires) due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

      "Officer" means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or the Controller of the Company.

      "Officers' Certificate" means a certificate signed by an Officer and by a Certifying Officer satisfying the requirements of Sections 11.4 and 11.5 of the Indenture.

      "Operative Documents" means the Indenture, the Mortgage and the Mortgage Supplements.

      "Opinion of Counsel" means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections 11.4 and 11.5 of the Indenture. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the fifteen (15) Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

      "Outstanding" or "outstanding" when used with respect to Securities or a Security, means all Securities theretofore authenticated and delivered under the Indenture, except:

      (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

      (b) Securities for which payment has been deposited with the Trustee or any Paying Agent in trust other than deposits pursuant to Section 8.1 of the Indenture; and

      (c) Securities which have been paid, or for which other
Securities shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of

Section 2.7 of the Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by holders in due course.

      A Security does not cease to be Outstanding because the Company or one of its Affiliates holds the Security; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Section 2.8 of the Indenture shall be applicable.

      "Owner Trustee" means First Security Bank, National
Association (f/k/a First Security Bank of Utah, National
Association), not in its individual capacity (except as otherwise expressly set forth) but as trustee under the Trust Agreement.

      "Parts" means any and all appliances, parts, spare parts, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine, or which have been removed therefrom but which remain subject to the Lien of the Mortgage in accordance with the terms thereof, exclusive of any items (i) permitted by the Mortgage to be leased by the Company in the ordinary course of business from third parties (and installed without discrimination with respect to other Boeing Model 767-231 ETOPS aircraft (or improved models) owned or operated by the Company) and (ii) not required in the navigation of the Aircraft. The terms "spare parts" and "appliances" (as used in this definition) shall include, but not be limited to, the definitions assigned to those terms by Section 40102 of Title 49 of the United States Code as amended from time to time or any recodification thereof or any regulation of the FAA.

      "Paying Agent" has the meaning provided in Section 2.3 of the Indenture, except that for the purposes of Article 8 of the Indenture and any Offer to Purchase, the Paying Agent shall not be the Company.

      "Payment Date" with respect to any Offer to Purchase, has the meaning specified in the definition herein of Offer to Purchase.

      "Payments" means such monies as the Company shall cause to be delivered to the Trustee or any Paying Agent for the purpose of paying principal, purchase price or redemption price of, or interest on, or Special Interest with respect to, the Securities on any Interest Payment Date, Payment Date, redemption date or acceleration; and "Pay" means paying such monies.

      "Permitted Liens" shall mean any of the following Liens:

      (a) Liens in favor of the Trustee arising by reason of the Mortgage or any other Operative Document and Liens in favor of the Equity Notes Trustee arising by reason of the Second Mortgage or any other Operative Document (as defined in the Equity Notes Indenture);

      (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested by the Company in good faith by appropriate proceedings and for which adequate reserves have been established if required in accordance with GAAP, and which Lien presents no material risk of sale, forfeiture or loss of any Collateral;

      (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the Company's ordinary course of business for sums not overdue or being contested by the Company in good faith by appropriate proceedings and for which adequate reserves have been established if required in accordance with GAAP, and which Lien presents no material risk of sale, forfeiture or loss of any Collateral;

      (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

      (e) judgment Liens (so long as the related judgments do not, individually or in the aggregate, constitute an Event of Default) in existence less than sixty (60) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

      (f) Liens on the Aircraft in favor of a permitted lessee of the Aircraft which result solely from the lease (so long as it is a permitted lease under the Mortgage) on the Aircraft; and

      (g) Liens on the Aircraft which are "Permitted Liens" arising under, and defined by definitions substantially similar to above subparagraphs (b) and (c) in, the lease (if any) for the Aircraft; provided, however, that such lease is permitted under the Mortgage.

      "Person" means any individual, corporation, partnership, limited liability issuer, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock" as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

      "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, present or future, or tangible or intangible.

      "Record Date" means the fifteenth (15th) day preceding any Interest Payment Date, whether or not a Business Day.

      "Register" has the meaning provided in Section 2.3 of the Indenture.

      "Registrar" has the meaning provided in Section 2.3 of the Indenture.

      "Registration Rights Agreement" means the Registration
Rights Agreement, made and entered into as of the Issue Date, by and among the Company, the Owner Trustee and Lazard, relating to the Securities.

      "Replacement Engine" means a Pratt & Whitney Model JT9D-7R4D aircraft engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe) (i) which has a value, utility and remaining useful life at least equal to the Engine which it is replacing, assuming such Engine was of the value and utility required by the terms of the Mortgage; provided that any such engine shall be of the same make and model as the other engine then installed on the Airframe, shall be an engine model then being utilized by the Company on other Boeing Model 767-231 ETOPS aircraft operated by the Company and, for so long as such engine has been operated by the Company, shall have been maintained, serviced, repaired and overhauled in substantially the same manner as the Company maintains, services, repairs and overhauls similar engines utilized by the Company, and (ii) which shall have been made subject to the Lien of the Mortgage pursuant to Section 2 and Section 3.3 of the Mortgage.

      "Request" means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers' Certificate if and to the extent required by Section
11.4 of the Indenture.

      "Required Holders" means from time to time the Holders of the Applicable Percentage in principal amount of the Securities then Outstanding.

      "Sale OTP Amount" has the meaning provided in Section 4.12 of the Indenture.

      "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

      "Second Mortgage" means the Aircraft Second Mortgage and Security Agreement, dated as of the Issue Date, between the Company and the Equity Notes Trustee, securing, among other things, the obligations of the Company under the Equity Notes Indenture.

      "Securities" means the "Securities" (as defined in the preamble to the Indenture and includes the Company's 10 1/4%
Senior Secured Notes due 2003), as amended or supplemented from time to time, that are issued under the Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

      "Seven Leasing" means 767 Leasing HY, LLC, a Delaware limited liability company.

      "Significant Subsidiary" means any Subsidiary which is a Significant Subsidiary within the meaning of Article I of Regulation S-X under the Exchange Act.

      "Special Interest" has the meaning assigned to such term in the Registration Rights Agreement.

      "Special Record Date" has the meaning provided in Section
2.1 of the Indenture.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including membership or partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

      "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property (tangible and intangible), excise and stamp taxes), levies, imposts, duties, recording charges or fees, charges, assessments or withholdings of any nature whatsoever, together with any and all assessments, penalties, additions to tax, fines or interest thereon.

      "Tender" means, with respect to any Security, the effective tender of such Security (in whole or in part) for repurchase in accordance with the provisions of the Indenture.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Total Loss" and "Total Loss Date" have the meanings provided in Section 1.1 of the Mortgage.

      "Total Loss OTP Amount" has the meaning provided in Section
4.12 of the Indenture.

      "Trust Agreement" means the Trust Agreement N607TW, dated as of March 28, 1995, between Seven Leasing, as assignee of ING
Lease Delaware, Inc. (f/k/a Internationale Nederlanden Aviation
Lease Delaware, Inc.), and First Security Bank, National
Association

(f/k/a First Security Bank of Utah, National Association), not in its individual capacity, except as expressly stated therein, but solely as trustee thereunder.

      "Trust Officer" means any officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

      "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor.

      "TWA" means the Company.

      "U.S." or "United States" means the United States of America.

      "U.S. Government Obligations" means securities which are
(i) direct obligations of the United State government or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States government, are full faith and credit obligations of the United States government and are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust Company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

      "Warranty Bill of Sale" means the warranty (as to title) bill of sale covering the Aircraft executed by the Owner Trustee in favor of the Company.

Section 2. Rules of Construction. Unless the context otherwise requires, the following rules of construction shall apply to all purposes of the Indenture and the other Operative Documents
(including this appendix) and of such agreements as may incorporate this appendix by reference.

           (a) a term has the meaning assigned to it;

           (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

           (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

           (d) all terms used in Article 9 of the Uniform
      Commercial Code as in effect in the State of New York that are used but not defined herein shall have the meaning assigned to such terms therein;

           (e) references to a specific Person shall include the Person and (except as limited by any agreement by which such Person is bound) the successors and assigns of such Person;

           (f) references to "applicable laws" shall include statutes, ordinances, rules, regulations, court and administrative decisions and conditions, restrictions and limitations in licenses, permits, approvals and authorizations issued or granted by federal, state or local United States or foreign governmental bodies and agencies;

           (g) unless otherwise specified in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", and the words "to" and "until" each mean "to but excluding";

           (h) words in the singular include the plural, and words in the plural include the singular;

           (i) provisions apply to successive events and transactions;

           (j) "herein", "hereto" and other words of similar import in any agreement refer to that agreement as a whole and not to any particular Article, Section or other subsection of that agreement;

           (k) unless otherwise specified, all references in any Operative Document to Sections, Articles, Exhibits,
      Appendices and Schedules are to Sections of, Articles of, Exhibits to, Appendices to and Schedules to such Operative
      Document;

           (l) all accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP; and

           (m) unless otherwise specified, references in this Definitions Appendix to any instrument, contract, agreement or other document shall be deemed to be references to such instrument, agreement or other document as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to and as permitted by the terms thereof, whether or not so stated in any particular definition.

                  RULE 144A/REGULATION S APPENDIX

                            Appendix II

                     To the Indenture between
                    Trans World Airlines, Inc.
                                and
       First Security Bank, National Association, as Trustee
                     dated as of June 16, 1998
       for the Company's 10 1/4% Senior Secured Notes due 2003

                 RULE 144A/REGULATION S APPENDIX

                   FOR INITIAL ISSUANCE AND FOR
SUBSEQUENT OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
    RULE 144A, INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED
    IN RULE 501(A)(1), (2), (3) or (7)) AND TO CERTAIN PERSONS
       IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S

            PROVISIONS RELATING TO INITIAL SECURITIES,
            ------------------------------------------
                    PRIVATE EXCHANGE SECURITIES
                    ---------------------------
                      AND EXCHANGE SECURITIES
                      -----------------------

      1.   Definitions

      1.1  Definitions

      For the purposes of this Appendix the following terms shall have the meanings indicated below:

      "Definitive Security" means a certificated Security bearing the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI.

      "Depository" means The Depository Trust Company, its nominees and their respective successors.

      "Exchange Securities" means the 10 1/4% Senior Secured
Notes due 2003 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

      "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act.

      "Initial Purchaser" means Lazard.

      "Initial Securities" means the 10 1/4% Senior Secured Notes due 2003, issued under the Indenture on or about the date of the Indenture.

      "Lazard" means Lazard Freres & Co. LLC.

      "Owner Trustee" means First Security Bank, National Association (f/k/a First Security Bank of Utah, National Association), not in its individual capacity (except as otherwise expressly set forth) but as trustee under the Trust Agreement N607TW, dated as of March 28, 1995, between 767 Leasing HY, LLC, as assignee of ING Lease Delaware, Inc. (f/k/a Internationale Nederlanden Aviation Lease Delaware, Inc.) and First Security Bank, National Association (f/k/a First Security Bank of Utah, National Association), not in its individual capacity, except as expressly stated therein, but solely as trustee thereunder.

      "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to Lazard to issue and deliver to Lazard, in exchange for the Initial Securities held by Lazard as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

      "Private Exchange Securities" means the 10 1/4% Senior
Secured Notes due 2003 to be issued pursuant to the Indenture to Lazard in a Private Exchange.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

      "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

      "Registration Rights Agreement" means the Registration
Rights Agreement, made and entered into as of June 16, 1998, among the Company, the Owner Trustee and Lazard relating to the Registered Exchange Offer.

      "Sale Agreement" means the Aircraft Sale and Note Purchase
Agreement, made and entered into as of the 16th day of June, 1998, among the Company, the Owner Trustee, 767 Leasing HY, LLC and Lazard.

      "Securities" means the Initial Securities, the Exchange
Securities and the Private Exchange Securities, treated as a single class.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

      "Shelf Registration Statement" means the registration statement of the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

      "Transfer Restricted Securities" means Definitive
Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

           1.2  Other Definitions

                                   Defined in this Rule 144A/Regulation S
                                   --------------------------------------
Term                               Appendix in the Section indicated below
----                               ---------------------------------------

"Agent Members"..............................................2.1(b)
"Global Security"............................................2.1(b)
"Indenture".....................................................2.2
"Regulation S"...............................................2.1(a)
"Rule 144A"..................................................2.1(a)

      Unless otherwise indicated, all Section numbers referenced herein are to Sections of this Rule 144A/Regulation S Appendix.

      2.   The Securities.

      2.1 Form and Dating.

      The Initial Securities are being offered and sold by the Company pursuant to the Sale Agreement.

           (a) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Sale Agreement, shall be issued initially in the form of one permanent global Security in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (the "144A Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

           Initial Securities offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Sale Agreement, shall be issued initially in the form of one permanent global Security in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in
Exhibit 1 hereto (the "Regulation S Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or the nominee of the Depository duly executed by the Company and authenticated by the Trustee as hereinafter provided. On or prior to the 40th day after the later of the commencement of the offering and the Closing Date (as defined in the Sale Agreement), beneficial interests in the Regulation S Global Security may only be held for the accounts of designated agents holding on behalf of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the

Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel"). Following such 40 day period, beneficial interests in the Regulation S Global Security may be held through Euroclear, Cedel or other participants having accounts at the Depository. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, as hereinafter provided.

           (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the 144A Global Security and the Regulation S
Global Security (each a "Global Security") deposited with or on behalf of the Depository.

           The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one Global Security in respect of Initial Securities issued pursuant to Rule 144A and one Global Security in respect of Initial Securities issued pursuant to Regulation S that (a) shall each be registered in the name of the Depository for such Global Security or the nominee of such Depository and (b) shall each be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

           Members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under any Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of any Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

           (c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in any Global Security will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are IAIs and are neither QIBs nor non-U.S. persons within the meaning of Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive Securities to a QIB in reliance on Rule 144A or a non-U.S. person in reliance on Regulation S, such Definitive Securities will, unless the applicable Global Security has previously been exchanged for Definitive Securities, be exchanged for an interest in the applicable Global Security pursuant to the provisions of Section 2.3.

      2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $14,500,000 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities Outstanding at any time may not exceed $14,500,000 except as provided in Section 2.7 of the Indenture of which this Rule 144A/Regulation S Appendix forms a part (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture").

      2.3 Transfer and Exchange. (a) Transfer and Exchange of
Definitive Securities. When Definitive Securities are presented to the Registrar or a co-Registrar with a request:

           (i)  to register the transfer of such Definitive Securities; or

           (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive
Securities surrendered for transfer or exchange shall be accompanied by a duly executed Assignment Form in the form attached to Exhibit 1 hereto.

           (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

           (i) certification that such Definitive Security is being transferred (x) to a QIB in accordance with Rule 144A or (y) to a non-U.S. person in accordance with the provisions of Regulation S; and

           (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to the applicable Global Security to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the applicable Global
Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Global
Security equal to the principal amount of the Definitive Security so canceled. If no Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

           (c) Transfer and Exchange of a Global Security.

           (i) The transfer and exchange of a Global Security or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the applicable Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the applicable Global Security and to debit the account of the Person making the transfer the beneficial interest in the applicable Global Security being transferred.

           (ii) Notwithstanding any other provisions of this Rule 144A/Regulation S Appendix (other than the provision set forth in Section 2.4 hereof), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

           (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to
      Section 2.4 hereof or Section 2.9 of the Indenture prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
      Section 2.3 (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

           (d)  Legends.

           (i) Except as permitted by the following paragraphs
      (ii), (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT

      FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE WHICH IS THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THESE SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
      (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED TO OR ON THE REVERSE SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED

      UPON THE REQUEST OF THE HOLDER AFTER THE RESALE
      RESTRICTION TERMINATION DATE."

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

Each Regulation S Global Security will also bear the following additional legend:

      ON OR PRIOR TO THE 40TH DAY AFTER THE LATER OF THE
      COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE,
      TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL SECURITY
      TO U.S. PERSONS SHALL BE LIMITED TO TRANSFERS TO QUALIFIED
      INSTITUTIONAL BUYERS PURSUANT TO RULE 144A UNDER THE
      SECURITIES ACT.

           (ii) Upon any sale or transfer of a Transfer
      Restricted Security (including any Transfer Restricted
      Security represented by a Global Security) pursuant to Rule
      144 under the Securities Act:

                (A) in the case of any Transfer Restricted
           Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                (B) in the case of any Transfer Restricted
           Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on such Rule 144.

           (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders to be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the relevant Global Security, as applicable.

           (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

           (v) Upon consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in definitive form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

           (e) Cancellation or Adjustment of a Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to the Custodian, to reflect such reduction.

           (f) Obligations with Respect to Transfers and
Exchanges of Securities.

           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and any Global Security at the Registrar's or co-Registrar's request.

           (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessment or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.7, 4.15 or
      9.5 of the Indenture).

           (iii) The Registrar or co-Registrar shall not be required to register the transfer or exchange of any certificated or Definitive Security tendered for repurchase in whole or in part pursuant to an Offer to Purchase (as defined in Appendix I to the Indenture), except the unredeemed portion of any certificated or Definitive
      Security being repurchased in part and except to the Company.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, or, interest on, or Special Interest, if any, with respect to, such Security and for all other purposes whatsoever, whether or not such Security is overdue and none of the Company, the Trustee, the Paying Agent, the Register or any co-Registrar shall be affected by notice to the contrary.

           (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

           (g) No Obligation of the Trustee.

           (i) The Trustee shall have no responsibility or obligation to any beneficial owner of any Global Security, a member of or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of each Global Security). The rights of beneficial owners in each Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

           (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in a Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4  Certificated Securities.

           (a) All or any portion of any Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferable to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such certificated security, in exchange for such interest in the applicable Global Security, only if such transfer complies with Section 2.3 and (i) the

Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act, or (ii) an Event of Default (as defined in the Indenture) has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing such Global Security or Global Securities shall be exchangeable.

           (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof (except that any Global Security may be issued in a different denomination) and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3, bear the legend set forth in Section 2.3(d).

           (c) Subject to the provision of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

           (d) In the event of the occurrence of any of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                          EXHIBIT 1
                                                                 to
                                    RULE 144A/REGULATION S APPENDIX


                [FORM OF FACE OF INITIAL SECURITY]

                    [Global Securities Legend]

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  [Restricted Securities Legend]

           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE
HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH
SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE WHICH
IS THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF
ORIGINAL ISSUANCE OF THESE

SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2) (3), OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (i) PURSUANT TO CLAUSES (D),
(E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED TO OR ON THE REVERSE SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

           IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL
DELIVER TO THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS
THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER
COMPLIES WITH THE FOREGOING RESTRICTIONS.

               [Regulation S Global Security Legend]

           ON OR PRIOR TO THE 40TH DAY AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL SECURITY TO U.S. PERSONS SHALL BE LIMITED TO TRANSFERS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A UNDER THE SECURITIES ACT.

No.                                                      CUSIP No.
                                                         $

                 10 1/4% Senior Secured Note due 2003

           TRANS WORLD AIRLINES, INC., a Delaware corporation promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on June 15, 2003.

           Interest Payment Dates:  June 15 and December 15.

           Record Dates:  June 1 and December 1.

           Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    TRANS WORLD AIRLINES, INC.


                                    By:____________________________
                                       Name:
                                       Title:

                                    Attest:


                                       ____________________________
                                       Name:
                                       Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

First Security Bank, National
Association, as Trustee, certifies
that this is one of the Securities
referred to in the Indenture.


By:_____________________________
   Authorized Signatory

            [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                 10 1/4% Senior Secured Note due 2003

      This Security is one of a duly authorized issue of securities of the Company designated as its 10 1/4% Senior Secured Notes due 2003 (hereinafter called the "Securities"), limited in aggregate principal amount Outstanding to $14,500,000, issued or to be issued pursuant to an Indenture, dated as of June 16, 1998 (hereinafter called the "Indenture") between the Company and First Security Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture).

      1. Interest; Special Interest. The Company promises to pay interest on the principal amount of this Security at the rate of ten and one-quarter percent (10 1/4%) per annum, subject to increase as provided in paragraph 8 below; provided, however, that if a Registration Default (as defined in and subject to the provisions of the Registration Rights Agreement) occurs (each period during which a Registration Default has occurred and is continuing referred to herein as a "Registration Default Period"), additional interest will accrue on this Security at a per annum rate of 0.50% for the first 90 days of the Registration Default Period, at a per annum rate of 1.0% for the second 90 days of the Registration Default Period, at a per annum rate of 1.5% for the third 90 days of the Registration Default Period and at a per annum rate of 1.5% thereafter for the remaining portion of the Registration Default Period (such additional interest is referred to herein as "Special Interest"). The Company will pay interest and Special Interest, if any, semi-annually on the Interest Payment Dates set forth on the face of this Security, commencing December 15, 1998. Interest on the Securities will accrue from June 16, 1998 or the most recent Interest Payment Date to which interest and Special Interest, if any, have been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company will pay interest on and Special Interest, if any, with respect to, the Securities (except defaulted interest and interest on defaulted principal) to the persons who are registered Holders of Securities at the close of business on the Record Date set forth on the face of this Security next preceding the applicable Interest Payment Date. Defaulted interest and interest on defaulted principal will be paid by the Company in accordance with the applicable provisions of the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, interest and Special Interest, if any, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and at any other office or agency maintained by the Company for such purpose in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on and Special Interest, if any, with respect to, the Securities may be by check payable in such money and mailed to a Holder's registered address; provided further, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by a Holder with a bank in New York City if such Holder owns at least $250,000 in aggregate principal amount of certificated Securities and elects payment by wire transfer by giving written notice to the Company and the Trustee to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Company and the Trustee may accept in their discretion). If a payment date is a legal holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

      3. Registrar, Paying Agent and Tender Agent. Initially, the Trustee will act as Registrar and Paying Agent. The Company may change any Paying Agent or Registrar or co- registrar without prior notice to any Securityholder. The Company may act in any such capacity, except in certain circumstances.

      4. Indenture. The Company issued the Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made applicable to the Indenture by the TIA. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of such terms. Subject to paragraph 7 hereof, the Securities are senior secured obligations of the Company limited to $14,500,000 aggregate principal amount, except as otherwise provided in the Indenture. Terms used in this Security and not defined in this Security shall have the meaning set forth in
Section 1 of the Definitions Appendix attached as Appendix I to the Indenture, which shall be a part of this Security as if fully set forth in this place. The rules of construction for this Security are set forth in Section 2 of the Definitions Appendix.

      5. Mandatory Redemption. The Securities may not be redeemed at any time at the option of the Company. Subject to the provisions of the Indenture, the Company shall, until all the Securities are paid or payment thereof provided for, deposit in accordance with Section 3.6 of the Indenture, at least one Business Day prior to June 15 in each year, commencing June 15, 2001 (each such date being hereinafter referred to as a "Mandatory Redemption Date"), an amount in cash sufficient to redeem an aggregate principal amount of Securities (the "Mandatory Redemption Amount") equal to $920,000 on each of June 15, 2001 and June 15, 2002 (or, if the aggregate principal amount of Securities Outstanding on any such Mandatory Redemption Date is less than the principal amount required to so be redeemed, then all the Outstanding Securities shall be redeemed on such date), at a redemption price (expressed as a percentage of the principal amount) of 100% plus accrued and unpaid interest and Special Interest, if any, to the Mandatory Redemption Date (subject to the right of holders of record on the relevant record date to receive interest and Special Interest, if any, due on the relevant Interest Payment Date). Each such deposit shall be applied to the redemption of Securities on such Mandatory Redemption Date as provided in the Indenture. The Company may at its option receive credit against any or all of the cash portion of the Mandatory Redemption Amount for open market purchases of Securities, and the obligation of the Company to make such mandatory redemptions is subject to automatic termination in connection with any permitted sale of or Total Loss with respect to the Aircraft, all as provided in the Indenture.

      6. Notice of Redemption. Notice of any redemption will be mailed at least 30 days but not sooner than 45 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on, and Special Interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

      7. Security. The Securities are secured by Liens on certain Properties of the Company pursuant to the Mortgage and the other Operative Documents described in the Indenture and such Liens are subject to release as provided herein and in the Mortgage and the other Operative Documents.

      8. Offers to Purchase. In the event that there shall occur a Change in Control, the Company shall make an Offer to Purchase all of the Outstanding Securities, at a purchase price equal to 101% of the aggregate principal amount of the Securities Outstanding, plus accrued and unpaid interest and Special Interest, if any, to and including the repurchase date. The right to require such repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 8 of the Indenture. The Company shall commence such Offer to Purchase within thirty (30) days after the occurrence of a Change in Control.

      In the event that the Company desires to sell the Aircraft as and when permitted in Section 4.12 of the Indenture, the Company shall (subject to the provisions of such Section 4.12) have commenced an Offer to Purchase Securities in an aggregate principal amount (the "Sale OTP Amount") equal to the aggregate principal amount of the Securities Outstanding on the date of the commencement of such Offer to Purchase at a purchase price (expressed as a percentage of principal amount of Securities to be purchased) equal to (a) 102%, if such Offer to Purchase is commenced prior to the first anniversary of the Issue Date, or
(b) 101%, if such Offer to Purchase is commenced on or after the first anniversary of the Issue Date, plus in either case, accrued and unpaid interest and Special Interest, if any, on such Securities to and including the Payment Date. Effective as of the day immediately following the Payment Date with respect to the Offer to Purchase in connection with a sale of the Aircraft, the interest rate borne by the Securities then Outstanding shall be subject to automatic increase as set forth in Section 4.12 of the Indenture, and the Aircraft shall be released from the Lien of the Operative Documents in accordance with the provisions thereof. The Company may receive credit against any or all of the Sale OTP Amount for open market purchases of Securities as provided in the Indenture.

      In the event that there shall occur a Total Loss with respect to the Aircraft, the Company shall (subject to the provisions of Section 4.12 of the Indenture) make an Offer to Purchase an aggregate principal amount of Outstanding Securities (the "Total Loss OTP Amount") equal to the aggregate principal amount of the Securities Outstanding on the date such Offer to Purchase is required to be commenced under the Indenture at a purchase price equal to 100% of the aggregate principal amount of Securities to be purchased, plus accrued and unpaid interest and Special Interest, if any, on such Securities, to and including the Payment Date, and the Aircraft shall be released from the Lien of the Operative Documents in accordance with the provisions thereof. The Company shall commence such Offer to Purchase within thirty (30) days after the

Total Loss Date with respect to any such Total Loss. The Company may receive credit against any or all of the Total Loss OTP
Amount for open market purchases of Securities as provided in the Indenture.

      "Offer to Purchase" means an offer to purchase all or a portion, as the case may be, of the Securities by the Company from the Holders commenced by the mailing (by first class mail, postage prepaid) by the Company (or, if requested by the Company on at least five Business Days' prior notice to the Trustee and at the Company's expense, by the Trustee) of a notice to each Holder (and, if mailed by the Company, to the Trustee) at such Holder's address appearing in the Register, stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Security not tendered will continue to accrue interest and Special Interest (if any) pursuant to its terms (including, if such Offer to Purchase is being made pursuant to Section 4.12(c)(i)(A) of the Indenture, a statement that the rate of interest on such Security is subject to increase in accordance with the provisions of such Section); (iv) that, unless the Company defaults in the payment of the purchase price on the Payment Date, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest or Special Interest (if any) on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" attached to or on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice at any time beginning with the date of such notice but prior to the close of business on the Business Day immediately preceding the Payment Date, and such Holder shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit; (vi) that, unless the Company defaults in making the payment of the purchase price or shall otherwise, in its sole discretion, consent thereto, Holders will be entitled to withdraw their election only if the Trustee receives, not later than the close of business on the fifth Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be promptly issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (which new Securities, if such Offer to Purchase is being made pursuant to Section 4.12(c)(i)(A) or 4.12(d) of the Indenture, will cease to be secured by the Collateral); provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company shall place such notice in the national edition of The New York Times or The Wall Street Journal or, if such newspapers are not then in circulation, in a financial newspaper of general circulation in New York City. No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. On the Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Trustee shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate, and the Company shall promptly execute and mail (or cause to be mailed) to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; provided, further, that if the Payment Date is between a regular Record Date and the next succeeding Interest Payment Date, Securities to be repurchased must be accompanied by payment of an amount equal to the interest and Special Interest, if any, payable on such succeeding Interest Payment Date on the principal amount to be repurchased, and the interest on the principal amount of the Security being repurchased, and Special Interest, if any, with respect thereto, will be paid on such next succeeding Interest Payment Date to the registered holder of such Security on the immediately preceding Record Date. A Security repurchased on an Interest Payment Date need not be accompanied by any such payment, and the interest on the principal amount of the Security being repurchased and Special Interest, if any, with respect thereto, will be paid on such Interest Payment Date to the registered holder of such Security on the corresponding Record Date. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase. Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities so to be repurchased shall, on the Payment Date become due and payable at the purchase price applicable thereto and from and after such date (unless the Company shall default in the payment of such purchase price) such Securities shall cease to bear interest or Special Interest (if any). If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest and Special Interest (if any) from the Payment Date at the rate and in accordance with the provisions set forth in this Security and the Indenture. Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to the above provisions with (if the Company or Trustee so requires) due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

      9. Denominations, Transfer, Exchange. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law or permitted by the Indenture.

     10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered with the Registrar as the owner for all purposes.

      11. Discharge. Subject to certain conditions set forth in Article 8 of the Indenture, the Company may terminate its obligations under the Securities and the Indenture, except those obligations referred to in Section 8.1(b) of the Indenture, if the Company deposits with the Trustee or a Paying Agent cash or U.S. Government Obligations for the payment of principal of, interest on, and Special Interest, if any, with respect to, the Securities to Stated Maturity.

      12. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Securities, or the other Operative Documents may be amended with the consent of the Holders of at least a majority in principal amount of the then Outstanding Securities, and any existing Default, Event of Default or acceleration may be waived with the consent of the Holders of a majority in principal amount of the then Securities Outstanding. Without the consent of any Holder, the Indenture, the Securities or any of the Operative Documents may be amended to, among other things, cure any ambiguity, defect or inconsistency.

      13. Defaults and Remedies. Events of Default under the Indenture include the following: default for the period specified in the Indenture in payment of interest on, or Special Interest, if any, with respect to the Securities; default in payment of the principal amount of any Securities when the same becomes due and payable (at maturity, upon acceleration, redemption, tender for repurchase or otherwise); failure by the Company to comply with specific covenants of the Indenture or of the Mortgage within the time periods provided therein, discontinuing substantially all of its commercial airlines operations, or failure to pay over amounts required under the Mortgage; failure to comply in any material respect with any of its other agreements contained in the Indenture, the other Operative Documents or the Securities within the time periods (if any) and after the notice (if any) provided in any thereof; a representation or warranty of the Company in the Indenture, the other Operative Documents or any Mortgage Supplement or in any certificate of the Company delivered under any such document proves to be untrue in any material respect when made, and the failure to cure such default within the time periods and after the notice specified in the Indenture; the occurrence of certain defaults under any Indebtedness of the Company or any of its Significant Subsidiaries in excess of $10,000,000 in principal amount; the rendering of final judgments by a court of competent jurisdiction against the Company or any of its Significant Subsidiaries in an aggregate amount of $10,000,000 or more which remain undischarged for a period (during which execution is not stayed) of sixty (60) days after the date on which the right to appeal has expired; cessation of effectiveness of the Operative Documents without the consent of the Trustee; and certain events of bankruptcy, insolvency or reorganization. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of twenty-five percent (25%) in principal amount of the Securities Outstanding may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Securities Outstanding become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety to the more complete description thereof contained in the Indenture.

      14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or Affiliates of the Company with the same rights it would have if it were not Trustee.

      15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

      16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. Unclaimed Money. If money for the payment of principal of, interest on, or Special Interest, with respect to, or the purchase price for the Securities remains unclaimed for two (2) years, the Trustee or Paying Agent will pay the money back to the Company at its request. After such payment, Holders entitled to any portion of such money must look to the Company for payment unless an applicable law designates another person.

      18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. CUSIP Numbers. The Company in issuing this Security may use a "CUSIP" number (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

      20. Holders' Compliance with Registration Rights Agreement. Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

      21. Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

       The Company will furnish to any Holder of this Security, upon written request and without charge, a copy of the Indenture. Request may be made to: Trans World Airlines, Inc.,
One City Centre, 515 N. 6th Street, St. Louis, Missouri 63101,
Attention: Corporate Secretary.

                           ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:


(Insert Assignee's Soc. Sec. or Tax I.D. No.)


(Print or type assignee's name, address and zip code)


and irrevocably appoint ______________ agent
to transfer this Security on the books of the
Company.  The agent may substitute another to
act for him.
Date:____________________________   Signature(s):__________________________
                                                 __________________________


                                    (Sign exactly as your name(s) appear(s)
                                    on the other side of this Security)
Signature(s) guaranteed by:
                                    ________________________________________
                                    (All signatures must be guaranteed by
                                    a member of a national securities
                                    exchange or of the National Association
                                    of Securities Dealers, Inc. or by a
                                    commercial bank or trust company located
                                    in the United States)

              OPTION OF THE HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security repurchased by the Company pursuant to any Offer to Purchase under the Indenture, check the box:

                                |_|

      If you want to elect to have only part of this Security repurchased by the Company pursuant to any Offer to Purchase under the Indenture, state the principal amount to be repurchased:

$__________________________________
(in an integral multiple of $1,000)

Date:____________________________   Signature(s):__________________________
                                                 __________________________


                                    (Sign exactly as your name(s) appear(s)
                                    on the other side of this Security)
Signature(s) guaranteed by:
                                    ________________________________________
                                    (All signatures must be guaranteed by
                                    a member of a national securities
                                    exchange or of the National Association
                                    of Securities Dealers, Inc. or by a
                                    commercial bank or trust company located
                                    in the United States)

                      CERTIFICATE OF TRANSFER

Re: 10 1/4% Senior Secured Notes due 2003 (the "Notes") of Trans World Airlines, Inc. (the "Company")

           This Certificate relates to Notes held in definitive form by ___________ (the "Transferor").

           The Transferor has requested the Registrar by written order to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act of 1933 (the "Securities Act"), because:*

           |_|  Such Note is being transferred to the Company.

           |_| Such Note is being transferred pursuant to an effective Registration Statement under the Securities Act.

           |_| Such Note is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities
Act) in reliance on Rule 144A.

           |_| Such Note is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

           |_| Such Note is being transferred to an Institutional
"Accredited Investor" within the meaning of Subparagraph (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act.

           |_| Such Note is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

           The Registrar and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                   ___________________________
                                   [INSERT NAME OF TRANSFEROR]


                                    By:_______________________

Date:_____________________________

__________________________________
*     Please check applicable box.

                                                          EXHIBIT 2
                                                                 to
                                    RULE 144A/REGULATION S APPENDIX

 [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

[*/]
[**/]
No.                                                      CUSIP No.
                                                         $

                 10 1/4% Senior Secured Note due 2003

           TRANS WORLD AIRLINES, INC., a Delaware corporation promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on June 15, 2003.

           Interest Payment Dates:  June 15 and December 15.

           Record Dates:  June 1 and December 1.

           Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                    TRANS WORLD AIRLINES, INC.


                                    By:____________________________
                                       Name:
                                       Title:

                                    Attest:


                                        ___________________________
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

First Security Bank, National
Association, as Trustee, certifies
that this is one of the Securities
referred to in the Indenture.


    By:___________________________
          Authorized Signatory


________________________

*/ If the Security is to be issued in global form add the Global
Securities Legend from Exhibit 1 to the Rule 144A/Regulation S
Appendix.

**/ If the Security is a Private Exchange Security issued in a Private Exchange to the Placement Agent with respect to Securities acquired in other than market making or trading activities, add the Restricted Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and add the Certificate of Transfer from such Exhibit to the end of this Exhibit 2.

  [FORM OF REVERSE SIDE OF EXCHANGE OR PRIVATE EXCHANGE SECURITY]

                 10 1/4% Senior Secured Note due 2003

      This Security is one of a duly authorized issue of securities of the Company designated as its 10 1/4% Senior Secured Notes due 2003 (hereinafter called the "Securities"), limited in aggregate principal amount Outstanding to $14,500,000, issued or to be issued pursuant to an Indenture, dated as of June 16, 1998 (hereinafter called the "Indenture") between the Company and First Security Bank, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture).

      1. Interest; Special Interest. The Company promises to pay interest on the principal amount of this Security at the rate of ten and one-quarter percent (10 1/4%) per annum, subject to increase as provided in paragraph 8 below; provided, however, that if a Registration Default (as defined in and subject to the provisions of the Registration Rights Agreement) occurs (each period during which a Registration Default has occurred and is continuing referred to herein as a "Registration Default Period"), additional interest will accrue on this Security at a per annum rate of 0.50% for the first 90 days of the Registration Default Period, at a per annum rate of 1.0% for the second 90 days of the Registration Default Period, at a per annum rate of 1.5% for the third 90 days of the Registration Default Period and at a per annum rate of 1.5% thereafter for the remaining portion of the Registration Default Period (such additional interest is referred to herein as "Special Interest"). The Company will pay interest and Special Interest, if any, semi-annually on the Interest Payment Dates set forth on the face of this Security, commencing December 15, 1998. Interest on the Securities will accrue from June 16, 1998 or the most recent Interest Payment Date to which interest and Special Interest, if any, have been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company will pay interest on and Special Interest, if any, with respect to, the Securities (except defaulted interest and interest on defaulted principal) to the persons who are registered Holders of Securities at the close of business on the Record Date set forth on the face of this Security next preceding the applicable Interest Payment Date. Defaulted interest and interest on defaulted principal will be paid by the Company in accordance with the applicable provisions of the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, interest and Special Interest, if any, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and at any other office or agency maintained by the Company for such purpose in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest on and Special Interest, if any, with respect to, the Securities may be by check payable in such money and mailed to a Holder's registered address; provided further, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by a Holder with a bank in New York City if such Holder owns at least $250,000 in aggregate principal amount of certificated Securities and elects payment by wire transfer by giving written notice to the Company and the Trustee to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Company and the Trustee may accept in their discretion). If a payment date is a legal holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

      3. Registrar, Paying Agent and Tender Agent. Initially, the Trustee will act as Registrar and Paying Agent. The Company may change any Paying Agent or Registrar or co- registrar without prior notice to any Securityholder. The Company may act in any such capacity, except in certain circumstances.

      4. Indenture. The Company issued the Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made applicable to the Indenture by the TIA. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of such terms. Subject to paragraph 7 hereof, the Securities are senior secured obligations of the Company limited to $14,500,000 aggregate principal amount, except as otherwise provided in the Indenture. Terms used in this Security and not defined in this Security shall have the meaning set forth in
Section 1 of the Definitions Appendix attached as Appendix I to the Indenture, which shall be a part of this Security as if fully set forth in this place. The rules of construction for this Security are set forth in Section 2 of the Definitions Appendix.

      5. Mandatory Redemption. The Securities may not be redeemed at any time at the option of the Company. Subject to the provisions of the Indenture, the Company shall, until all the Securities are paid or payment thereof provided for, deposit in accordance with Section 3.6 of the Indenture, at least one Business Day prior to June 15 in each year, commencing June 15, 2001 (each such date being hereinafter referred to as a "Mandatory Redemption Date"), an amount in cash sufficient to redeem an aggregate principal amount of Securities (the "Mandatory Redemption Amount") equal to $920,000 on each of June 15, 2001 and June 15, 2002 (or, if the aggregate principal amount of Securities Outstanding on any such Mandatory Redemption Date is less than the principal amount required to so be redeemed, then all the Outstanding Securities shall be redeemed on such date), at a redemption price (expressed as a percentage of principal amount) of 100% plus accrued and unpaid interest and Special Interest, if any, to the Mandatory Redemption Date (subject to the right of holders of record on the relevant record date to receive interest and Special Interest, if any, due on the relevant Interest Payment Date). Each such deposit shall be applied to the redemption of Securities on such Mandatory Redemption Date as provided in the Indenture. The Company may at its option receive credit against any or all of the cash portion of the Mandatory Redemption Amount for open market purchases of Securities, and the obligation of the Company to make such mandatory redemptions is subject to automatic termination in connection with any permitted sale of or Total Loss with respect to the Aircraft, all as provided in the Indenture.

      6. Notice of Redemption. Notice of any redemption will be mailed at least 30 days but not sooner than 45 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on, and Special Interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

      7. Security. The Securities are secured by Liens on certain Properties of the Company pursuant to the Mortgage and the other Operative Documents described in the Indenture and such Liens are subject to release as provided herein and in the Mortgage and the other Operative Documents.

      8. Offers to Purchase. In the event that there shall occur a Change in Control, the Company shall make an Offer to Purchase all of the Outstanding Securities, at a purchase price equal to 101% of the aggregate principal amount of the Securities Outstanding, plus accrued and unpaid interest and Special Interest, if any, to and including the repurchase date. The right to require such repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 8 of the Indenture. The Company shall commence such Offer to Purchase within thirty (30) days after the occurrence of a Change in Control.

      In the event that the Company desires to sell the Aircraft as and when permitted in Section 4.12 of the Indenture, the Company shall (subject to the provisions of such Section 4.12) have commenced an Offer to Purchase Securities in an aggregate principal amount (the "Sale OTP Amount") equal to the aggregate principal amount of the Securities Outstanding on the date of the commencement of such Offer to Purchase at a purchase price (expressed as a percentage of principal amount of Securities to be purchased) equal to (a) 102%, if such Offer to Purchase is commenced prior to the first anniversary of the Issue Date, or
(b) 101%, if such Offer to Purchase is commenced on or after the first anniversary of the Issue Date, plus in either case, accrued and unpaid interest and Special Interest, if any, on such Securities to and including the Payment Date. Effective as of the day immediately following the Payment Date with respect to the Offer to Purchase in connection with a sale of the Aircraft, the interest rate borne by the Securities then Outstanding shall be subject to automatic increase as set forth in Section 4.12 of the Indenture, and the Aircraft shall be released from the Lien of the Operative Documents in accordance with the provisions thereof. The Company may receive credit against any or all of the Sale OTP Amount for open market purchases of Securities as provided in the Indenture.

      In the event that there shall occur a Total Loss with respect to the Aircraft, the Company shall (subject to the provisions of Section 4.12 of the Indenture) make an Offer to Purchase an aggregate principal amount of Outstanding Securities (the "Total Loss OTP Amount") equal to the aggregate principal amount of the Securities Outstanding on the date such Offer to Purchase is required to be commenced under the Indenture at a purchase price equal to 100% of the aggregate principal amount of Securities to be purchased, plus accrued and unpaid interest and Special Interest, if any, on such Securities, to and including the Payment Date, and the Aircraft shall be released from the Lien of the Operative Documents in accordance with the provisions thereof. The Company shall commence such Offer to Purchase within thirty (30) days after the

Total Loss Date with respect to any such Total Loss. The Company may receive credit against any or all of the Total Loss OTP
Amount for open market purchases of Securities as provided in the Indenture.

      "Offer to Purchase" means an offer to purchase all or a portion, as the case may be, of the Securities by the Company from the Holders commenced by the mailing (by first class mail, postage prepaid) by the Company (or, if requested by the Company on at least five Business Days' prior notice to the Trustee and at the Company's expense, by the Trustee) of a notice to each Holder (and, if mailed by the Company, to the Trustee) at such Holder's address appearing in the Register, stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Security not tendered will continue to accrue interest and Special Interest (if any) pursuant to its terms (including, if such Offer to Purchase is being made pursuant to Section 4.12(c)(i)(A) of the Indenture, a statement that the rate of interest on such Security is subject to increase in accordance with the provisions of such Section); (iv) that, unless the Company defaults in the payment of the purchase price on the Payment Date, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest or Special Interest (if any) on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" attached to or on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice at any time beginning with the date of such notice but prior to the close of business on the Business Day immediately preceding the Payment Date, and such Holder shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit; (vi) that, unless the Company defaults in making the payment of the purchase price or shall otherwise, in its sole discretion, consent thereto, Holders will be entitled to withdraw their election only if the Trustee receives, not later than the close of business on the fifth Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be promptly issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (which new Securities, if such Offer to Purchase is being made pursuant to Section 4.12(c)(i)(A) or 4.12(d) of the Indenture, will cease to be secured by the Collateral); provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company shall place such notice in the national edition of The New York Times or The Wall Street Journal or, if such newspapers are not then in circulation, in a financial newspaper of general circulation in New York City. No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. On the Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Trustee shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate, and the Company shall promptly execute and mail (or cause to be mailed) to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; provided, further, that if the Payment Date is between a regular Record Date and the next succeeding Interest Payment Date, Securities to be repurchased must be accompanied by payment of an amount equal to the interest and Special Interest, if any, payable on such succeeding Interest Payment Date on the principal amount to be repurchased, and the interest on the principal amount of the Security being repurchased, and Special Interest, if any, with respect thereto, will be paid on such next succeeding Interest Payment Date to the registered holder of such Security on the immediately preceding Record Date. A Security repurchased on an Interest Payment Date need not be accompanied by any such payment, and the interest on the principal amount of the Security being repurchased and Special Interest, if any, with respect thereto, will be paid on such Interest Payment Date to the registered holder of such Security on the corresponding Record Date. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase. Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities so to be repurchased shall, on the Payment Date become due and payable at the purchase price applicable thereto and from and after such date (unless the Company shall default in the payment of such purchase price) such Securities shall cease to bear interest or Special Interest (if any). If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest and Special Interest (if any) from the Payment Date at the rate and in accordance with the provisions set forth in this Security and the Indenture. Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to the above provisions with (if the Company or Trustee so requires) due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

      9. Denominations, Transfer, Exchange. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law or permitted by the Indenture.

     10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered with the Registrar as the owner for all purposes.

     11. Discharge. Subject to certain conditions set forth in Article 8 of the Indenture, the Company may terminate its obligations under the Securities and the Indenture, except those obligations referred to in Section 8.1(b) of the Indenture, if the Company deposits with the Trustee or a Paying Agent cash or U.S.
Government Obligations for the payment of principal of, interest on, and Special Interest, if any, with respect to, the Securities to Stated Maturity.

      12. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Securities, or the other Operative Documents may be amended with the consent of the Holders of at least a majority in principal amount of the then Outstanding Securities, and any existing Default, Event of Default or acceleration may be waived with the consent of the Holders of a majority in principal amount of the then Securities Outstanding. Without the consent of any Holder, the Indenture, the Securities or any of the Operative Documents may be amended to, among other things, cure any ambiguity, defect or inconsistency.

      13. Defaults and Remedies. Events of Default under the Indenture include the following: default for the period specified in the Indenture in payment of interest on, or Special Interest, if any, with respect to the Securities; default in payment of the principal amount of any Securities when the same becomes due and payable (at maturity, upon acceleration, redemption, tender for repurchase or otherwise); failure by the Company to comply with specific covenants of the Indenture or of the Mortgage within the time periods provided therein, discontinuing substantially all of its commercial airlines operations, or failure to pay over amounts required under the Mortgage; failure to comply in any material respect with any of its other agreements contained in the Indenture, the other Operative Documents or the Securities within the time periods (if any) and after the notice (if any) provided in any thereof; a representation or warranty of the Company in the Indenture, the other Operative Documents or any Mortgage Supplement or in any certificate of the Company delivered under any such document proves to be untrue in any material respect when made, and the failure to cure such default within the time periods and after the notice specified in the Indenture; the occurrence of certain defaults under any Indebtedness of the Company or any of its Significant Subsidiaries in excess of $10,000,000 in principal amount; the rendering of final judgments by a court of competent jurisdiction against the Company or any of its Significant Subsidiaries in an aggregate amount of $10,000,000 or more which remain undischarged for a period (during which execution is not stayed) of sixty (60) days after the date on which the right to appeal has expired; cessation of effectiveness of the Operative Documents without the consent of the Trustee; and certain events of bankruptcy, insolvency or reorganization. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of twenty-five percent (25%) in principal amount of the Securities Outstanding may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Securities Outstanding become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety to the more complete description thereof contained in the Indenture.

      14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or Affiliates of the Company with the same rights it would have if it were not Trustee.

      15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

      16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      17. Unclaimed Money. If money for the payment of principal of, interest on, or Special Interest, with respect to, or the purchase price for the Securities remains unclaimed for two (2) years, the Trustee or Paying Agent will pay the money back to the Company at its request. After such payment, Holders entitled to any portion of such money must look to the Company for payment unless an applicable law designates another person.

      18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. CUSIP Numbers. The Company in issuing this Security may use a "CUSIP" number (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

      20. Holders' Compliance with Registration Rights Agreement. Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

      21. Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

      The Company will furnish to any Holder of this Security, upon written request and without charge, a copy of the Indenture. Request may be made to: Trans World Airlines, Inc.,
One City Centre, 515 N. 6th Street, St. Louis, Missouri 63101,
Attention: Corporate Secretary.

                           ASSIGNMENT FORM

To assign this Security, fill in the form below: I or we assign and transfer this Security to:


(Insert Assignee's Soc. Sec. or Tax I.D. No.)


(Print or type assignee's name, address and zip code)


and irrevocably appoint ______________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:______________________________  Signature(s):__________________________

                                                  __________________________

                                    (Sign exactly as your name(s) appear(s)
                                    on the other side of this Security)
Signature(s) guaranteed by:
                                    _________________________________________
                                    (All signatures must be guaranteed by
                                    a member of a national securities
                                    exchange or of the National Association
                                    of Securities Dealers, Inc. or by a
                                    commercial bank or trust company located
                                    in the United States)

              OPTION OF THE HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security repurchased by the Company pursuant to any Offer to Purchase under the Indenture, check the box:

                                |_|

      If you want to elect to have only part of this Security repurchased by the Company pursuant to any Offer to Purchase under the Indenture, state the principal amount to be repurchased:

$__________________________________
(in an integral multiple of $1,000)

Date:______________________________  Signature(s):__________________________

                                                  __________________________

                                    (Sign exactly as your name(s) appear(s)
                                    on the other side of this Security)
Signature(s) guaranteed by:
                                    _________________________________________
                                    (All signatures must be guaranteed by
                                    a member of a national securities
                                    exchange or of the National Association
                                    of Securities Dealers, Inc. or by a
                                    commercial bank or trust company located
                                    in the United States)

                                                        EXHIBIT A

=================================================================




             AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

                    Dated as of June 16, 1998




                             Between




                   TRANS WORLD AIRLINES, INC.,


                           as Mortgagor


                               and




      FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Trustee,


                           as Mortgagee




=================================================================


           Covering Boeing Model 767-231 ETOPS Aircraft

                         TABLE OF CONTENTS

                                                            Page

1.  DEFINITIONS ............................................  1

    1.1  Definitions .......................................  1

    1.2  Rules of Construction .............................  3

2.  SECURITY INTEREST ......................................  3

    2.1  Granting of Security Interest .....................  3

    2.2  Certain Releases of Lien ..........................  5

    2.3  Liability of Mortgagor ............................  7

    2.4  No Segregation of Moneys; No Interest .............  7

3.  OPERATION, REPLACEMENT OF PARTS AND POSSESSION
    OF AIRCRAFT ............................................  7

    3.1  Operation .........................................  7

    3.2  Transfer of Possession ............................  8

    3.3  Total Loss of Engine and not Airframe; Total
         Loss of Airframe ..................................  8

    3.4  Replacement of Parts ..............................  9

    3.5  Installation of Video Equipment and
         Telephone Systems owned by Third Parties
         on the Aircraft ...................................  9

    3.6  Interchange and Pooling Agreements ................ 10

4.  EVENTS OF DEFAULT; DISPOSITION OF COLLATERAL
    AND APPLICATION OF PROCEEDS ............................ 10

    4.1  Judicial Proceedings, etc., Following
         Event of Default .................................. 10

    4.2  Delivery of Collateral, Power of Sale, etc ........ 11

    4.3  Right to Possession, etc .......................... 12

    4.4  Application of Proceeds ........................... 13

    4.5  Matters Involving Manner of Sale .................. 14


                               (i)

                        TABLE OF CONTENTS
                           (Continued)
                                                            Page

5.  REPRESENTATIONS AND WARRANTIES ......................... 16

    5.1  Corporate Status .................................. 16

    5.2  Governmental Approvals ............................ 16

    5.3  Binding ........................................... 17

    5.4  No Breach ......................................... 17

    5.5  Filings ........................................... 17

    5.6  Licenses .......................................... 17

    5.7  No Suits .......................................... 17

    5.8  Taxes ............................................. 17

    5.9  No Event of Default or Total Loss ................. 18

    5.10 Aircraft Certification ............................ 18

    5.11 Investment Company Act ............................ 18

    5.12 Condition of Aircraft ............................. 18

    5.13 Title ............................................. 18

    5.14 No Default ........................................ 18

    5.15 Mortgage Liens .................................... 18

    5.16 Engines ........................................... 18

    5.17 FAA Aircraft Registry ............................. 18

    5.18 Insurances ........................................ 19

6.  COVENANTS .............................................. 19

    6.1  This Agreement .................................... 19

    6.2  Certain Rights .................................... 19

    6.3  Insurance ......................................... 19


                               (ii)

                        TABLE OF CONTENTS
                           (Continued)
                                                            Page

    6.4  Compliance with Laws .............................. 21

    6.5  Subleasing or Leasing ............................. 21

    6.6  Further Assurances ................................ 23

    6.7  Maintenance ....................................... 23

    6.8  Registration ...................................... 24

    6.9  Insignia .......................................... 24

    6.10 Inspection ........................................ 25

    6.11 Alterations, Modifications and Additions .......... 25

    6.12 Notice of Change of Mortgagor's Chief
         Executive Office .................................. 26

7.  CONDEMNATION ........................................... 26

    7.1  Dedication to CRAF ................................ 26

    7.2  Notice to Mortgagee ............................... 27

    7.3  Requisition of Engine ............................. 27

    7.4  Government Indemnification ........................ 27

    7.5  No Geographic Limits .............................. 27

    7.6  Notice of Default ................................. 27

    7.7  Receipts of Payments .............................. 27

8.  GENERAL INDEMNIFICATION ................................ 28

    8.1  General Indemnification and Waiver of
         Certain Claims .................................... 28

    8.2  Tax Indemnification ............................... 31

    8.3  Survival of Indemnities ........................... 35

9.  MISCELLANEOUS .......................................... 35

    9.1  Performance by Mortgagee .......................... 35


                              (iii)

                        TABLE OF CONTENTS
                           (Continued)
                                                            Page

    9.2  Power of Attorney ................................. 36

    9.3  Waiver, etc., by Mortgagor ........................ 36

    9.4  Amendment, etc .................................... 37

    9.5  [Intentionally Omitted.] .......................... 37

    9.6  Successors and Assigns ............................ 37

    9.7  Severability ...................................... 37

    9.8  Governing Law; Waiver of Jury Trial ............... 38

    9.9  Notices; Waivers .................................. 38

    9.10 No Adverse Interpretation of Other Agreements ..... 38

    9.11 Benefits of Agreement Restricted .................. 38

    9.12 Counterpart Originals ............................. 38

    9.13 Effect of Headings ................................ 38

    9.14 Section 1110 of the Bankruptcy Code ............... 38

EXHIBIT A  Form of Mortgage Supplement
EXHIBIT B  Insurance
EXHIBIT C  Pre-Approved List


                              (iv)

             AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

      THIS AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (this "Agreement"), dated as of June 16, 1998, is entered into between TRANS WORLD AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, "Mortgagor"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee under the Indenture hereinafter referred to (together with its successors and assigns, "Mortgagee") for the benefit of Mortgagee and the Holders (as defined in such Indenture), in light of the following facts:

                             RECITALS

      WHEREAS, Mortgagor and First Security Bank, National Association (f/k/a First Security Bank of Utah, National Association), not in its individual capacity, except as expressly stated therein, but solely as Owner Trustee ("Owner Trustee") under the Trust Agreement N607TW dated as of March 28, 1995 between 767 Leasing HY, LLC ("Beneficiary") as assignee of ING Lease Delaware, Inc. (f/k/a Internationale Nederlanden Aviation Lease Delaware, Inc.) and Owner Trustee, have entered into that certain Aircraft Sale and Note Purchase Agreement, made and entered into as of the 16th day of June, 1998 among Mortgagor, Owner Trustee, Beneficiary and Lazard Freres & Co. LLC (the "Aircraft Sale Agreement"), pursuant to which Mortgagor agreed to purchase, and Owner Trustee agreed to sell, the Aircraft (as hereinafter defined);

      WHEREAS, Mortgagor and Mortgagee are contemporaneously herewith entering into that certain Indenture, dated as of even date herewith (the "Indenture"), pursuant to which Mortgagor will issue its 10 1/4% Senior Secured Notes due 2003 (the "Securities") to a certain holder or holders (the "Holders"), as payment of part of the purchase price of the Aircraft under the Aircraft Sale Agreement; and

      WHEREAS, it is a condition precedent to Mortgagee's authentication of the Securities that Mortgagor grant to Mortgagee a first priority security interest in the Aircraft in order to secure, among other things, (a) Mortgagor's obligations to the Holders and Mortgagee under the Indenture and (b)
Mortgagor's obligation to the Holders and Mortgagee hereunder.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS

      1.1 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be a part of this Agreement as if fully set forth in this place. In addition, the following terms shall have the respective meanings set forth below:

      "CRAF" means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. ss. 9511 et seq. or any substantially similar program.

      "Government Entity" means any (a) national, state or local government, (b) board, commission, department, division, instrumentality, court, agency or political subdivision thereof and (c) association, organization or institution of which any thereof is a member or in whose activities any thereof is a participant.

      "Law" means any (a) statute, decree, constitution, regulation, order or any directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government
Entity is a signatory or party and (c) judicial or administrative interpretation or application of any of the foregoing.

      "Total Loss" means any of the following in relation to the Aircraft, Airframe or any Engine and "Total Loss Date" means the date set forth in parentheses after each Total Loss:

                (i) Destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever (the date such event occurs or, if not known, the date on which the Aircraft, Airframe or Engine was last heard of).

                (ii) Actual, constructive, compromised, arranged or agreed total loss (the earlier of the date on which the loss is agreed or compromised by the insurers or thirty (30) days after the date of notice to Mortgagor's brokers or insurers claiming such total loss).

                (iii) Requisition of title, confiscation, forfeiture or any compulsory acquisition whatsoever, except for an acquisition of the Aircraft, Airframe or Engines by the Air Mobility Command pursuant to CRAF
           (the date on which the same takes effect).

                (iv) Sequestration, detention or seizure for more than thirty (30) consecutive days (the earlier of the date on which insurers make payment on the basis of a total loss or the date of expiration of such period).

                (v) Requisition for use for more than one hundred eighty (180) consecutive days (the earlier of the date on which the insurers make payment on the basis of a total loss or the date of expiration of such period).

                (vi) Loss or loss of use due to theft or disappearance for a period greater than sixty (60) consecutive days (the date of expiration of such period).

                (vii) Any other occurrence which deprives
           Mortgagor of use or possession for a period of one hundred eighty (180) consecutive days or longer (the one hundred eightieth (180th) day of such period).

      A Total Loss with respect to the Aircraft shall be deemed to have occurred if a Total Loss has occurred with respect to the Airframe constituting part of the Aircraft.

      1.2 Rules of Construction. The rules of construction for this Agreement are set forth in Section 2 of the Definitions
Appendix.

2.    SECURITY INTEREST

      2.1 Granting of Security Interest. Mortgagor does hereby transfer, convey, mortgage, hypothecate, assign and grant to Mortgagee a purchase-money security interest in, and mortgage lien on (subject to no prior interests of any Person whatsoever), all right, title, interest, claims and demands of Mortgagor in and to the Properties, rights, interests and privileges described in clauses (a) through (h) below, whether now or hereafter acquired (which Properties, rights, interests and privileges described in clauses (a) through (h) below, including all such Properties, rights, interests and privileges hereafter subjected to the Lien of this Agreement by any Mortgage Supplement, are included in and defined as the "Collateral"), to wit:

           (a) the Airframe and Engines, each of which Engines is of 750 or more rated takeoff horsepower or the equivalent of such horsepower, and in the case of each such Engine, whether or not such Engine shall be installed in or attached to the Airframe or any other airframe, and the Parts, together with all accessories, equipment, parts and appurtenances appertaining or attached to the Airframe or an Engine, whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, alterations, modifications, improvements, accessions and accumulations to the Airframe, any Engine or any Part;

           (b) all proceeds from the sale or other disposition of, all proceeds of insurance due to Mortgagor on, and all proceeds of any condemnation or requisition of title or use due to Mortgagor with respect to, any of the Properties described in clause (a) above;

           (c) all logs, books, records (including, without limitation, all inspection, modification, maintenance and overhaul records), data, manuals and other documents, in each case, maintained in respect of the Airframe or any Engine, including, without limitation, all such logs, books, records, data, manuals and other documents maintained pursuant to requirements of the FAA;

           (d) the Aircraft Sale Agreement and the Bills of Sale to the extent the same relate to continuing rights of Mortgagor in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement matters with respect to the Airframe or any Engine (reserving to Mortgagor, however, all of Mortgagor's other rights and interest in and to the Aircraft Sale Agreement) together with all rights, powers, privileges, options and other benefits of Mortgagor thereunder (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Mortgagor is or may be entitled to do thereunder (subject to such reservation, and all warranties and any other rights of Mortgagor against any manufacturer relating to the Airframe, any Engine or any Part);

           (e) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with Mortgagee by or for the account of Mortgagor pursuant to any term hereof or held or required to be held by Mortgagee hereunder;

           (f) all other items of equipment and furnishings, wherever located, appertaining to the Aircraft, including without limitation, the auxiliary power unit bearing Manufacturer's Serial No. P40261 delivered with the Aircraft on the Issue Date, and all substitutions, renewals and replacements thereof and additions, modifications and accessories thereto;

           (g) all rents, issues, profits, revenues and other income of the Property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other
Operative Documents or by any Mortgage Supplement; and

           (h) all proceeds, howsoever arising, of any of the foregoing;

TO HAVE AND TO HOLD the Collateral unto Mortgagee, for the benefit of the Holders and Mortgagee and their respective successors and assigns, as security for

                (i) the due and punctual indefeasible payment in full of (A) all sums, together with interest, Special Interest, or premium, if any, thereon, owing or outstanding under the Securities or that may be or become due and payable to Mortgagee, any of the Holders, or their respective successors and assigns, by Mortgagor under or in connection with the Securities, the Indenture, this Agreement or the other Operative Documents, (B) the reasonable costs and expenses of collection and foreclosure with respect to the indebtedness and obligations secured hereby, whether now existing or hereafter arising, including without limitation reasonable attorneys' fees and other costs and expenses expended or incurred by Mortgagee under or pursuant to this Agreement, the Securities, the Indenture or any other Operative Document or otherwise in connection with discovering, locating, satisfying Liens and charges on, protecting and taking possession of the Collateral or any part thereof, the returning of the Collateral or any part thereof to any place in the continental United States designated by Mortgagee (including, without limitation, costs of repairing, rehabilitating and storing the Collateral or any part thereof), and the enforcement of, or collection of amounts owing or outstanding or due and payable under or in connection with the Securities, the Indenture, and the other agreements and instruments referred to in this clause
           (i) and (C) interest (to the extent permitted by applicable Law) on all costs and expenses described in this clause (i), at a rate of interest per annum equal to the highest rate that may, under any circumstance (whether or not such circumstance has or could actually occur), be applicable to the Securities thereunder or under the Indenture, computed on the basis of a 360-day year and the actual number of days elapsed; and

                (ii) the timely and faithful performance and observance by Mortgagor of all agreements, promises and covenants undertaken by it hereunder, in the Indenture and the other instruments, agreements and obligations referred to in clause (i) above (the foregoing, together with all the sums, interest, Special Interest, premium, expenses, costs and other amounts referred to in clause (i) above, being hereinafter referred to collectively as the "Obligations"); provided, however, that, and these presents are subject to the condition that, if Mortgagor shall have paid or caused to be paid in full, and Mortgagor shall have well and faithfully performed and observed, all the Obligations at the time and in the manner specified therefor, and any other indebtedness, obligation or account whatsoever (whether presently existing or subsequently arising) secured hereby, or made provision therefor pursuant to
           Article 8 of the Indenture then, upon the request of Mortgagor, delivered to Mortgagee, Mortgagee shall, at the cost and expense of Mortgagor, execute and deliver to Mortgagor, such instruments of satisfaction and discharge as may be appropriate (without, however, being under any duty to cause such instruments to be filed or recorded in the public records wherein this Agreement shall have been filed and/or recorded), and otherwise the same shall be and remain in full force and effect.

      2.2 Certain Releases of Lien. (a) At any time and from time to time prior to or upon the release of the Lien of this Agreement pursuant to this Section 2.2, upon the Total Loss of an Engine in accordance with the express terms of this Agreement, or the replacement of any Part of the Aircraft in accordance with the express terms of this Agreement, Mortgagee shall, upon the Request of and at the cost and expense of Mortgagor and provided, that no Default or Event of Default shall have occurred and be continuing, release such Engine or such Part, as the case may be, from the Lien of this Agreement so long as the Replacement Engine and Part complies with the terms and conditions of this Agreement on Replacement Engines and Parts. In connection with the release of the Lien on any Engine, Mortgagee shall execute and deliver such instrument as aforesaid upon a Request from Mortgagor, requesting such release and describing the Property so to be released only upon receipt by or deposit with Mortgagee of the following:

                (i)  An Officers' Certificate stating the
                following:

                     (A) a description of the Engine to be
                released, which shall be identified by
                manufacturer's serial number;

                     (B) a description of the Replacement Engine
                to be received as consideration for the Engine to be released pursuant to the provisions of this Agreement;

                     (C) that no Default or Event of Default has
                occurred that has not been remedied or waived and that Mortgagor will not be in default, by the making and granting of the request for release, in the performance of any of the terms and covenants of any Operative Document; and

                     (D) that the release of the Engine so to be
                released will not be inconsistent with any of the provisions of this Agreement, the Indenture or any other Operative Document.

                (ii) The appropriate instruments transferring title to the Replacement Engine to be received as consideration for the Engine to be released to Mortgagor, subjecting such Replacement Engine to the Lien of this Agreement including, without limitation, any Mortgage Supplement if so required by Mortgagee.

                (iii) Upon the request of Mortgagee, an Opinion of Counsel (and, as to matters relating to title and perfection under the Federal Aviation Act, an opinion of special FAA counsel) satisfactory to Mortgagee:

                     (A) stating that the certificates, opinions
                and other instruments and/or Property that have been or are therewith delivered to and deposited with Mortgagee conform to the requirements of this Agreement and that, upon the basis of such application, the Property so sold or disposed of may be released from the Lien of this Agreement in accordance with the provisions of this Agreement, and that all conditions precedent herein provided for relating to such release have been complied with; and

                     (B) stating that Mortgagor has good title to
                the Replacement Engine to be received as consideration for the Engine to be released, free of any Liens or encumbrances whatsoever, except the Lien hereof and Permitted Liens, that such Replacement Engine has been validly subjected to the Lien of this Agreement, that the instruments subjecting such Replacement Engine to the Lien of this Agreement have been duly filed for recordation pursuant to the Federal Aviation Act and that no further action or filing or recording of any document is necessary or advisable in order to establish and perfect the title of Mortgagor to, and the Lien of this Agreement on, such Replacement Engine.

                (iv) Uniform Commercial Code financing statements covering the security interests created by this Agreement as are deemed necessary or desirable by Mortgagee to protect the security interests of Mortgagee in the Replacement Engine.

                (v) to the extent assignable, an assignment to Mortgagee as security under this Agreement of all representations, warranties, agreements and indemnities given to Mortgagor by the manufacturer or vendor of such Replacement Engine.

                (vi) an appraisal from a nationally recognized firm of independent aircraft appraisers reasonably acceptable to Mortgagee as to the fair market value of the Replacement Engine (which shall not be less than the fair market value of the Engine it replaces, assuming such replaced Engine had been maintained in the condition and repair required hereunder) and of the Aircraft after giving effect to such replacement (which shall not be less than the fair market value of the Aircraft prior to such replacement, assuming the Aircraft had been maintained in the condition required hereunder).

           (b) In the event of the substitution of a Replacement Engine, all provisions of this Agreement relating to the Airframe or Engine being replaced shall be applicable to such Replacement Engine with the same force and effect as if such Replacement Engine were the same engine, as the case may be, as the Engine being replaced but for the Total Loss with respect to the Engine being replaced.

      2.3 Liability of Mortgagor. Mortgagor shall be personally liable hereunder for any and all amounts from time to time due and payable hereunder. Mortgagor hereby agrees that Mortgagee may proceed directly against it in connection with its liability hereunder without first proceeding to enforce its rights or remedies against Mortgagor or in the Collateral. Mortgagor hereby authorizes Mortgagee to exercise in any order any right or remedy it might have, including, without limitation, any right of judicial foreclosure or power of sale of the Collateral, with respect to the Obligations. All rights, powers and remedies of Mortgagee hereunder and under the other Operative Documents are cumulative and not alternative and are in addition to all rights, power and remedies given to Mortgagee by applicable Law.

      2.4 No Segregation of Moneys; No Interest. Moneys received by Mortgagee hereunder need not be segregated in any manner except to the extent required by applicable Law or any Operative Document, and may be deposited under such general conditions as may be prescribed by applicable Law, and Mortgagee shall not be liable for any interest thereon, provided that, to the extent such information is or was available to Mortgagee, any payments received or applied hereunder by Mortgagee shall be accounted for by Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

3.    OPERATION, REPLACEMENT OF PARTS AND
      POSSESSION OF AIRCRAFT

      3.1 Operation. Mortgagor agrees that it will not use or operate, or permit any permitted lessee or sublessee (if any) of the Aircraft or any other Person to use or operate the Aircraft in violation of any law or any rule, regulation or order (including, without limitation, concerning alcoholic beverages or prohibited substances) of any Government Entity having jurisdiction (domestic or foreign) or in violation of any airworthiness certificate, license or registration relating to the Aircraft or any Engine issued by any such authority, except to the extent the validity or application of any such law, rule, regulation or order is being contested in good faith and by appropriate proceedings and for the payment of which adequate reserves have been provided and are being maintained on the books of Mortgagor (but only so long as Mortgagee has been given notice of such proceedings and such proceedings do not, in Mortgagee's reasonable opinion, involve any danger of the attachment, sale, forfeiture or loss of the Aircraft, any Engine, or any Part thereof or otherwise materially adversely affect the Lien of this Agreement or subject Mortgagee or any Holder to any risk of civil or criminal penalty). In the event that any such law, rule, regulation or order requires alteration of the Aircraft, any Engine, or any Part thereof, unless the validity thereof is being contested in good faith and by appropriate proceedings and for the payment of which adequate reserves have been provided and are being maintained on the books of Mortgagor (but only so long as Mortgagee has been given notice of such proceedings and such proceedings do not, in Mortgagee's reasonable opinion, involve any danger of the attachment, sale, forfeiture or loss of any item of the Aircraft, any Engine, or any Part thereof or otherwise materially adversely affect the Lien of this Agreement or subject Mortgagee or any Holder to any risk of civil or criminal penalty), Mortgagor will conform thereto or obtain conformance therewith at no expense to Mortgagee and will maintain the Aircraft in proper operating condition under such laws, rules, regulations and orders. Mortgagor agrees that it will not permit the Aircraft or any Engine to be operated, used or located (a) in any area excluded from coverage by the insurance required by the terms of Section 6.3, except in the case of a requisition by the United States of America where Mortgagor obtains indemnity from the United States of America against substantially the same risks and for at least the amounts of the insurance required by Section 6.3 covering such area, or (b) outside the United States or Canada in any recognized or, in the Mortgagor's reasonable judgment, threatened area of hostilities unless, notwithstanding the provisions of
Section 6.3, covered by war risk and allied perils insurance, or in either case unless the Aircraft is operated or used under contract with the government of the United States or any agency or instrumentality thereof (backed by the full faith and credit of the United States Government) under which contract such government assumes liability for substantially the same risks in at least the same amounts as would be covered by such insurance.

      3.2 Transfer of Possession. Except as expressly set forth herein or in the Indenture, Mortgagor will not, without the prior written consent of Mortgagee, lease, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft or any Engine, except that Mortgagor may install an Engine on another aircraft in Mortgagor's fleet to the extent consistent with Section 6.2 below.

      3.3  Total Loss of Engine and not Airframe; Total Loss of
Airframe.

           (a) Upon a Total Loss of any Engine not installed on the Aircraft or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, Mortgagor will give Mortgagee prompt (but in any event, within five Business Days after the Total Loss Date) written notice thereof. Mortgagor will, as soon as reasonably possible and in any event within 120 days of the Total Loss Date with respect to such Total Loss, and on at least five days' written notice to Mortgagee, replace such Engine by duly obtaining title to a Replacement Engine free of all liens and encumbrances other than Permitted Liens and such Replacement Engine will have a value and utility at least equal to, and of the same model, service bulletin, and modification status and in at least as good operating condition as, the Engine which sustained such Total Loss. Such Replacement Engine will be an Engine as defined herein.

           (b) Mortgagor agrees at its own expense to take such action as Mortgagee may reasonably request in order that any such Replacement Engine becomes the Property of Mortgagor and is subject to the Lien provided by this Agreement.

           (c) Upon a Total Loss of the Airframe, Mortgagor will give Mortgagee prompt (but in any event, within five Business Days after the Total Loss Date) written notice thereof and will comply with the provisions of Section 4.12 (d) of the Indenture.

      3.4 Replacement of Parts. Mortgagor, at its own cost and expense, will promptly replace or cause the replacement of all Parts that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, with Parts of at least equivalent model, operating condition and modification status as the replaced Part if the replaced Part had been maintained in accordance with the provisions hereof. Mortgagor may substitute for any Part a Part that does not meet the foregoing requirements if a complying Part could not be procured or installed within the available ground time of the Aircraft and as soon as practicable the noncomplying part is removed and replaced by a complying Part. All Parts at any time removed from the Aircraft or any Engine shall remain part of the Aircraft or any Engine no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in the Aircraft or any Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft or any Engine as above provided, without further act, (i) such replacement Part shall be deemed part of the Aircraft or Engine, as applicable, for all purposes hereof to the same extent as the Parts originally incorporated in the Aircraft or Engine, as applicable, and (ii) the replaced Part shall no longer be deemed a Part hereunder.

      3.5 Installation of Video Equipment and Telephone Systems owned by Third Parties on the Aircraft. Mortgagor may lease or purchase subject to a security lien equipment for the Aircraft (including video systems and telephone systems) from third parties and install such equipment on the Aircraft. The installation of such equipment on the Aircraft is considered a modification to the Aircraft and Mortgagor must comply (or, with respect to such equipment existing and already installed on the Issue Date, have complied) with the requirements of Section 6.11 prior to the installation of such equipment on the Aircraft. Such equipment will remain the Property of its owner, unless such equipment has not been removed from the Aircraft prior to the repossession of the Aircraft by Mortgagee or the owner or holder of the security interest in such equipment shall not have requested in writing that the same be removed in accordance with this Section (at which time title will pass to Mortgagee). Prior to repossession of the Aircraft by Mortgagee, Mortgagor or the holder of the security interest may remove any such equipment from the Aircraft, so long as Mortgagor restores and repairs any of the alterations made to the Aircraft in connection with the installation of such equipment on the Aircraft to the same condition that the Aircraft was in prior to the installation of such equipment on the Aircraft. In the event that the Aircraft is repossessed by Mortgagee in any manner permitted by this Agreement which does not allow the removal of the equipment prior to such repossession, upon written notice to Mortgagee by any such lessor or holder of a security interest within ten days of such termination requesting removal of the equipment, Mortgagee shall remove or cause to be removed such equipment, restore and repair the Aircraft to the condition that such Aircraft was in prior to the installation of such equipment on the Aircraft and return such equipment to the lessor or holder of the security interest, all of which will be at the cost and expense of the lessor or security holder of such security interest. As a condition precedent to removal and return, the owner or security holder must provide Mortgagee with the security requested by Mortgagee to cover the costs of such removal, restoration and return and the associated downtime.

      3.6 Interchange and Pooling Agreements. Mortgagor may subject the Engines and Parts to normal interchange or pooling agreements with responsible international scheduled commercial air carriers customary in the airline industry and entered into by Mortgagor in the ordinary course of its business with respect to its entire Boeing 767-200 fleet so long as (i) in the case of pooling of an Engine, such Engine is returned to Mortgagor within one (1) month, (ii) no reregistration of the Engine occurs, (iii) all other terms of this Agreement continue to be observed with respect to the Engines or Parts, and (iv) Mortgagor continues to be fully responsible to Mortgagee for the performance of all of its obligations hereunder.

4.    EVENTS OF DEFAULT; DISPOSITION OF
      COLLATERAL AND APPLICATION OF PROCEEDS

      4.1 Judicial Proceedings, etc., Following Event of Default. If any Event of Default shall occur and be continuing, then, and in any such event, Mortgagee may, forthwith upon notice to Mortgagor (it being understood and agreed that such provision of notice to Mortgagor shall not be deemed to limit or otherwise restrict Mortgagee's rights and remedies hereunder or under any other Operative Document or agreement): (a) apply to a court of competent jurisdiction to obtain specific performance or observance by Mortgagor of any covenant, agreement or undertaking on the part of Mortgagor hereunder that Mortgagor shall have failed to observe or perform or to obtain aid in the execution of any power granted herein; and/or (b) proceed to foreclose against the Collateral or any part thereof pursuant to this Agreement, and according to the applicable Law of the jurisdiction or jurisdictions in which such Collateral or part thereof shall at the time be located, by doing any one or more or all of the acts described in Sections 2.1 or 4.2 and/or the following acts, as Mortgagee, in its sole and complete discretion (acting in good faith), may then elect to:

                (i) exercise all the rights and remedies, in foreclosure and otherwise, available to it as a mortgagee and secured party under the provisions of applicable Law, including, in any event, all of the rights, powers and remedies under the Uniform Commercial Code of the State of New York;

                (ii) institute legal proceedings to obtain a judgment conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Collateral to Mortgagee;

                (iii) institute legal proceedings to foreclose upon and against the security interest granted in and by this Agreement, to recover judgment for all Obligations then due and owing, and to collect the same out of any of the Collateral or the proceeds of any sale thereof;

                (iv) institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all of the Collateral;

                (v) without regard to the adequacy of the security for the Indenture or any other Operative Document or agreement between Mortgagee and Mortgagor, Mortgagor and its Affiliates, by virtue of this Agreement or otherwise, or any other collateral or other security or to the solvency of Mortgagor, institute legal proceedings for the appointment of a receiver or receivers pending foreclosure hereunder or for the sale of any of the Collateral under the order of a court of competent jurisdiction or under other legal process; or

                (vi) personally, or by agents or attorneys, enter upon any premises where the Collateral or any part thereof may then be located, and take possession of and remove all or any part thereof or render it unusable; and without being responsible for loss or damage to such Collateral, hold, store and keep idle, or lease, operate or otherwise use or permit the use of, the same or any part thereof, for such time and upon such terms as Mortgagee may in its sole and complete discretion deem to be in its own best interests, and demand, collect and retain all hire, earnings and other sums due and to become due in respect of the same from any party whomsoever, accounting for net earnings, if any, arising from such use and charging against all receipts from the use of the same or from the sale thereof, by court proceedings or pursuant to Section 4.2, all other costs, expenses, charges, damages and other losses resulting from such use in good faith.

All expenses of obtaining any such judgment, bringing any such legal proceeding or of pursuing, searching for and taking such Property shall, until paid, be secured by the Lien of this Agreement.

      4.2 Delivery of Collateral, Power of Sale, etc. If Mortgagee should elect to foreclose upon and against the security interest created in and by this Agreement, Mortgagor shall, upon demand of Mortgagee, deliver to Mortgagee all or any part of the Collateral at such time or times and to such airport within the continental United States of America as Mortgagee may specify; and Mortgagee is hereby authorized and empowered, in accordance with applicable Law and without being responsible for loss or damage to such Collateral incurred other than solely by reason of Mortgagee's willful misconduct, to enter upon any premises where the Collateral or any part thereof may be located and take possession of and remove the same. Mortgagee may thereafter sell and dispose of, or cause to be sold and disposed of, all or any part of the Collateral at one or more public or private sales, at such places and times and on such terms and conditions as Mortgagee may deem fit in good faith, with or without any previous demand to Mortgagor or any other person, or advertisement of any such sale or other disposal upon notice to Mortgagor (it being understood and agreed that such provision of notice to Mortgagor shall not be deemed to limit or otherwise restrict Mortgagee's rights and remedies hereunder or under any other Operative Document or agreement); and for the aforesaid purpose, any other notice of sale, any advertisement and other notice or demand, any right of equity of redemption and any obligation of a prospective purchaser to inquire as to the power and authority of Mortgagee to sell or the application by Mortgagee of the proceeds of sale or otherwise that would otherwise be required by, or available to Mortgagor under, applicable Law are hereby expressly waived by Mortgagor to the fullest extent permitted by such Law. In the event that any mandatory requirement of applicable Law shall obligate Mortgagee to give different, additional or prior notice to Mortgagor of any of the foregoing acts, Mortgagor hereby agrees that, to the extent permitted by applicable Law, a written notice sent to it by mail or by telecopy, so as reasonably to be expected to be delivered to Mortgagor at least ten (10) Business Days before the date of any such act shall be deemed to be reasonable notice of such act and, specifically, reasonable notification of the time after which any private sale or other disposition intended to be made hereunder is to be made.

      4.3  Right to Possession, etc.

           (a) To the fullest extent Mortgagor may lawfully agree, the right of Mortgagee to take possession of and sell any of the Collateral in compliance with the provisions of this
Section 4 shall not be affected by the provisions of any applicable reorganization or other similar law or any jurisdiction; and Mortgagor shall not take advantage of any such law or agree to allow any agent, assignee or other party to take advantage of such law in its place, to which end Mortgagor, for itself and all who may claim through it, as far as it or they now or hereafter lawfully may do so, hereby waives, to the fullest extent permitted under applicable Law, any rights or defenses arising under any such law, and all rights to have the Collateral marshaled upon any foreclosure hereof, and hereby agrees that any court having jurisdiction to foreclose upon and against the security interest created in this Agreement may order the sale of the Collateral subject to such jurisdiction as an entirety or severally.

           (b) Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or otherwise to take or refrain from taking any action under, or in connection with, this Agreement. If an Event of Default shall occur and be continuing and Mortgagee shall have obtained possession of or title to the Aircraft or any Engines, Mortgagee shall not be obligated to use or operate the Aircraft or Engines or cause the Aircraft or Engines to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of the Aircraft or Engines by any other Person, provided, however, that if Mortgagee in its sole discretion elects to so use or operate the Aircraft or Engines, Mortgagee may obtain insurance in kinds, at rates and in amounts satisfactory to it in its reasonable opinion to protect the Collateral and Mortgagee and the Holders against any and all liability for loss or damage to the Aircraft or Engines and for public liability and Property damage resulting from the use or operation of the Aircraft or Engines by application of any funds available in the Collateral to pay for all such insurance or, in lieu of such insurance, Mortgagee is furnished with indemnification from any other Person upon terms and in amounts satisfactory to Mortgagee in its sole discretion to protect the Collateral and Mortgagee, both as Mortgagee and individually, and the Holders, against any and all such liabilities. Upon every taking of possession of any Collateral under this Section 4, Mortgagee may (but shall not be obligated to), from time to time, at the expense of the Collateral, make all such expenditures for maintenance, storage, insurance, leasing, control, management, disposition, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, Mortgagee shall have the right to maintain, store, insure, lease, control, modify, alter, sell, transfer, convey or otherwise dispose of or manage the Collateral and to exercise all rights and powers of Mortgagor relating to the Collateral in connection therewith, as Mortgagee shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as Mortgagee may determine, all as may be reasonably necessary or desirable for the general upkeep of the Collateral or to prepare any Collateral for sale or other disposition hereunder; and Mortgagee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of Mortgagee under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, Mortgagee hereunder.

           (c) Mortgagor does hereby irrevocably constitute and appoint Mortgagee the true and lawful attorney of Mortgagor (which appointment is coupled with an interest) with full power (in the name of Mortgagor or otherwise) to ask, require, demand and receive any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) due and to become due under or arising out of or which now or hereafter constitute part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which Mortgagee may deem to be necessary or advisable in the premises; provided, Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.

      4.4  Application of Proceeds.

           (a) All payments or proceeds received by Mortgagee under or pursuant to this Agreement the application of which is not otherwise provided for herein shall be applied or in the absolute discretion of Mortgagee (exercised in good faith) retained for application in the manner set forth in Section 6.10 of the Indenture.

           (b) All payments and proceeds received and amounts realized by Mortgagee after an Event of Default has occurred and is continuing which funds would, but for the provisions of this paragraph (b), be distributed to Mortgagor, shall be held by Mortgagee as collateral security (and part of the Collateral) for the Obligations, may be applied by the Mortgagee in the manner set forth in Section 6.10 of the Indenture, and at such time as no Event of Default shall be continuing, any such funds remaining shall be distributed to Mortgagor to the extent so distributable hereunder or under the Indenture.

           (c) All payments received by Mortgagee with respect to a Total Loss of any Aircraft shall be held as part of the Collateral until Mortgagor has complied with Section 4.12(d) of the Indenture. On the Payment Date with respect to the Offer to Purchase required under such Section, Mortgagee shall, upon Request, release such payments with respect to such Total Loss to Mortgagor for payment to the Holders of all or any part of the purchase price with respect to such Offer to Purchase.

           (d) All payments received by Mortgagee with respect to a Total Loss of any Engine not installed on the Aircraft or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, shall be held as part of the Collateral until Mortgagor shall comply with Sections 2.2 and 3.3 with respect to such Engine and shall promptly thereafter be turned over to Mortgagor.

           (e) All payments received by Mortgagee with respect to loss or damage to the Aircraft not involving a Total Loss shall be held as part of the Collateral and paid over to Mortgagor upon Request therefor and upon receipt by Mortgagee of an Officers' Certificate and such other documents or instruments as Mortgagee may reasonably request to evidence compliance by Mortgagor with its repair or replacement obligations hereunder.

           (f) All amounts from time to time distributable under this Section 4.4 by Mortgagee to Mortgagor shall be paid by Mortgagee to Mortgagor at its address set forth in Section 11.2 of the Indenture and, to the extent so timely received, in funds of the same type as received.

If the payments or proceeds received by Mortgagee under this Agreement or any other Operative Document shall be insufficient to indefeasibly pay in full the Obligations then due and payable to Mortgagee and as set forth above in this Section 4.4, Mortgagor shall forthwith pay any balance of such amounts remaining unpaid to Mortgagee or as Mortgagee directs, and any deficiencies remaining thereafter may be entered as a judgment against Mortgagor in any court of competent jurisdiction.

      4.5  Matters Involving Manner of Sale.

           (a) At any sale pursuant to this Section 4, whether by virtue of judicial proceedings contemplated in Section 4.1 or under the power of sale granted in Section 4.2, it shall not be necessary for Mortgagee or a public officer under order of a court to have present physical or constructive possession of the Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Mortgagee in good faith or such public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable Law, conclusively establish the truth and accuracy of the matters therein stated (including, without limiting the generality of the foregoing, the amounts due and payable under the Indenture and any other indebtedness secured hereby, the accrual and nonpayment thereof and advertisement and conduct of such sale in the manner provided herein and by applicable Law); and all prerequisites to such sale shall be presumed to have been satisfied and performed.

           (b) At any sale or sales made pursuant to this Section 4, Mortgagee, any Holder or their respective agents may bid for or purchase, free from any right or equity of redemption in favor of Mortgagor and any Person claiming by, through or under Mortgagor (all such rights being in this Section 4 waived and released), any part of or all of the Collateral offered for sale, and may make payment on account thereof by using any claim for moneys then due and payable to Mortgagee by Mortgagor as a credit against the purchase price; and Mortgagee, upon compliance with the terms of sale, may hold, retain and dispose of such Collateral without further accountability therefor to Mortgagor or any third party, except as expressly required by applicable Law. In any such sale Mortgagee shall not be obligated to make any representations or warranties with respect to the Collateral or any part thereof, and Mortgagee shall not be chargeable with any of the obligations or liabilities of Mortgagor with respect thereto. Mortgagor hereby agrees (i) that it will indemnify and hold Mortgagee harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control thereof by Mortgagee or its agents pursuant to this Section 4, or arising out of any act of, or omission to act on the part of, any party other than Mortgagee or any of its agents prior to such taking of actual possession or control by Mortgagee, or arising out of any act of, or omission to act on the part of, Mortgagor or any Person claiming by, through or under Mortgagor or any of its Affiliates or agents before or after the commencement of such actual possession or control by Mortgagee or any of its agents; and (ii) that Mortgagee shall have no liability or obligation arising out of any such claim; except, however, in each of clause (i) and
(ii) with respect to claims arising from the willful misconduct of Mortgagee.

           (c) Nothing herein contained shall be deemed to impair in any manner the absolute right of Mortgagee to sell and convey title to the Collateral to the purchaser(s) at such public or private sale(s) or to grant options with respect to or otherwise to realize upon all or such portion of the Collateral, at such time, and in such order as it may elect in its sole and complete discretion in good faith, or to enforce any one or more remedies relative hereto either successively or concurrently; and Mortgagor hereby agrees that the security interest, options and other rights hereby given to Mortgagee shall remain unimpaired and unprejudiced until all the Collateral shall have been sold or this Agreement shall otherwise have ceased to be of any force or effect according to its terms, and that the enforcement of any right or remedy shall not operate to bar or estop Mortgagee from exercising any other right or remedy available hereunder or under any other Operative Document or agreement between Mortgagee and any of its Affiliates, on the one hand, and Mortgagor or any Person claiming by, through or under Mortgagor and its Affiliates on the other hand, or otherwise, available at law, in equity or otherwise.

           (d) Upon the completion of any sale under this Section 4, Mortgagor shall deliver, in accordance with the instructions of Mortgagee (including flying the Aircraft or any Engine or causing the same to be flown to such airports in the continental United States as Mortgagee may specify) such Collateral so sold. Mortgagee may execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments of conveyance, sale and transfer of all of the Property sold; and Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, with full power of substitution, in its name and stead, to make all necessary conveyances of the Property thus sold. Nevertheless, if so requested by Mortgagee or by any purchaser, Mortgagor shall confirm any such sale or transfer by executing and delivering to Mortgagee or to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

5.    REPRESENTATIONS AND WARRANTIES

      Mortgagor makes the following representations and warranties which shall be true and correct in all material respects as of the Issue Date and such representations and warranties shall survive the execution and delivery of this Agreement and the issuance of the Securities:

      5.1 Corporate Status. Mortgagor is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, is an "air carrier" within the meaning of the Federal Aviation Act operating under a certificate of public convenience and necessity issued pursuant to Section 41102 thereof, holds an "air carrier operating certificate" issued pursuant to chapter 447 of the Act and of the type referred to in 11 U.S.C. ss. 1110, is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act, and has the corporate power and authority to own or hold under lease its Properties and to enter into and perform its obligations under the Operative Documents. It is duly qualified to do business as a foreign corporation in the state of Missouri and in each other state of the United States in which failure to so qualify would have a material adverse effect on its financial condition or on its ability to perform its Obligations. It holds all material licenses, certificates, permits and franchises from the appropriate United States or other governmental agencies necessary to authorize it to engage in air transport and to conduct scheduled passenger service as presently conducted. Its chief executive office (as such term is used in sections 9-103 and 9-401 of the Uniform Commercial Code as in effect in New York and Missouri) is located at One City Centre, 515 North Sixth Street, St. Louis, Missouri 63101. Its correct U.S. tax identification number is 43-1145889.

      5.2 Governmental Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the FAA or any other Government Entity is required for the valid authorization, execution, delivery and performance by Mortgagor of this Agreement, the Securities, the Indenture or any other Operative Document except as will have been duly effected as of the date of purchase of the Aircraft.

      5.3 Binding. The execution, delivery and performance by Mortgagor of the Securities and the other Operative Documents and the consummation or performance by Mortgagor of the transactions contemplated thereby have been duly authorized by all necessary corporate action and do not require any stockholder approval or the approval or consent of or notice to any trustee or holder of any indebtedness or obligations of Mortgagor. This Agreement, the Securities, the Indenture and the other Operative Documents have been duly executed and delivered by Mortgagor and represent the valid, enforceable and binding obligations of Mortgagor except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors' rights.

      5.4 No Breach. The execution and delivery of this Agreement, the Securities, the Indenture and the other Operative Documents, the consummation by Mortgagor of the transactions contemplated herein and therein and compliance by Mortgagor with the terms and provisions hereof and thereof do not and will not contravene any Law applicable to Mortgagor, or result in any breach of or constitute any default under or result in the creation of any Lien (except the Liens in favor of the Trustee created hereby or thereby) upon any Property of Mortgagor, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Mortgagor is a party or by which Mortgagor or its Properties or assets may be bound or affected.

      5.5 Filings. Except for filing this Agreement and the Mortgage Supplements with the FAA and filing Uniform Commercial
Code financing statements in the offices of the Secretary of

State of Missouri and the offices of the Clerks of St. Louis City and Platte Counties, Missouri (all of which filings have been duly made), no filing or recording of any instrument or document is necessary under the Laws of the U.S. in order for this Agreement to create a valid and first priority perfected security interest of record relating to the Aircraft and the other Collateral.

      5.6 Licenses. Mortgagor holds all licenses, certificates and permits from applicable Government Entities in the U.S. for the conduct of its business as a certificated air carrier and performance of its obligations under this Agreement, the Securities, the Indenture and the other Operative Documents.

      5.7 No Suits. There are no suits, arbitrations, investigations or other proceedings pending or threatened against Mortgagor before any court or administrative agency against or affecting Mortgagor with respect to this Agreement, the Collateral, the Securities, the Indenture or the other Operative
Documents or the transactions contemplated thereby.

      5.8 Taxes. Mortgagor has filed or caused to be filed all material tax returns which are required to be filed by it and has paid or caused to be paid all Taxes which have been shown to be due and payable by such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) tax assessments received by Mortgagor to the extent that such Taxes have become due and payable.

      5.9 No Event of Default or Total Loss. There has not occurred any event which constitutes a Default, an Event of Default, a Total Loss or an event which, but for the passage of time or the giving of notice, or both, would constitute a Total Loss, and no such Default, Event of Default, Total Loss or event will result from Mortgagor's purchasing and mortgaging the Collateral as contemplated hereby.

      5.10 Aircraft Certification. The Aircraft has been duly certified by the FAA as to type and airworthiness, has a currently valid Standard Certificate of Airworthiness issued by the FAA, has been insured by Mortgagor in accordance with the terms of this Agreement and is in the condition and state of repair required under the terms of this Agreement.

      5.11 Investment Company Act. Neither Mortgagor nor any subsidiary thereof is an "investment company" or a company
"controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      5.12 Condition of Aircraft. The Aircraft is fully equipped to operate in United States commercial service and complies with all material governmental requirements governing such service.

      5.13 Title. Mortgagor has good and marketable title to the Aircraft, free and clear of all Liens other than Permitted Liens.

      5.14 No Default. Mortgagor is not in default in the performance of any term or condition of the Aircraft Sale
Agreement.

      5.15 Mortgage Liens. Mortgagor has and will have at all times full power and authority to grant a Lien on and security interest in the Collateral in the manner set forth in this Agreement, and this Agreement constitutes a valid first priority mortgage Lien on and security interest in the Collateral, duly securing the Obligations.

      5.16 Engines. Each Engine is of 750 or more rated takeoff horsepower.

      5.17 FAA Aircraft Registry. As of the Issue Date, the Aircraft is duly registered in the name of Mortgagor, the Aircraft is not registered under the laws of any country other than the United States, this Agreement and the Mortgage Supplement covering the Aircraft being purchased by Mortgagor on the Issue Date pursuant to the Aircraft Sale Agreement are in due form for recording with the FAA Aircraft Registry and this Agreement and the Mortgage Supplement has been duly filed for recording with the FAA Aircraft Registry in favor of Mortgagee in accordance with applicable law.

      5.18 Insurances. As of the Issue Date, all insurance policies required pursuant to this Agreement are in full force and effect.

6.    COVENANTS

      6.1 This Agreement. So long as this Agreement remains in effect Mortgagor shall duly observe and perform its obligations under the Securities and the Operative Documents to which it is a party and pay to Mortgagee all amounts due and owing hereunder and under the Securities and the other Operative Documents. All such covenants are specifically incorporated herein and made a part hereof.

      6.2 Certain Rights. Mortgagor and Mortgagee agree each for itself and for the benefit of any lessor, seller or secured party of any engines leased, operated or purchased by Mortgagor that neither Mortgagee nor its successors and assigns will acquire or claim, as against such lessor, seller or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale or other security agreement and owned by such lessor or seller or subject to a security interest in favor of such secured party; provided, that such agreement of Mortgagor and Mortgagee shall not be for the benefit of any lessor, seller or secured party of any such engines unless such lessor, seller or secured party has agreed to substantially the same extent as provided above (which agreement may be contained in such lease, conditional sale or other security agreement) that neither it nor its successors or assigns will acquire, as against Mortgagor or Mortgagee, any right, title or interest in any Engine as a result of such Engine being installed on any airframe owned by, leased to or held under any security agreement by such lessor, seller or secured party.

      6.3  Insurance.

           (a) Categories of Insurance. From the date of purchase of the Aircraft by Mortgagor through the date which is two (2) years after the Stated Maturity of the Securities, Mortgagor will, at its own expense, effect and maintain in full force and effect the insurance described in this Section 6.3 and in Exhibit B through such brokers and with such insurers which are internationally recognized and have a good reputation.

           (b) Insurance for Indemnities. The insurance referred to in Section 6.3(a) will in each case include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Section 8.1 and Mortgagor will maintain such insurance of the indemnities for a minimum of two (2) years following the Stated Maturity of the Securities.

           (c) Renewal. Mortgagor will use its best reasonable efforts to try and provide to Mortgagee at least five (5) Business Days prior to the date of termination or expiration of any insurance, telex or fax confirmation from Mortgagor's insurance brokers that renewed certificates of insurance evidencing the renewal or replacement will be issued on the termination date of the prior certificate. But in any event, not less than one (1) Business Day before the expiration or termination date of any insurance required hereunder, Mortgagor will provide Mortgagee with telex or fax confirmation from Mortgagor's insurance brokers that renewed certificates of insurance evidencing the renewal or replacement of such insurance and complying with this Section 6.3 and Exhibit B will be issued on the termination date of the prior certificate. Within seven
(7) days after such renewal, Mortgagor will furnish its brokers' certificates of insurance to Mortgagee.

           (d) Assignment of Rights by Mortgagee. If Mortgagee assigns all or any of its rights under this Agreement as permitted by this Agreement or the Indenture or otherwise disposes of any interest in the Aircraft to any other Person as permitted by this Agreement or the Indenture, Mortgagor will, upon request, procure that such Person hereunder be added as loss payee and/or additional assured in the policies effected hereunder and enjoy the same rights and insurance enjoyed by Mortgagee under such policies. Mortgagee will nevertheless continue to be covered by such policies.

           (e) [Intentionally omitted.]

           (f) Other Insurance. Mortgagee may from time to time by notice to Mortgagor require Mortgagor at Mortgagor's expense to effect such other insurance or such variations to the terms of the existing insurance as may then be customary in the airline industry for aircraft of the same type as the Aircraft and at the time commonly available in the insurance market.

           (g) Information. Mortgagor will provide Mortgagee with any information reasonably requested by Mortgagee from time to time concerning the insurance maintained with respect to the Aircraft or in connection with any claim being made or proposed to be made thereunder.

           (h) Currency. All proceeds of insurance pursuant to this Agreement will be payable in Dollars except as may be otherwise agreed by Mortgagee.

           (i) Grounding of Aircraft. If at any time any of the insurance required pursuant to this Agreement will cease to be in full force and effect, Mortgagor will forthwith ground the Aircraft and keep the Aircraft grounded until such time as such insurance is in full force and effect again. Nothing contained in this paragraph (i) shall be deemed to release Mortgagor from its obligation to maintain insurance as required herein.

           (j) Failure to Insure. If at any time Mortgagor fails to maintain insurance in compliance with this Section 6.3, Mortgagee will be entitled but not bound to do any of the following (without prejudice to any other rights which it may have under this Agreement by reason of such failure):

                (i) To effect or maintain insurance satisfactory to Mortgagee or otherwise remedy such failure in such manner as Mortgagee considers appropriate (and
           Mortgagor will upon demand reimburse Mortgagee in full for any amount so expended in that connection).

                (ii) At any time while such failure is
           continuing, to require the Aircraft to remain at any airport or (as the case may be), proceed to and remain at any airport designated by Mortgagee, until such failure is remedied to Mortgagee's satisfaction.

           (k) Reinsurance. If in the future any reinsurance placed by Mortgagor or a permitted lessee or sublessee (if any) of Mortgagor is maintained on the Aircraft, then such reinsurance will be maintained with reinsurers and brokers approved by Mortgagee. Such reinsurance will contain each of the following terms and will in all other respects (including amount) be satisfactory to Mortgagee:

                (i) The same terms as the original insurance.

                (ii) A cut-through and assignment clause satisfactory to Mortgagee.

                (iii) Payment will be made notwithstanding (A) any bankruptcy, insolvency, liquidation or dissolution of any of the original insurers and/or (B) that the original insurers have made no payment under the original insurance policies.

      6.4 Compliance with Laws. Mortgagor shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would have a material adverse effect on Mortgagor.

      6.5  Subleasing or Leasing.

           (a) No Sublease or Lease without Consent. Except as permitted under the Indenture or as set forth below in this
Section 6.5, MORTGAGOR WILL NOT SUBLEASE, LEASE OR PART WITH POSSESSION OF THE AIRCRAFT OR ANY ENGINE (EXCEPT FOR MAINTENANCE AND REPAIR) AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED HOLDERS (THE GRANT OR REFUSAL OF WHICH WILL

BE IN THE DISCRETION OF SUCH HOLDERS) AND IN ACCORDANCE WITH SUCH REQUIREMENTS AS MAY FROM TIME TO TIME BE AGREED IN WRITING BETWEEN THE REQUIRED HOLDERS AND MORTGAGOR. The wet leasing of the Aircraft in the ordinary course of Mortgagor's business (in which Mortgagor and its crews retain operational control of the Aircraft) will not be considered a sublease of the Aircraft and shall be permitted hereunder so long as no Default or Event of Default then exists.

           (b) Pre-Approved Subleasing or Leasing. Attached hereto as Exhibit C is a list (the "Pre-Approved List") of airlines to whom the Holders hereby agree Mortgagor may, subject to paragraph (c) below, sublease or lease the Aircraft, without requiring the consent of the Holders. Mortgagor shall have the right to provide Mortgagee and the Holders with a new list (the "New Pre-Approved List") from time to time which the Required Holders shall approve, disapprove or disapprove in part and approve in part within fifteen (15) days of receipt, provided that any such approval will not be unreasonably withheld. In the event that the Required Holders fail to respond within such fifteen (15) day period, Mortgagor will once again deliver the New Pre-Approved List to Mortgagee and the Holders and if the Required Holders then fail to respond within five (5) Business Days of receipt of the New Pre-Approved List (the second time it is sent), the Required Holders shall be deemed not to have consented to the New Pre-Approved List. The New Pre-Approved List, as approved by the Required Holders, shall constitute the Pre-Approved List from the date of such approval. Notwithstanding the foregoing, Mortgagor shall not lease or sublease (including renewals thereof) the Aircraft to any Person otherwise permitted hereunder if at the time such lease or sublease would be entered into or renewed such Person is subject to any bankruptcy, insolvency, liquidation reorganization, dissolution or similar proceeding, is seeking any reorganization or any readjustment of its debts, has substantially all of its Property in the possession of any liquidator, trustee, receiver or similar Person, or is not generally paying its debts as and when they are due.

           (c) Any Approved Sublease or Lease. Any sublease or lease (hereinafter in this paragraph (c), a "Sublease") of the Aircraft or any Engine will be fully subject to fulfillment of the following conditions:

                (i) The Mortgagor shall provide at least ten (10) Business Days' prior notice to Mortgagee of any proposed Sublease, setting forth the identity of the sublessee, the Property to be subject to such Sublease and the term of such Sublease, and such Sublease shall contain an express agreement by the sublessee to the effect that: (A) such Sublease is fully subject and subordinate in all respects to this Agreement and to Mortgagee's rights, powers and remedies hereunder, (B) such Sublease shall prohibit any assignment or further sublease of the Property subject thereto, and (C) upon notice of the occurrence of an Event of Default given by Mortgagee to such sublessee, Mortgagee may avoid such Sublease, and the sublessee shall forthwith deliver the Aircraft or Engine to Mortgagee;

                (ii) All necessary action shall have been taken which is required to continue the perfection of Mortgagee's security interest in the Aircraft and Engine and the Mortgagee's rights under this Agreement and the Sublease and all other necessary documents shall have been filed, registered or recorded in such public offices as may be required to fully preserve the priority of the interest of Mortgagee in the Aircraft and Engine under all applicable Laws;

                (iii) Mortgagor shall deliver to Mortgagee, promptly after execution thereof, a duly executed copy of such Sublease;

                (iv) Each Sublease shall be assigned by Mortgagor to Mortgagee as security for Mortgagor's obligations hereunder, and the sublessee shall be required upon the occurrence and during the continuance of an Event of Default to make all payments under such Sublease directly to Mortgagee; provided that if such Event of Default shall cease or shall be waived pursuant to the provisions of the Indenture, Mortgagee shall immediately pay to Mortgagor all funds so received and not yet applied in accordance with the provisions hereof or of the Indenture;

                (v) Any such Sublease shall include provisions for the maintenance, operation, possession, inspection or insurance of the Property subject thereto that are the same in all material respects as the applicable provisions of this Agreement;

                (vi) Mortgagor shall furnish to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by Section 6.3 remains in effect;

                (vii) Mortgagor shall pay or reimburse Mortgagee for all reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Mortgagee in connection with any such Sublease;

                (viii) For all purposes of this Section 6.5, the term "Sublease" shall be deemed to include interchange agreements with respect to the Aircraft or Airframe;
           and

                (ix) Mortgagor shall remain primarily liable hereunder for the performance of all the terms of this Agreement to the same extent as if such Sublease had not occurred, and no transfer of possession of the Aircraft, the Airframe, any Engine or any Part shall in any way discharge or diminish any of Mortgagor's obligations hereunder or under any other Operative Document.

           In its sole discretion, Mortgagee may require an Opinion of Counsel in connection with such Sublease, including Mortgagee's rights to repossess the Aircraft in the event of an Event of Default hereunder or under the Sublease. Mortgagor will not amend the terms of any approved Sublease without the prior written consent of the Mortgagee, which will not be unreasonably withheld.

      6.6 Further Assurances. At any time or from time to time upon the reasonable request of Mortgagee, Mortgagor shall cause the appropriate Person to execute, acknowledge, deliver, and cause to be recorded or registered (if so requested) all such additional instruments and documents and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary or desirable to effectuate fully the intent and purposes of this Agreement, the Securities, the Operative Documents, and any other agreement entered into in connection therewith.

      6.7 Maintenance. So long as the Lien of this Agreement shall not have been discharged, Mortgagor, at its own cost and expense, shall service, repair, maintain, overhaul and test the Airframe and Engines (and each engine and part which is not an Engine or Part, respectively, but is installed on the Airframe) or cause the same to be done in accordance with a maintenance program approved by the FAA (and in compliance with all airworthiness directives thereof), and shall keep or cause to be kept the Airframe and Engines (and each such other engine or part) (i) in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA and the FAA-approved maintenance program of Mortgagor and (ii) in good operating condition in accordance with all mandatory service bulletins and airworthiness directives of the United States Government and in substantially the same manner as Mortgagor services, repairs, maintains, overhauls and tests similar aircraft operated by Mortgagor in similar circumstances and in accordance with Mortgagor's maintenance program approved by the FAA and without discriminating against the Aircraft with respect to its maintenance, repair, condition or overhaul status based upon the existence of this Agreement. Notwithstanding the foregoing, when aircraft of the same type, model or series as the Airframe (powered by engines of the same type as those with which the Airframe shall be equipped at the time of grounding) have been grounded by the FAA, Mortgagor shall not be required to maintain such certification of airworthiness so long as it continues to comply with all the other provisions of this Agreement with respect to the Aircraft. Nothing herein shall be deemed to prevent Mortgagor from taking the Aircraft out of service for maintenance or modifications permitted hereunder or storage in accordance with applicable FAA requirements, as appropriate and sound practice for such storage. Mortgagor shall maintain or cause to be maintained in the English language all records, logs and other documents required by the FAA to be maintained in respect of the Aircraft.

      6.8 Registration. Except as otherwise permitted by this Agreement or as otherwise required by the Federal Aviation Act or rules, regulations, or orders promulgated thereunder, so long as the Lien of this Agreement shall not have been discharged, the Aircraft shall be duly registered in the name of Mortgagor under such Act at all times. Mortgagee shall, at Mortgagor's expense, execute and deliver all such documents as Mortgagor may reasonably request for the purpose of effecting or continuing such registration.

      6.9 Insignia. Mortgagor shall for so long as the Aircraft shall be subject to the Lien of this Agreement maintain or cause to be maintained in the cockpit of the Airframe in a location reasonably adjacent to the airworthiness certificate and on each Engine, a metal nameplate identifying the security interest of Mortgagee in the Aircraft, as follows:

             "Subject to a security interest in favor
            of [Name of current Mortgagee], as Trustee"

      Mortgagor will not allow the name of any Person other than Mortgagee, or its successors or assigns, to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any security interest therein, except that Mortgagor or any permitted lessee may operate the Airframe and Engines in its livery, including its name and logo and except that so long as the Second Mortgage is in effect, Mortgagor may comply with Section 6.9 of the Second Mortgage.

      6.10 Inspection. At all reasonable times so long as the Aircraft is subject to the Lien of this Agreement, Mortgagee or its authorized representatives may at its own expense (unless an Event of Default shall have occurred and be continuing, or unless such inspection discloses any material failure by Mortgagor to comply with the provisions of this Agreement in which case, at Mortgagor's expense) and risk conduct a visual walk-around inspection of the Aircraft and any Engine (including, without limitation, a visual walk-around inspection of the Aircraft during any "C" check or other heavy maintenance) and may inspect the books, logs and records of Mortgagor (and make copies of such books, logs and records) relating to the operation and maintenance thereof; provided that (a) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations and (b) in the case of an inspection during a maintenance visit, such inspection shall not interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of the Airframe or any Engine or with the normal conduct of Mortgagor's business. All information obtained in connection with any such inspection shall be held confidential by Mortgagee and the Holders and shall not be furnished or disclosed by them to anyone other than each other, their bank examiners, regulators, auditors, accountants, agents and legal counsel and any Person with whom any Holder is in good faith conducting negotiations relating to the possible transfer and sale of such Holder's interest in any Security, if such Person shall have entered into an agreement similar to that contained in this Section 6.10 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary to enforce the terms of this Agreement. Neither Mortgagee nor any Holder shall have any duty to make any such inspection or incur any liability or obligation by reason of not making any such inspection. No inspection under this Section 6.10 shall relieve Mortgagor of any of its obligations under this Agreement.

      If requested by Mortgagee, Mortgagor shall give reasonable prior written notice to Mortgagee of the date on which the Aircraft, Airframe or any Engine undergoes its next scheduled maintenance visit and next major check, and with respect to any Engine the next off-the-wing maintenance, and shall advise Mortgagee of the name and location of the relevant maintenance provider and shall, at least five days prior to commencement of such major check or maintenance, make available for inspection by Mortgagee all relevant records, logs and documents relating to the Aircraft.

      6.11 Alterations, Modifications and Additions. Mortgagor, at its own expense, shall make alterations and modifications in and additions to the Airframe and each Engine as may be required to be made from time to time to comply with the applicable rules and regulations of the FAA, to maintain the Standard Certificate of Airworthiness for the Aircraft and as otherwise required by applicable Law regardless of upon whom such requirements are, by their terms, nominally imposed; provided that Mortgagor may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lien of this Agreement or subject Mortgagee or any Holder to any risk of civil or criminal penalty. In addition, Mortgagor, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe and any Engine as Mortgagor may deem desirable in the proper conduct of its business (including, without limitation, removal of Parts), provided further that no such alteration, modification or addition diminishes, in Mortgagee's reasonable judgment, the value, utility, condition, airworthiness or remaining useful life of the Airframe or Engine below the value, utility, condition, airworthiness or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming the Airframe or Engine was then in the condition required to be maintained by the terms of this Agreement, except that the value (but not the utility, condition, airworthiness or remaining useful life) of the Aircraft may be reduced by the value of Parts which Mortgagor deems obsolete or no longer suitable or appropriate for use in the Airframe or Engine which shall have been removed and not replaced, if the aggregate value of all such obsolete or unsuitable Parts removed from the Aircraft and not replaced shall not exceed $500,000. All Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration modification or addition effected by Mortgagor shall be free and clear of any Liens except Permitted Liens and, without further act, become subject to the Lien of this Agreement; provided that Mortgagor may remove any such Part from the Airframe or Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part,
(ii) such Part is not required to be incorporated or installed in or attached or added to the Airframe or Engine pursuant to the terms hereof and (iii) such Part can be removed from the Airframe or Engine without diminishing or impairing the value, condition, utility, airworthiness or remaining useful life which the Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by Mortgagor assuming the Aircraft was otherwise maintained in the condition required by this Agreement. Upon the removal by Mortgagor of any such Part as above provided, title thereto shall, without further act, be free and clear of all rights of Mortgagee and such Part shall no longer be deemed a Part hereunder. Any such Part not so removed shall, so long as the Lien of this Agreement shall not have been discharged, remain subject to such Lien.

      6.12 Notice of Change of Mortgagor's Chief Executive
Office. So long as the Lien of this Agreement shall not have been discharged, Mortgagor shall notify Mortgagee at least 30 days prior to any change in the location of the chief executive office of Mortgagor.

7.   CONDEMNATION

      7.1 Dedication to CRAF. Mortgagor may transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof as part of the Civil Reserve Air Fleet Program authorized under 10 U.S.C. ss. 9511 et seq. (or any substantially similar program) ("CRAF Program") for a period which includes (collectively, the "CRAF Program Requisition Period") (a) the entire period of requisition under the CRAF Program and (b) an additional six (6) months after the expiration of the requisition under the CRAF Program.

      7.2 Notice to Mortgagee. Mortgagor will promptly notify Mortgagee in writing in the event of the requisition for use of the Aircraft under CRAF activation by the U.S. Government. All of Mortgagor's obligations under this Agreement will continue to the same extent as if such requisition had not occurred.

      7.3 Requisition of Engine. If there is a requisition for use of any Engine (but not the Airframe) by the U.S. Government in connection with the CRAF Program, Mortgagor will replace such Engine by complying with the terms of Section 3.3 to the same extent as if a Total Loss had occurred with respect to such Engine.

      7.4 Government Indemnification. Any provisions of this Agreement to the contrary notwithstanding, if there is a requisition for use of the Aircraft pursuant to the CRAF Program and/or CRAF activation, Mortgagee agrees that Mortgagor's insurances described in Section 6.3 and in Exhibit B hereof may be supplemented by insurances provided under Title XIII of the Federal Aviation Act of 1958, as amended, and/or U.S. Government indemnification (which Title XIII insurances and indemnification will be, as to the Aircraft, in an amount not less than the Agreed Value (as defined in Exhibit B) and, as to all other insurances, in amounts not less than those established in Exhibit B hereof); provided, however, that Mortgagor will remain responsible for full compliance with all the provisions of this Agreement, to the extent Title XIII and/or the U.S. Government indemnification do not satisfy Mortgagor's obligations under this Agreement and the Indenture.

      7.5 No Geographic Limits. If there is a requisition for use of the Aircraft pursuant to the CRAF Program and/or CRAF activation, there will be no limitation on the geographic area in which the Aircraft may be operated so long as, taken as a whole, Mortgagor's insurance, the Title XIII insurance and/or the indemnification provided by the U.S. Government fully cover (without any geographic exclusions) Mortgagor's Section 6.3 and Exhibit B insurance requirements.

      7.6 Notice of Default. If an Event of Default occurs under this Agreement during a CRAF Program Requisition Period with respect to the Airframe and Mortgagee elects to pursue its remedies under Section 4 to terminate this Agreement and repossess the Airframe, Mortgagee will so notify the U.S.
Government by sending a written communication as follows:

           Headquarters Air Mobility Command
           AMC Contracting Office -- XOKA
           Scott Air Force Base, Illinois  62225-5007

      7.7 Receipts of Payments. So long as no Event of Default has occurred and is continuing, all payments received by Mortgagee or Mortgagor from such Government Entity in connection with the requisition of the Aircraft under the CRAF Program will be paid over to or retained by Mortgagor. If an Event of Default has occurred and is continuing, all payments received by Mortgagor or Mortgagee from such Government Entity in connection with the requisition of the Aircraft under the CRAF Program may be used by Mortgagee to satisfy any Obligations owing by Mortgagor in the order provided in Section 6.10 of the Indenture.

8.    GENERAL INDEMNIFICATION

      8.1  General Indemnification and Waiver of Certain Claims.

           (a) Claims Defined. For the purposes of this Section 8.1, "Claims" shall mean any and all costs, liabilities (including strict or absolute liability without fault in tort or otherwise), losses, damages, penalties, actions or suits or claims which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, and, except as otherwise expressly provided in this Section 8.1, shall include all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith.

           (b) Indemnified Person Defined. For the purposes of this Section 8.1, "Indemnified Person" means Mortgagee and each Holder, and each of their respective successors, transferees or assigns permitted under the terms of the Securities or the Operative Documents, and all directors, officers, employees, agents, servants and Affiliates of any such Person; provided that, as a condition precedent to any performance by Mortgagor in connection with such indemnity with respect to any Person which is not a signatory to this Agreement, such Person shall adhere to and expressly agree in writing to be bound by all the terms of this Section 8.1.

           (c) Claims Indemnified. Subject to the exclusions stated in subsection (d) below, Mortgagor hereby indemnifies and agrees to indemnify, defend and hold harmless, on an after-tax basis as defined in Section 8.2(d), each Indemnified Person against Claims arising out of or resulting from:

                (i) the operation, possession, use, nonuse, purchase, airworthiness, control, return, transfer, maintenance, overhaul, testing, registration, title, lease, reregistration, storage, modification, replacement, repair, substitution, pooling or interchange of the Aircraft, the Airframe, any Engine or any Part, or any engine used in connection with the Airframe, or any part thereof, or any other Property used in connection therewith, or any other Collateral, by Mortgagor, any lessee or any other Person whatsoever, whether or not such operation, possession, use, nonuse, title, lease, purchase, airworthiness, control, return, transfer, maintenance, overhaul, testing, registration, reregistration, storage, modification, replacement, repair, substitution, pooling or interchange is in compliance with the terms of this Agreement or any other Operative Document, including, without limitation, claims for death, personal injury or Property damage or other loss or harm to any

           Person whatsoever and Claims relating to any laws, rules or regulations pertaining to such operations, possession, use, nonuse, title, lease, purchase, airworthiness, control, return, transfer maintenance, overhaul, testing, registration, reregistration, storage, modification, replacement, repair, substitution, pooling or interchange, including environmental control, noise and pollution laws, rules or regulations;

                (ii) the manufacture, design, purchase,
           acceptance, rejection, delivery, nondelivery, condition or ownership of the Aircraft, any Engine or any Part, or any engine used in connection with the Airframe, or any part thereof, or any other Collateral, including, without limitation, latent and other defects, whether or not discoverable, and patent, trademark or copyright infringement; and

                (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement to be performed by, or other obligation of Mortgagor under, the Securities or any of the Operative Documents, or the falsity, inaccuracy or breach of any representation or warranty of Mortgagor in any of the Operative Documents.

           (d) Claims Excluded. The following are excluded from Mortgagor's agreement to indemnify under this Section 8.1:

                (i) Claims attributable to acts or events occurring after the repayment in full of the Securities and the payment and performance of all other Obligations;

                (ii) Claims which are attributable to Taxes
           (other than the obligations to "gross up" set forth in Section 8.1(c)), whether or not Mortgagor is required to indemnify therefor under Section 8.2; or

                (iii) With respect to any particular Indemnified Person, Claims to the extent attributable to the gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Indemnified Person solely by reason of its interest in the Aircraft) of, or to the breach of any contractual obligation by, or the falsity or inaccuracy or breach of any representation or warranty of, such Indemnified Person (unless such breach or falsity or inaccuracy is a result of Mortgagor's failure to comply with the terms of any Operative Document or any representation or warranty therein).

           (e) Insured Claims. In the case of any Claim indemnified by Mortgagor hereunder which is covered by a policy of insurance maintained by Mortgagor pursuant to Section 6.3 or otherwise, Mortgagor shall not be obligated to indemnify such Indemnified Person with respect to such Claim to the extent of any loss of benefits of such insurance resulting from the failure of such Indemnified Person to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

           (f) Claims Procedure. An Indemnified Person shall promptly notify Mortgagor of any Claim as to which indemnification is sought, provided that failure of an Indemnified Person to provide such notice shall not release Mortgagor from any of its obligations to indemnify hereunder to the extent such failure does not impair the rights of Mortgagor with respect to the availability or extent of coverage of insurance or otherwise result in any material adverse consequences to Mortgagor. Subject to the rights of insurers under policies of insurance maintained by Mortgagor, Mortgagor shall have the right to investigate, and the right to defend or compromise, employing counsel reasonably acceptable to such Indemnified Person (except as may otherwise be required by any applicable policy of insurance), any Claim for which indemnification is sought under this Section 8.1; provided that, Mortgagor shall not be entitled to defend or compromise any such Claim if an Event of Default shall have occurred and be continuing or if such proceedings involve a material risk of the sale, forfeiture, or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft or other Collateral, unless Mortgagor shall have posted a bond or other security satisfactory to the relevant Indemnified Persons with respect to such risk. The Indemnified Person shall cooperate with all reasonable requests of Mortgagor in connection with any of the foregoing. Where Mortgagor or the insurers under a policy of insurance maintained by Mortgagor undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of Mortgagor or such insurers; provided, however, that if (i) in the written opinion of counsel to such Indemnified Person an actual or potential material conflict of interest exists where it is advisable for such Indemnified Person to be represented by separate counsel or (ii) such Indemnified Person has been indicted or otherwise charged in a criminal complaint and such Indemnified Person informs Mortgagor that such Indemnified Person desires to be represented by separate counsel, the reasonable fees and expenses of any such separate counsel shall be borne by Mortgagor. Subject to the requirements of any policy of insurance applicable to a Claim, an Indemnified Person may participate at its own cost and expense in any judicial proceeding controlled by Mortgagor or its insurers pursuant to the preceding provisions, provided that such party's participation does not, in the opinion of the independent counsel appointed by Mortgagor or its insurers to conduct such proceedings, unduly interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 8.1. Nothing contained in this Section 8.1(f) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto. Payments required to be made pursuant to this Section 8.1 to each Indemnified Person shall be made directly to such Indemnified Person in immediately available funds within 30 days after written demand upon Mortgagor by such Indemnified Person. To the extent permitted by applicable Law, interest at the highest rate that may, under any circumstance (whether or not such circumstance has or could actually occur), be applicable to the Securities thereunder or under the terms of the Indenture shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 8.1 until the same shall be paid.

           (g) Subrogation. To the extent that a Claim indemnified by or on behalf of Mortgagor under this Section 8.1 is in fact paid in full by or on behalf of Mortgagor and/or an insurer under a policy of insurance maintained by or on behalf of Mortgagor, Mortgagor and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by Mortgagor hereunder (other than a refund pursuant to a separate insurance policy maintained by an Indemnified Person, it shall (so long as no Default or Event of Default has occurred and is continuing) promptly pay over the amount refunded, together with any interest received with respect to such amount for the period between the indemnification payment and the receipt of such refund, to Mortgagor.

           (h) Waiver of Certain Claims. Mortgagor hereby waives and releases any claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of Mortgagor, loss or damage to Property of Mortgagor, or the loss of use of any Property of Mortgagor, which results from or arises out of the condition, use or operation of the Aircraft prior to the payment in full of the Securities and all other Obligations, including, without limitation, any latent or patent defect whether or not discoverable, except as otherwise provided in the Aircraft Sale Agreement.

           (i) Certain Limitations. The general indemnification provisions of this Section 8.1 are not intended to waive or supersede any specific provisions of, or any rights or remedies Mortgagor or Mortgagee may have under or with respect to, the Aircraft Sale Agreement, the Indenture or any other Operative Document to the extent such provisions, rights or remedies apply to any Claim.

           (j) Effect of Other Indemnities. The indemnification obligations of Mortgagor under this Section 8.1 shall be those of a primary obligor whether or not an Indemnified Person shall also be indemnified with respect to the same matter under the terms of any other instrument, and the Indemnified Person seeking indemnification from Mortgagor pursuant to this Section 8 may proceed directly against Mortgagor without first seeking to enforce any other right of indemnification.

      8.2  Tax Indemnification.

           (a) Indemnitee Defined. For purposes of this Section
8.2, "Indemnitee" means Mortgagee, the Holders and their respective Affiliates, successors and permitted transferees and assigns.

           (b) Taxes Indemnified. Subject to the exclusions stated in Section 8.2(c), Mortgagor shall indemnify, pay, defend, protect and hold harmless each Indemnitee against all Taxes, howsoever imposed (whether imposed upon any Indemnitee, Mortgagor, all or any part of the Aircraft, any other Collateral or otherwise), by any federal, state or local government, political subdivision, or taxing authority in the United States, by any government or taxing authority of or in a foreign country or of or in a territory or possession of the United States, or by any international authority, upon or with respect to or in connection with, based upon or measured by, in whole or in part:

                (i) the Aircraft, the Airframe, the Engines, the Parts, or any other Collateral or any part of any of the foregoing or interest therein;

                (ii) the manufacture, purchase, financing, ownership, delivery, registration or reregistration, redelivery, leasing, charter, possession, use, location, operation, return, storage, transfer of title, sale, acceptance, rejection or other disposition of or action or event with respect to the Aircraft, the Airframe, the Engines, the Parts, or any other Collateral or any part of any of the foregoing or interest therein;

                (iii) the rentals, receipts, income or earnings arising from the purchase, financing, ownership, delivery, redelivery, leasing, possession, use, operation, return, storage, transfer of title, sale or other disposition of the Aircraft, the Airframe, the Engines, the Parts, or any other Collateral or any part of any of the foregoing or interest therein;

                (iv) the Securities, their issuance or
           acquisition, or the payments of any amounts thereunder;

                (v) the Property, or other proceeds received with respect to the Property, held by Mortgagee hereunder;
           or

                (vi) the Operative Documents or amendments or supplements thereto, their execution or the transactions contemplated thereby.

           (c) Taxes Excluded. The indemnity provided for in
Section 8.2(b) shall not extend to any of the following:

                (i) Taxes on, based on, or measured by income (including gross income), receipts, capital, franchises, excess profits or conduct of business of an Indemnitee, except to the extent Taxes of such type would not have been imposed on such Indemnitee but for the location of the Aircraft, activities or place of incorporation or principal place of business of Mortgagor or any other user of the Aircraft or any Affiliate of any of the foregoing, registration of the Aircraft, or payment of amounts due under any Security or other Operative Document from, the jurisdiction of the taxing authority imposing such Taxes;

                (ii) Taxes imposed against a transferee of an Indemnitee to the extent of the excess of such Taxes over the amount of such Taxes which would have been imposed had there not been a transfer by an Indemnitee other than Mortgagee or its Affiliates of any interest of such Indemnitee in the Aircraft, any Security, or any Operative Document;

                (iii) in the case of any Indemnitee, Taxes which arise out of or are caused by (a) the willful misconduct or gross negligence of such Indemnitee or a Related Party (as defined below) with respect to such Indemnitee or (b) such

           Indemnitee's making a representation under any Operative Document which proves to be untrue;

                (iv) in the case of any Indemnitee, Taxes upon
           (x) any voluntary transfer by such Indemnitee or a Related Party with respect to such Indemnitee of all or any portion of its interest in the Aircraft or any part thereof, any Operative Document or any Security (other than transfers which occur or result from the exercise of any rights under Section 4) or (y) any involuntary transfer of the Aircraft or any interest therein or any Security, any Operative Document, or shares of stock by an Indemnitee resulting from any bankruptcy, foreclosure or similar proceedings in which any Indemnitee is the debtor;

                (v) United States withholding taxes imposed on payments to a foreign Person;

                (vi) Taxes imposed with respect to any fees received by Mortgagee; or

                (vii) Taxes imposed by Section 4795 of the Code or any successor provision thereto.

      For purposes of this Section 8.2, each transferee or assignee of Mortgagee or a Holder shall be a "Related Party" with respect to each other.

           (d) Calculation of Indemnities. The amount Mortgagor shall be required to pay with respect to any Tax indemnified against under this Section 8.2 or with respect to any claim under
Section 8.1 shall be an amount that after taking into account any Taxes, fees and other charges imposed upon the receipt of an indemnity under this Section 8.2 or under Section 8.1 and any Tax benefits recognized upon payment of such Taxes, equals the amount otherwise due under Section 8.1. All computations for the purposes hereof shall be based on the assumption that the Indemnitee is taxable on all of its income at the highest marginal rate in effect on the date payment pursuant to this
Section 8 is made.

           (e) Procedures. Any amount payable to an Indemnitee pursuant to this Section 8.2 shall be paid within 60 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided that such amount need not be paid prior to the earlier of (i) the time such Taxes are paid or (ii) in the case of amounts which are being contested by Mortgagor in good faith or by the Indemnitee pursuant to this Section 8.2, the time such contest is finally resolved. Within 30 days following Mortgagor's receipt of the computation of the amount of the indemnity, Mortgagor may request that an accounting firm to be jointly selected by Mortgagor and such Indemnitee (but not including the accounting firm that regularly prepares the certified financial statements of Mortgagor or such Indemnitee) determine whether such computations of the Indemnitee are correct. The computations of such accounting firm shall be final, binding and conclusive upon the parties, and Mortgagor shall have no right to inspect the books, records or tax returns of the Indemnitee to verify such computation. All fees and expenses payable under this Section 8.2 in connection with such verification shall be borne by Mortgagor, unless such verification discloses an error adverse to Mortgagor of 5% or more of the amount calculated by the Indemnitee, in which case such fees shall be paid by the Indemnitee.

           (f) Contest. If a written claim is made against an Indemnitee for Taxes with respect to which Mortgagor is liable for payment or indemnity hereunder, such Indemnitee shall give Mortgagor prompt notice in writing of such claim and shall furnish Mortgagor with copies of any requests for information from any taxing authority relating to such Taxes with respect to which Mortgagor may be required to indemnify hereunder, but a failure to give such notice or to furnish such requests shall not diminish Mortgagor's obligations hereunder except to the extent such failure precludes Mortgagor from exercising its contest rights hereunder. The Indemnitee shall in good faith, and at Mortgagor's expense, if timely requested in writing by Mortgagor, contest in the name of the Indemnitee the validity, applicability or amount of such Taxes by:

                (i) resisting payment thereof if practical;

                (ii) not paying the same except under protest if protest is necessary and proper;

                (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; or

                (iv) taking such other action as is reasonably requested by Mortgagor from time to time.

      Notwithstanding the foregoing provisions of this Section 8.2(f), such Indemnitee shall not be required to take, and shall not be required to permit Mortgagor to take, any administrative or judicial action to contest any such Tax unless (A) Mortgagor shall have agreed to pay such Indemnitee on demand and shall pay all reasonable out-of-pocket costs and expenses which such Indemnitee may incur in connection with contesting such Taxes,
(B) no payment Event of Default shall have occurred and be continuing unless Mortgagor shall have posted a satisfactory bond with respect to such claim or provided other security therefor reasonably satisfactory to such Indemnitee, (C) in the event of a contest by or in the name of an Indemnitee or in the event of a judicial contest, upon written request of the Indemnitee Mortgagor shall provide to such Indemnitee within 30 days after such request an Officers' Certificate to the effect that a reasonable basis exists for contesting such claim, (D) prior to commencing any judicial action, Mortgagor acknowledges its liability hereunder on the contested amount, and (E) it shall have been reasonably determined that the action to be taken will not (i) result in the material danger of a sale, forfeiture or loss of the Aircraft or Airframe (except if Mortgagor shall have adequately bonded any Lien that results in such material danger or otherwise made adequate provision reasonably satisfactory to such Indemnitee to protect the interest of such Indemnitee) or
(ii) subject such Indemnitee to any material risk of criminal prosecution. To the extent not inconsistent with the provisions contained elsewhere in this Section 8.2(f), the Indemnitee shall have control over the conduct of a contest of a claim hereunder (except to the extent that a contest is being conducted by Mortgagor in accordance with the provisions hereof). Notwithstanding the foregoing, if any Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Mortgagor pursuant to the foregoing provisions of this Section 8.2 without the express written permission of Mortgagor, Mortgagor's obligation to indemnify such Indemnitee with respect to such claim shall terminate to that extent. Nothing contained in this Section 8.2 shall require any Indemnitee to contest, or require any Indemnitee to permit Mortgagor to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 8.2(f), if such Indemnitee shall waive its rights to any indemnity payment by Mortgagor which would otherwise be payable by Mortgagor pursuant to this Section 8.2 in respect of such claim.

           (g) Refund. Upon receipt by an Indemnitee of a refund or credit of all or part of any Taxes which Mortgagor shall have paid for such Indemnitee or for which Mortgagor shall have reimbursed, advanced funds to or indemnified such Indemnitee, such Indemnitee shall pay or repay to Mortgagor an amount which, after the subtraction of the amount of any further net tax savings realized by such Indemnitee as a result of the payment under this Section 8.2(g), and the addition of any net tax detriment realized by such Indemnitee as a result of the receipt or accrual of such refund and any interest received or accrued by such Indemnitee in such refund, is equal to the amount of such refund and any interest received or accrued by such Indemnitee on such refund; provided, that such amount shall be reduced by the amount of any payment or indemnity then due from Mortgagor to or on behalf of such Indemnitee pursuant to the Securities or the Operative Documents and not made (and any amount so withheld shall not be payable before such time and to such extent as Mortgagor shall have made such payments or indemnities). Any subsequent loss of such refund and interest as an erroneous refund shall be indemnifiable in accordance with the provisions of this Section 8.2 (disregarding Section 8.2(c)).

           (h) Return. So long as the Aircraft is subject to the Lien of this Agreement Mortgagor will prepare and file all property tax returns with respect to the Aircraft, except with respect to any such return that Mortgagor is not permitted to file under applicable Law.

      8.3 Survival of Indemnities. The agreement and indemnities contained in Sections 8.1 and 8.2 shall survive the discharge of this Agreement (but only with respect to any Person who was entitled to the benefit of such agreements and indemnities at or prior to the time of such termination) but only to the extent relating to claims, obligations and other liabilities arising out of acts or events occurring, or otherwise attributable to the period, prior to the payment in full of the Securities and all other Obligations.

9.    MISCELLANEOUS

      9.1 Performance by Mortgagee. If Mortgagor shall fail to maintain, or cause to be maintained, any insurance required to be carried pursuant to this Agreement, Mortgagee may obtain the same for the account of Mortgagor; and Mortgagor shall pay to Mortgagee interest (to the extent permitted by applicable Law) at the highest rate that may, under any circumstance (whether or not such circumstance has or could actually occur), be applicable to the Securities thereunder or under the Indenture, computed on the basis of a 360-day year and the actual number of days elapsed, on the amount of any such payment from the date made until the date reimbursed by Mortgagor pursuant hereto. If Mortgagor shall fail in a timely and effective manner to take and complete any other action that it has herein undertaken to perform, strictly in accordance with the provisions hereof, Mortgagee may do or cause the same to be done; and there shall be added to the indebtedness secured hereby any loss, cost or expense incurred by or on behalf of Mortgagee incurring such default or failure, or caused to be suffered by Mortgagee through the incorrectness or breach of any of the covenants, agreements, representations or warranties of Mortgagor herein or by any other default of Mortgagor hereunder; and all sums so lost or expended shall be payable on demand and shall bear interest as provided in the first sentence of this Section 9.1, and Mortgagee shall be subrogated to all of the rights against Mortgagor of any Person to whom it shall have made any payment or payments under the foregoing authority.

      9.2 Power of Attorney. Mortgagor hereby irrevocably appoints Mortgagee, and its successors and assigns, the true and lawful attorney of Mortgagor (with the full power of substitution), in the name and place and at the expense of Mortgagor, (i) to give any necessary receipts or acquittance for amounts collected or received pursuant to Section 4 hereof, (ii) at any time after the occurrence of an Event of Default and so long as the same shall be continuing, to make all necessary transfers of all or any part of the Collateral in connection with any sale or other disposition thereof made pursuant to such
Section 4, (iii) at any time after the occurrence of any such Event of Default and so long as the same shall be continuing, to execute and deliver for value all necessary instruments of negotiation, assignment and transfer, (iv) at any time after the occurrence of any such Event of Default and so long as the same shall be continuing, to employ legal counsel and to appear in its name in any court in any jurisdiction to commit and compromise and discharge any alleged Lien, charge or other encumbrance asserted against any of the Collateral, in any manner and by any means that shall to it or them, in its or their sole and complete discretion, seem proper; provided, however, that any such undertaking on the part of Mortgagee shall not qualify in any manner or to any extent or degree the obligation of Mortgagor so to defend its title to, and the security interest of Mortgagee in, the Collateral and every part thereof and (v) to file and record such copies or memoranda hereof and financing statements, continuation statements and other instruments or documents with respect to the security interest created hereby as Mortgagee may deem desirable fully to protect its interest hereunder, and for such purpose Mortgagor hereby authorizes Mortgagee to effect any such filings or recordings without the signature of Mortgagor to the extent permitted by applicable Law, Mortgagor hereby ratifying and confirming all that its said attorney shall lawfully do hereunder and pursuant hereto and acknowledging that its said attorney shall have no duty, by virtue of this Section
9.2 or at the risk of otherwise waiving or qualifying the obligation of Mortgagor to do so, to do any of the above acts.

      9.3 Waiver, etc., by Mortgagor. To the fullest extent that it may now and hereafter lawfully so agree, Mortgagor hereby agrees that it shall not at any time plead, claim or take the benefit of any appraisal, valuation, extension, moratorium, redemption or other law now or hereafter in effect in any jurisdiction in order to prevent or delay the enforcement of any provision of this Agreement or the indebtedness or agreements secured hereby, or the absolute sale of any portion of or all the Collateral to any purchaser at any sale under Section 4 hereof; and Mortgagor, for itself and all who may claim through it, to the fullest extent that it or they now and hereafter may lawfully so agree, hereby waives the benefit of all such laws. Any sale of, grant of options to purchase or other realization against all or any part of the Collateral shall operate to divest all right, title and interest, at law, in equity and otherwise, of Mortgagor in and to the Collateral so sold, optioned or realized upon, and shall be a perpetual bar, at law, in equity and otherwise, against Mortgagor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under Mortgagor. No delay on the part of Mortgagee in exercising any power of sale, Lien or option, or any other right or remedy hereunder, or otherwise, and no notice or demand that may be given to or made upon Mortgagor with respect to any such power, right or remedy, shall constitute a waiver thereof or limit or impair the right of Mortgagee to take any other or similar action or to exercise any power of sale, Lien or option, or any other right or remedy granted in this Agreement or in any other agreement secured hereby or otherwise available to Mortgagee; nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof, or the exercise of any power, right or remedy granted in this Agreement or otherwise available to Mortgagee, or prejudice its rights against Mortgagor in any respect. Each and every remedy of Mortgagee shall, to the extent permitted by applicable Law, be cumulative and in addition to any other remedy granted hereunder or now or hereafter available to it at law, in equity or otherwise.

      9.4 Amendment, etc. Neither this Agreement nor any provision hereof may be amended, modified, waived or discharged orally, but only by an instrument in writing in accordance with
Article 9 of the Indenture. No waiver by Mortgagee of any breach or default of or by Mortgagor under this Agreement, any other agreement or indebtedness secured hereby, or otherwise, shall be deemed a waiver of any other or similar, previous or subsequent breach or default.

      9.5 [Intentionally Omitted.]

      9.6 Successors and Assigns. This Agreement and all obligations of Mortgagor hereunder shall be binding upon the successors and assigns of Mortgagor permitted under the Indenture, and shall, together with the rights and remedies of Mortgagee hereunder, inure to the benefit of Mortgagee, the Holders, and their respective successors and assigns. Any assignment in violation hereof shall be null and void ab initio.

      9.7 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction. Any impairment or invalidity, under the laws of any jurisdiction, of this Agreement, in its aspect as security for any portion of the Obligations, hereunder or under the Securities, the Indenture or the other Operative Documents, for any portion of any other indebtedness or obligation secured hereby, shall not impair or invalidate this Agreement as security for any other portion thereof.

           9.8  Governing Law; Waiver of Jury Trial.

           (a) The laws of the State of New York shall govern this Agreement without regard to principles of conflict of laws.

           (b) Mortgagee and Mortgagor each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

      9.9 Notices; Waivers. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the parties hereto and/or the Holders, as the case may be, shall be made, given, furnished or filed in the manner and subject to the provisions of Section 11.2 of the Indenture.

      9.10 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret any agreement of Mortgagor or any of its Subsidiaries which is unrelated to this Agreement or the other Operative Documents. Any such agreement may not be used to interpret this Agreement.

      9.11 Benefits of Agreement Restricted. Subject to the provisions of Section 9.6 hereof, nothing in this Agreement, express or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Agreement or under any covenant, condition, or provision herein contained, all such covenants, conditions and provisions, subject to Section 9.6 hereof, being for the sole benefit of the parties hereto and of the Holders.

      9.12 Counterpart Originals. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

      9.13 Effect of Headings. The Section headings and the Table of Contents contained in this Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

      9.14 Section 1110 of the Bankruptcy Code. It is the intention of the parties that the security interest created by this Agreement shall be a security interest within the meaning of
Section 1110 of the Bankruptcy Code (11 U.S.C. ss. 1110) which shall entitle Mortgagee to all of the benefits of such Section or any similar successor provision with respect to the right to repossess the Airframe, Engines and Parts as provided herein; and in any circumstances where more than one construction of the terms and conditions of this Agreement is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful. In that regard, the parties acknowledge and agree that the security interest created by this Agreement is intended to be a purchase-money security interest retained and taken by Mortgagee for the benefit of the holders of the Securities as seller of the Collateral to Mortgagor to secure the purchase price of the Collateral as evidenced by the Operative Documents. To the extent consistent with the provisions of such Section 1110 or any analogous Section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed and provided that, notwithstanding any other provisions of the Federal bankruptcy laws, as amended from time to time, any right of Mortgagee to take possession of the Aircraft in compliance with the provisions of this Agreement shall not be affected by the provisions of 11 U.S.C. ss. 362 or ss. 363, as amended from time to time, or any analogous provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession. It is the intention of the parties that the entitlement to such benefits shall not be adversely affected by any sale or other transfer of any Security to a subsequent Holder or by any modification of the terms hereof, of the Securities or of the other Operative Documents.

IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this Aircraft Mortgage and Security Agreement to be executed as of the day and year first above written.

                                    Mortgagor,

                                    TRANS WORLD AIRLINES, INC.


                                    By:__________________________
                                        Name:
                                        Title:


                                    Mortgagee,


                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION, as Trustee


                                    By:__________________________
                                        Name:
                                        Title:

                             EXHIBIT A

                           MORTGAGE AND
               SECURITY AGREEMENT SUPPLEMENT NO. __

           Mortgage and Security Agreement Supplement No. __, dated _______, ("Mortgage Supplement"), of TRANS WORLD AIRLINES,
INC. (the "Company") under the Agreement (as hereinafter defined).

                       W I T N E S S E T H:

           WHEREAS, the Aircraft Mortgage and Security Agreement dated as of June __, 1998 (the "Agreement"), between the Company and First Security Bank, National Association, as Trustee under the Indenture referred to in the Agreement (the "Mortgagee"), provides for the execution and delivery of one or more supplements thereto substantially in the form hereof which shall particularly describe the [Aircraft] [Engine(s)]** (such term and other defined terms in the Agreement being used herein with the same meanings) being delivered on [the date thereof]* [insert applicable date]**, and shall specifically grant an equipment security interest in the Company's interest in such [Aircraft]* [Engine(s)]** to the Mortgagee; and

           [WHEREAS, it is intended that an executed counterpart of the Agreement be duly recorded pursuant to the Federal Aviation Act concurrently with the recording pursuant to such Act of an executed counterpart of this Mortgage Supplement and, accordingly, such executed counterpart of this Mortgage Supplement shall be attached to and constitute a part of the Agreement for all purposes and shall be recorded together with such Agreement pursuant to such Act; and]*

           [WHEREAS, the Agreement was duly recorded pursuant to the Federal Aviation Act on June __, 1998 and has been assigned
Conveyance No. __________; and]**

           WHEREAS, the Company hereby acknowledges that the [Aircraft]* [Engine(s)]** referred to in Annex A attached hereto and made a part hereof has been delivered to the Company, and is included in the Property of the Company covered by the terms and conditions of the Agreement, subject to the equipment security interest created thereunder;

           NOW, THEREFORE, in order to secure all Obligations for the benefit of Mortgagee and the Holders, subject to the terms and conditions of the Agreement, and in consideration of the premises and of the covenants contained in the Agreement, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company has transferred, assigned, granted, bargained, sold, conveyed, mortgaged, hypothecated, pledged, set over and confirmed and does hereby transfer, assign, grant, bargain, sell, convey, mortgage, hypothecate, pledge, set over and confirm, a first priority equipment security interest in and a

--------
*  For Mortgage Supplement executed and delivered on the Issue
   Date.
** For Mortgage Supplement executed and delivered after the Issue
   Date for any Replacement Engine(s).

mortgage lien on, the Property comprising all its right, title and interest in and to [each of the Airframe and Engines]* [the Engine(s)]** described in Annex A attached hereto whether or not any such Engine(s) shall be installed in or attached to the Airframe or any other aircraft, to the Mortgagee, its successors and assigns;

           To have and to hold all and singular the aforesaid
Property unto the Mortgagee, its successors, transferees and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Agreement.

           This Mortgage Supplement shall be construed as supplemental to the Agreement and shall form a part thereof, and the Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed and terms not otherwise defined herein shall have the meanings provided in the Agreement.

           This Mortgage Supplement is being delivered in the State of New York and shall be in all respects, including all matters of construction, validity and performance, be governed by the laws of the State of New York without regard to principles of conflict of laws.

                              * * *


--------
*  For Mortgage Supplement executed and delivered on the Issue
   Date.
** For Mortgage Supplement executed and delivered after the Issue
   Date for any Replacement Engine(s).

           IN WITNESS WHEREOF, the Company has caused this Mortgage Supplement to be duly executed by one of its duly authorized officers, as of the day and year first above written.

                                    TRANS WORLD AIRLINES, INC.


                                    By:__________________________

                                    Name:________________________

                                    Title:_______________________

                                          Annex A to
                                          Mortgage and Security
                                          Agreement Supplement
                                          No. ___


                DESCRIPTION OF AIRFRAME AND ENGINES

                            AIRFRAME

                                  FAA Regis-       Manufacturer's
Manufacturer      Model           tration No.       Serial No.
The Boeing        _______           _______         _________
Company




                              ENGINES

Manufacturer            Model          Manufacturer's Serial Nos.
Pratt & Whitney         __________             __________
Pratt & Whitney         __________             __________




    Each Engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

                             EXHIBIT B

                             INSURANCE

      [Refer to the Aircraft Mortgage and Security Agreement dated as of June 16, 1998 between Mortgagor and Mortgagee (the "Agreement"). Capitalized terms used in this Exhibit and not otherwise defined herein or in the insurance policies referred to herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached to the Agreement as Appendix I. If applicable, insurance certificates from the insurers will be provided.]

To:   First Security Bank, National Association, as Trustee
      ("Mortgagee")
      79 South Main Street
      Salt Lake City, Utah 84111
      Attention:  Corporate Trust Services

TRANS WORLD AIRLINES, INC.
Boeing 767-231 ETOPS
Manufacturer's Serial No.: 22570
FAA Registration Mark: N607TW (the "Aircraft")

      The following underwriters have subscribed to the insurance policies:

      [LIST COMPANIES & PERCENTAGES]

      THIS IS TO CERTIFY THAT, as insurance brokers, we have effected fleet insurance in respect of aircraft owned or operated by Mortgagor (including the Aircraft) as specified below.

                     AIRCRAFT HULL ALL RISKS

COVERING:

      All risks of physical loss or damage to the Aircraft from any cause (subject only to the exclusions as specified below), for an agreed value of the Aircraft in an amount equal to $27,500,000 (the "Agreed Value").

DEDUCTIBLES:

      US$ 1,000,000 each and every loss.  Not applicable to Total
      Loss/Constructive Total Loss or Arranged Total Loss.

GEOGRAPHICAL COVERAGE:

      Worldwide

        AVIATION AND AIRLINE GENERAL THIRD PARTY LIABILITY

COVERING:

      Aircraft Third Party, Passenger, Baggage, Cargo and Mail Liability and Airline General Third Party Liability (including but not limited to Premises, Hangarkeepers, Contractual and Products Liability) for combined single limit of not less than US$ 600,000,000 (or such higher amount as Mortgagor may carry on any other aircraft in its fleet) any one accident/occurrence (but in the aggregate in relation to Products Liability), extended to cover Mortgagor's liability under the Agreement to the extent of the risks covered by the policy; including war and allied perils under Extended Coverage Endorsement as per AVN 52; subject only to exclusions as specified below.

GEOGRAPHICAL LIMITS:

      Worldwide

                    HULL WAR AND ALLIED PERILS

COVERING:

      Hull War Risks as per RJM Airline One, but including (i) confiscation or requisition (including by State of Registration), (ii) hijacking or other unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) and including "All Risks" Continuation Clause and Extortion Risks (including expenses) and covering claims excluded from Hull All Risks Policy while Aircraft outside Assured's control by reason of perils insured under this policy, for the Agreed Value.

DEDUCTIBLE:

      US$ 1,000,000

GEOGRAPHICAL LIMITS:

      Worldwide

                AIRCRAFT SPARES ALL RISKS INSURANCE

COVERING:

      All risks of physical loss or damage to Aircraft Parts or spares or Engines at all times when removed from the Aircraft from whatever cause, subject only to the exclusions specified below, including the risks set down in AVN 48B other than paragraphs (a) and (b) thereof (but including paragraph (a) in respect of transit risks) for limits of:

      US$ 18,000,000

      and covering replacement cost.

DEDUCTIBLE:

      US$ 250,000 each and every loss

GEOGRAPHICAL COVERAGE:

      Worldwide

                       CONTRACTUAL INDEMNITY

      Mortgagor has insurance coverage for the indemnities agreed to by Mortgagor pursuant to Section 6.3 of the Agreement but only to the extent of the risks covered by the policies.

                 PERIOD OF COVERAGE (ALL POLICIES)

      From Issue Date to [EXPIRATION DATE]

      It is further certified that Mortgagee has an interest in respect of the Aircraft under the Agreement. Accordingly, with respect to losses occurring during the period from the Issue Date until the expiry of the Insurance or until the expiry or agreed termination of the Agreement or until the obligations under the Agreement are terminated by any action of Mortgagor or Mortgagee and it is confirmed that the Insurance afforded by the Policy is in full force and effect and it is further agreed that the following provisions are specifically endorsed to the Policy.

1.    UNDER THE HULL (ALL RISKS AND HULL WAR AND ALLIED RISKS)
      AND AIRCRAFT SPARES INSURANCES

      [MORTGAGEE ONLY-NO OTHER CONTRACT PARTIES] In respect of any claim on the Aircraft that becomes payable on the basis of a total loss, settlement shall be made to, or to the order of Mortgagee and Equity Notes Trustee, as their interests may appear, and no other loss payee, up to the Agreed Value. With respect to repairable damage to the Aircraft or any Engine, Mortgagee will receive all insurance proceeds in excess of US$ 500,000; provided that upon receipt by the insurance broker of written notice of a Default on the part of Mortgagor, all insurance proceeds which otherwise would be payable to Mortgagor will be made directly to Mortgagee. In respect of any other claim, settlement (net of any relevant policy deductible) shall be made with such party(ies) as may be necessary to repair the Aircraft unless otherwise agreed after consultation between the Insurers and the insured and, where necessary under the terms of the Agreement with Mortgagee. Such payments shall only be made provided they are in compliance with all applicable laws and regulations.

      Insurers agree 50/50 settlement in terms of AVS 103.

      Insurers have no right to replace the Aircraft on a Total
Loss (arranged, constructive or otherwise).

      Insurers recognize that Mortgagor and Mortgagee have agreed that a Total Loss of the Airframe will constitute a Total Loss of the Aircraft.

      "Constructive Total Loss" means any physical damage loss for which the cost to repair equals or exceeds one-half of the Agreed Value of the Aircraft. As part of a constructive total loss of the Aircraft, the insured will abandon the Aircraft to the underwriter.

      In the event of Total Loss of the Aircraft, Insurers agree to pay Mortgagee all amounts up to the Agreed Value based solely upon Mortgagee's (not Mortgagor's) execution of the appropriate form of release/discharge document; Mortgagee may sign any required release in lieu of the Insured in the event of a Total Loss, Constructive Total Loss or Arranged Total Loss.

      "Cut-through clause": The Reinsurers and the Insurers confirm and agree that in the event of any claim arising under the hull reinsurances where such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers shall in lieu of payment to the Insurers, their successors in interest and assigns, pay to the person named as sole loss payee under the primary insurances that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Insurers (subject to proof of loss), it being understood and agreed that any such payment by any Reinsurers shall (to the extent of such payment) fully discharge and release such Reinsurer from any and all further liability in connection therewith and provide for payment to be made notwithstanding (a) any bankruptcy, insolvency, liquidation or dissolution of the Insurers; and (b) that the Insurers have made no payment under the original insurance policies.

      Insurers confirm that if the Airframe and not the Engines suffers a Total Loss, Constructive Total Loss or Arranged Total Loss that Mortgagee will receive the entire Agreed Value regardless of any claim by any third party to the insurance proceeds on account of their engines being installed on the airframe at the time of the Total Loss, Constructive Total Loss or Arranged Total Loss.

2.    UNDER THE LEGAL LIABILITY INSURANCE

      Subject to the provisions of this Endorsement, the Insurance shall operate in all respects as if a separate Policy had been issued covering each party insured hereunder, but this provision shall not operate to include any claim howsoever arising in respect of loss or damage to the Aircraft insured under the Hull or Spares Insurance of the Insured. Notwithstanding the foregoing the total liability of Insurers in respect of any and all Insureds shall not exceed the limits of liability stated in the Policy.

      The Insurance provided hereunder shall be primary and without right of contribution from any other insurance which may be available to Mortgagee.

      This Endorsement does not provide coverage for Mortgagee with respect to claims arising out of its legal liability as manufacturer, repairer, or servicing agent of the Aircraft.

3.    UNDER ALL INSURANCES

      Mortgagee, its successors and assigns, and (with respect to Aviation and Airline General Third Party Liability only) its directors, officers and employees for their respective rights and interests, are included as Additional Insured.

      The cover afforded to Mortgagee by the Policy in accordance with this Endorsement shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the Policy.

      Additional Insureds shall have no responsibility for premium and insurers shall waive any right of set-off or counterclaim against Additional Insureds.

      Upon payment of any loss or claim to or on behalf of Mortgagee, Insurers will not have, and shall waive all rights with respect to, subrogation against, any Additional Insured.

      Except in respect of any provision for Cancellation or Automatic Termination specified in the Policy or any endorsement thereof, cover provided by this Endorsement may only be canceled or materially altered in a manner adverse to Mortgagee by the giving of not less than thirty (30) days notice in writing to the appointed broker except with respect to nonpayment of premium, in which event the Insurers will provide Mortgagee with not less than ten (10) days prior written notice of the cancellation. Notice shall be deemed to commence from the date such notice is given by the Insurers. Such notice will NOT, however, be given at normal expiry date of the Policy or any endorsement.

      The insurance policy is being delivered in the United States and will in all respects be governed by and construed in accordance with the Laws of the United States or any applicable State thereof. The underwriter consents to the non-exclusive jurisdiction of the federal courts of the United States.

4.    EXCEPT AS SPECIFICALLY VARIED OR PROVIDED BY THE TERMS OF
      THE ENDORSEMENT:

      MORTGAGOR IS COVERED BY THE POLICY SUBJECT TO ALL TERMS,
CONDITIONS, LIMITATIONS, WARRANTIES, EXCLUSIONS AND CANCELLATION
PROVISIONS THEREOF.

      THE POLICY SHALL NOT BE VARIED BY ANY PROVISIONS CONTAINED
IN THE AGREEMENT WHICH PURPORT TO SERVE AS AN ENDORSEMENT OR
AMENDMENT TO THE POLICY.

      SUBJECT (save as specifically stated in this Certificate) to policy terms, conditions, limitations and exclusions.

                             EXHIBIT C

                         PRE-APPROVED LIST

America West Airlines, Inc.

American Airlines, Inc.

Air Canada

British Airways Plc.

Delta Air Lines, Inc.

United Airlines, Inc.